Exhibit 10.1

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

CENTURY EXPLORATION NEW ORLEANS, LLC

CENTURY EXPLORATION HOUSTON, LLC

and

CENTURY EXPLORATION RESOURCES, LLC

as Borrowers

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Administrative Agent,

and CERTAIN LENDERS

as Lenders

$85,000,000

September 12, 2014

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Schedules and Exhibits:

Schedule 1 -	Disclosure Schedule

Schedule 2A -	Security Schedule

Schedule 2B -	[Reserved]

Schedule 3 -	Lenders Schedule

Schedule 4 -	[Reserved]

Exhibit A -	Promissory Note

Exhibit B -	Borrowing Notice

Exhibit C -	[Reserved]

Exhibit D -	Certificate Accompanying Financial Statements

Exhibit E -	Assignment and Acceptance

Exhibit F -	Certificate Accompanying Engineering Reports

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Exhibit G-1 -	Form of U.S. Tax Certificate for Foreign Lenders that are not Partnerships

Exhibit G-2 -	Form of U.S. Tax Certificate for Foreign Participants that are not Partnerships

Exhibit G-3 -	Form of U.S. Tax Certificate for Foreign Participants that are Partnerships

Exhibit G-4 -	Form of U.S. Tax Certificate for Foreign Lenders that are Partnerships

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FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDED AND RESTATED CREDIT AGREEMENT is made as of September 12, 2014, by and among RAAM GLOBAL ENERGY COMPANY, a Delaware corporation, CENTURY EXPLORATION NEW ORLEANS, LLC, a Delaware limited liability company, CENTURY EXPLORATION HOUSTON, LLC, a Delaware limited liability company, CENTURY EXPLORATION RESOURCES, LLC, a Delaware limited liability company, WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington Trust”), as administrative agent, and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

ARTICLE I- Definitions and References

Section 1.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

“Accepting Lenders” has the meaning assigned to such term in Section 2.7(i).

“Additional Asset Coverage” has the meaning assigned to such term in Section 7.17.

“Adjusted Base Rate” means, on any day, the per annum rate equal to the sum of (a) the Base Rate for such day plus (b) the Base Rate Margin for such day, provided that the Adjusted Base Rate charged by any Person shall never exceed the Highest Lawful Rate.

“Adjusted Eurodollar Rate” means, for any Eurodollar Loan for any day during any Interest Period therefor, the rate per annum equal to the sum of (a) the Eurodollar Margin plus (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (ii) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period, provided that no Adjusted Eurodollar Rate charged by any Person shall ever exceed the Highest Lawful Rate. The Adjusted Eurodollar Rate for any Eurodollar Loan shall change whenever the Reserve Requirement changes.

“Administrative Agent” means Wilmington Trust, as Administrative Agent hereunder, and its successors in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding anything to the contrary set forth herein, Charter IV, Champion and Champion UK shall be deemed “Affiliates” of each Loan Party until dissolved, liquidated or otherwise Disposed of in accordance with this Agreement.

“Agreement” means this Fifth Amended and Restated Credit Agreement.

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of Base Rate Loans and such Lender’s Eurodollar Lending Office in the case of Eurodollar Loans.

“Applicable Premium” means, with respect to any Loan on any repayment date (whether by mandatory or optional prepayment, at maturity or following acceleration of the maturity thereof, and/or in or in connection with a voluntary or involuntary Insolvency Proceeding or otherwise), an amount equal to the excess (to the extent positive) of:

(i) ten percent (10%) of the principal amount of the Loan so repaid or to be repaid on such repayment date (the “Repaid Amount”) minus

(ii) the sum of (a) the aggregate amount of interest (other than interest at the Default Rate) that has been accrued and paid with respect to the Repaid Amount since the Closing Date and through and including the date of such repayment and (b) any upfront fees with respect to the Repaid Amount paid on the Closing Date (but not any other fees whether paid on the Closing Date or thereafter).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“ASC” means the Financial Accounting Standards Board’s Accounting Standards Codification.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.5), and accepted by Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Attributable Debt” means as of the date of determination thereof, without duplication, (a) in connection with a sale and leaseback transaction, the net present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the then-remaining term of any applicable lease, and (b) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet notes or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Available Cash” means Cash and Cash Equivalents of any Loan Party other than (i) Cash and Cash Equivalents that are restricted in accordance with GAAP and/or (ii) Cash and Cash Equivalents constituting cash collateral (including, without limitation, cash collateral securing the Bonding Arrangements) (other than Cash and Cash Equivalents constituting cash collateral only with respect to the Obligations and Permitted Second Lien Debt in accordance with the Intercreditor Agreement).

“Bankruptcy Code” has the meaning assigned to such term in the definition of “Insolvent”.

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“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the variable per annum rate of interest so designated from time to time by JPMorgan Chase Bank, N.A., as its “reference rate”, (b) the Federal Funds Rate plus one-half percent (0.50%) per annum, and (c) the Adjusted Eurodollar Rate (computed without inclusion of the Eurodollar Margin) for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day), provided that, for the avoidance of doubt, the Eurodollar Rate applicable thereto shall be based on the rate appearing on the Reuters Screen LIBOR01 (or any successor or substitute page) at approximately 11:00 a.m., New York time, on such day (or the immediately preceding Business Day if such day is not a day on which banks are open for dealings in dollar deposits in the London interbank market) plus one percent (1.00%) per annum. The “reference rate” is a reference rate set by JPMorgan Chase Bank and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the Base Rate due to a change in the “reference rate”, the Federal Funds Rate, the Eurodollar Rate, or the Adjusted Eurodollar Rate shall take place immediately without notice or demand of any kind.

Notwithstanding anything set forth herein to the contrary, for purposes of calculating the Adjusted Base Rate for all purposes hereunder, the “Base Rate” shall be no less than 2.00% per annum.

“Base Rate Loan” means a Loan that bears interest at the Adjusted Base Rate.

“Base Rate Margin” means 5.50% per annum.

“Bonding Arrangement” means (i) those certain bonds in existence on (and on the terms in existence on) the date hereof and more fully described on Schedule A attached hereto (it being agreed and understood that such bonds are and shall remain unsecured except for any security therefor approved by the Majority Lenders, including in connection with the bonding arrangements referred to in clause (ii) of this definition) and (ii) the arrangements for surety bonds, and cash collateral therefor, as set forth in that certain bond proposal prepared by Upstream Brokers and provided by the Loan Parties to Highbridge on August 15, 2014 (in such form, the “Upstream Brokers Bond Proposal”), subject in the case of this clause (ii) to (a) documentation in form and substance satisfactory to the Majority Lenders in their reasonable discretion and (b) a sinking fund payment schedule and collateral provisions in form and substance satisfactory to the Majority Lenders in their sole discretion (it being agreed and understood that (x) the sinking fund payment schedule included in the Upstream Brokers Bond Proposal is acceptable to the Majority Lenders and (y) modifications may be made to such sinking fund payment schedule provided that any material modifications shall be subject to the approval of the Majority Lenders in their sole discretion).

“Borrowers” means CEH, CNO and Century Resources collectively, and “Borrower” means each of them individually.

“Borrowing” means a borrowing of Loans hereunder.

“Borrowing Notice” means a written or telephonic request, or a written confirmation, made by Borrower that meets the requirements of Section 2.2.

“Budget” has the meaning assigned to such term in Section 6.2(g).

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“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas and New York City, New York. Any Business Day in any way relating to Eurodollar Loans must also be a day on which transactions in dollar deposits are carried out by and between banks in the London interbank eurodollar market.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which should, in accordance with GAAP, appear as a liability on the balance sheet of such Person.

“Cash” means money, currency or a credit balance in any demand or deposit account, including any escrow account funded by the Loan Parties in connection with the Bonding Arrangements or otherwise.

“Cash Equivalents” means Investments in:

(a) marketable obligations, maturing within twelve months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

(b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company that is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose long-term certificates of deposit have at least the third highest credit rating given by either Rating Agency;

(c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with any commercial bank meeting the specifications of subsection (b) above;

(d) open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency; and

(e) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

“Casualty Event” means any loss, casualty or other damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of any Loan Party or any of their Subsidiaries, in each case in which (i) the insurance, condemnation award or similar proceeds exceed $100,000 or (ii) the cost of repairing or restoring the loss, casualty, or other damage or the value of the Property taken, as applicable, exceeds $100,000.

“CEH” means Century Exploration Houston, LLC, a Delaware limited liability company.

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“Century Resources” means Century Exploration Resources, LLC, a Delaware limited liability company.

“Champion” means Champion Exploration International Inc., a Delaware corporation.

“Champion UK” means Champion Exploration UK Limited, a company registered in England and Wales.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events:

(a) any one or more Persons other than Howard Settle shall in the aggregate, directly or indirectly, beneficially or of record, hold greater than 65% of the outstanding voting Equity of RAAM, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holder thereof to vote with the holders of common stock in elections for directors for RAAM (“Voting Power”));

(b) any one Person or group (within the meaning of the Exchange Act and Rule 13d-3 of the Securities and Exchange Commission thereunder as in effect on the date hereof) (other than Howard Settle) shall acquire ownership, directly or indirectly, beneficially or of record, of voting Equity of RAAM, which represent more than 50% of the Voting Power in RAAM;

(c) RAAM shall cease to own, directly or indirectly, 100% of the outstanding Equity of any of CEH, CNO or Century Resources;

(d) (i) any Person other than Howard Settle shall be president of RAAM or (ii) Howard Settle shall cease to engage and actively participate in the day-to-day operations of the Loan Parties in the capacity and role of president in the ordinary course and consistent with past practice (in each case (x) for any reason other than his death or disability, or (y) due to his death or disability, and a successor satisfactory to the board of directors of RAAM and the Majority Lenders in their reasonable discretion does not assume his responsibilities and position within thirty (30) days of such cessation (it being agreed and understood that an interim successor that is satisfactory to the board of directors of RAAM and the Majority Lenders in their reasonable discretion shall satisfy this requirement until a permanent successor that is satisfactory to the board of directors of RAAM and the Majority Lenders in their reasonable discretion is appointed));

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(e) (i) any Person other than Jeff Craycraft shall be chief financial officer or treasurer of RAAM or (ii) Jeff Craycraft shall cease to engage and actively participate in the day-to-day operations of RAAM and its Subsidiaries in the capacity and role of chief financial officer or treasurer in the ordinary course and consistent with past practice (in each case (x) for any reason other than his death or disability, or (y) due to his death or disability, and a successor satisfactory to the board of directors of RAAM and the Majority Lenders in their reasonable discretion does not assume his responsibilities and position within thirty (30) days of such cessation (it being agreed and understood that an interim successor that is satisfactory to the board of directors of RAAM and the Majority Lenders in their reasonable discretion shall satisfy this requirement until a permanent successor that is satisfactory to the board of directors of RAAM and the Majority Lenders in their reasonable discretion is appointed));

(f) the direct or indirect sale, lease, transfer, conveyance or other disposition (including by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including voting stock) of RAAM and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(g) the first day on which a majority of the members of the board of directors of RAAM cease to be Continuing Directors; or

(h) the occurrence of a “Change of Control” (or similar concept) as defined under any Material Indebtedness.

“Charter IV” means Charter IV, Inc., a Delaware corporation.

“Charter IV Incentive Plan” has the meaning given to such term in Section 7.6(f).

“Closing Date” means the date on which all of the conditions precedent set forth in Section 4.1 shall have been satisfied or waived.

“CNO” means Century Exploration New Orleans, LLC, a Delaware limited liability company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute or statutes.

“Collateral” means all property of any kind that is subject to a Lien in favor of any Secured Party (or in favor of Administrative Agent for the benefit of the Secured Parties) or that, under the terms of any Security Document, is purported to be subject to such a Lien.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans to Borrower in an aggregate amount not exceeding the amount set forth on the Lenders Schedule.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

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“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

“Consolidated EBITDA” means, for any period, the sum of (i) RAAM’s Consolidated Net Income for such period, after deduction of all expenses and other charges other than interest and income tax for such period plus (ii) amounts deducted in the computation of such Consolidated Net Income for depletion, depreciation, amortization and other non-Cash items, including, without limitation, non-Cash net losses or gains on derivatives (other than to the extent representing an accrual or a reserve for a potential future Cash payment or a write-off of inventory or receivables). Notwithstanding the foregoing, “Consolidated EBITDA” shall be calculated without giving effect to gains or losses arising from Dispositions made outside of the ordinary course of business, extraordinary or non-recurring gains or losses (as determined in accordance with GAAP) or interest income. Notwithstanding anything set forth herein to the contrary, Consolidated EBITDA for Fiscal Quarter ending (i) September 30, 2013 shall be deemed to be $23,877,000, (ii) December 31, 2013 shall be deemed to be $10,078,000, (iii) March 31, 2014 shall be deemed to be $17,559,000 and (iv) June 30, 2014 shall be deemed to be $23,901,000.

“Consolidated First Lien Indebtedness” means, as of any date of determination, the principal amount of the Loans as of such date.

“Consolidated Net Income” means, for any period: (a) the net income (or loss) of RAAM on a Consolidated basis for such period taken as a single accounting period in accordance with and determined in conformity with GAAP, minus the sum of (b)(i) the income (or loss) of any Person (other than a Subsidiary of a Borrower) in which any other Person (other than any Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to any Loan Party by such Person during such period, plus (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of a Borrower or is merged into or consolidated with any Borrower or any of its Subsidiaries or that Person’s assets are acquired by any Borrower or any of their Subsidiaries, plus (iii) the income of any Subsidiary of any Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, plus (iv) any after tax gains or losses attributable to asset sales or dispositions or returned surplus assets of any Plan, plus (v) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction.

“Continuing Directors” means, as of the date of determination, any member of the board of directors of RAAM, as applicable, who:

(1) was a member of such board of directors on the date hereof; or

(2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

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“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Coverage Ratio Testing Date” has the meaning assigned to such term in Section 7.17.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. For the avoidance of doubt, any references to a “proceeding under a Debtor Relief Law” hereunder shall be deemed to include any Insolvency Proceeding.

“Default” means any Event of Default and any default, event or condition that would, with the giving of any requisite notices or the passage of any requisite periods of time, or both constitute an Event of Default.

“Default Rate” means, at the time in question, with respect to the Loans and, to the extent permitted by applicable law, any other Obligation due hereunder, the rate per annum equal to three percent (3%) above the Adjusted Eurodollar Rate then in effect for the Loans; provided in each case that no Default Rate charged by any Person shall ever exceed the Highest Lawful Rate; provided, however, during such times as any Base Rate Loans are outstanding pursuant to Section 3.3 or 3.6 below, “Default Rate” shall mean, at the time in question, the rate per annum equal to three percent (3%) above the Adjusted Base Rate then in effect for such Loans.

“Disclosure Schedule” means Schedule 1 hereto.

“Disposition” or “Dispose” means the sale, transfer, license, assignment, conveyance, lease or other disposition (including any sale and leaseback transaction) of any assets or property of any kind by any Person (or the granting of any option or other right to do any of the foregoing), in one transaction or a series of transactions, including the Equity owned by such Person and including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity that, by its terms (or by the terms of any security or other Equity into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in Cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the date set forth in clause (i) of “Maturity Date”; provided that if such Equity is issued pursuant to a plan for the benefit of employees of RAAM or its Subsidiaries or by any such plan to such employees, such Equity shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by RAAM or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

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“Distribution” means (a) any dividend or other distribution made by a Loan Party or any Subsidiary thereof on or in respect of any Equity in such Loan Party or Subsidiary (including any option or warrant to buy such an equity interest) or (b) any payment made by a Loan Party or any Subsidiary thereof to purchase, redeem, acquire, retire, cancel, or terminate any Equity in such Loan Party or Subsidiary (including any such option or warrant).

“Dollars” and “$” means dollars in lawful money of the United States of America.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” below its name on the Lenders Schedule, or such other office as such Lender may from time to time specify to Borrowers and Administrative Agent.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person), approved by (i) the Majority Lenders and (ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrowers or any of Borrowers’ Affiliates or Subsidiaries.

“Engineering Report” means the Initial Engineering Report and each engineering report delivered pursuant to Section 6.2.

“Environmental Laws” means any and all applicable Laws relating to pollution and protection of the environment, public health or safety, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including indoor or ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“Environmental Threshold Amount” means the amount of $2,000,000.

“Equity” in any Person means any share of capital stock issued by such Person, any general or limited partnership interest, profits interest, capital interest, membership interest, or other equity interest in such Person, any option, warrant or any other right to acquire any share of capital stock or any partnership, profits, capital, membership or other equity interest in such Person, and any other voting security issued by such Person entitling the holder thereof to vote in elections for directors (or the equivalent) of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statutes or statute, together with all rules and regulations promulgated with respect thereto.

“ERISA Affiliate” means each Loan Party, its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with such Loan Party and Subsidiaries, are (or were at any time in the past six years) treated as a single employer under Section 414 of the Internal Revenue Code.

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“ERISA Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code and maintained, contributed to or required to be contributed to by any ERISA Affiliate or with respect to which any Loan Party or Subsidiary thereof has a fixed or contingent liability.

“ERISA Plan Funding Rules” means the rules in the Internal Revenue Code and ERISA (and related regulations and other guidance) regarding minimum funding standards and minimum required contributions to ERISA Plans as set forth in Sections 412, 430 and 436 of the Internal Revenue Code and Sections 302 and 303 of ERISA (and as set forth in Section 412 of the Internal Revenue Code and Section 302 of ERISA for periods prior to the effective date of the Pension Protection Act of 2006).

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” below its name on the Lenders Schedule (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrowers and Administrative Agent.

“Eurodollar Loan” means a Loan that bears interest at the Adjusted Eurodollar Rate.

“Eurodollar Margin” means 6.50% per annum.

“Eurodollar Rate” means, with respect to any Eurodollar Loan for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/100 of 1%) appearing on Reuters Reference Screen LIBOR01 Page (or on any successor or substitute screen of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the Eurodollar Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period. In the event that such rate is not available at such time for any reason, then the “Eurodollar Rate” with respect to such Eurodollar Loan for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of an amount comparable to such Eurodollar Loan and for a maturity comparable to such Interest Period are offered by the principal London office of J.P. Morgan Chase Bank, N.A. (or such other commercial bank reasonably selected by the Administrative Agent) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

Notwithstanding anything set forth herein to the contrary, for purposes of calculating the Adjusted Eurodollar Rate for all purposes hereunder, the “Eurodollar Rate” shall be no less than 1.00% per annum.

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“Event of Default” has the meaning given to such term in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto.

“Excluded Swap Obligations” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Loan Party) at the time the guarantee of such Loan Party or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation but for such Loan Party’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, in each case, by or on account of any obligation of Borrowers hereunder (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes (i) imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Borrowers are located, (ii) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (iii) that are Other Connection Taxes, (b) in the case of a Foreign Lender, withholding taxes imposed on amounts payable to or for the account of such Foreign Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Foreign Lender acquires such interest in the Loan or Commitment or (ii) such Foreign Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable pursuant to Section 3.5(a) either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.5(e), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Administrative Agent” shall have the meaning given to such term in the definition of “Existing Credit Agreement”.

“Existing Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement dated as of November 29, 2011, among CNO, CEH, Century Resources, MUFG Union Bank, N.A. f/k/a Union Bank, N.A., as Administrative Agent (the “Existing Administrative Agent”), and the financial institutions from time to time party thereto as lenders (the “Existing Lenders”), as such agreement has heretofore been amended, amended and restated, modified or supplemented.

11	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

“Existing Credit Documents” means (a) the Existing Credit Agreement, (b) the promissory notes made by Borrowers thereunder, and (c) all deeds of trust, mortgages, security agreements, and other Security Documents, documents, instruments or agreements executed and delivered in connection therewith by any Loan Party or Subsidiary thereof, or any predecessor in interest thereto.

“Existing Indebtedness” means all Indebtedness outstanding under the Existing Credit Documents on the date hereof.

“Existing Lenders” shall have the meaning given to such term in the definition of “Existing Credit Agreement”.

“Extended Restoration Deadline” shall have the meaning given to such term in the definition of “Permitted Restoration Amount”.

“Extraordinary Receipts” means any Cash received by or paid to or for the account of any Loan Party not in the ordinary course of business, including any pension plan reversions, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, indemnity payments and any purchase price adjustment received in connection with any purchase agreement, any proceeds of the settlement, termination, unwinding or liquidation of any Swap Agreement; provided, however, Extraordinary Receipts shall not include Net Disposition Proceeds, Net Insurance/Condemnation Proceeds, tax refund proceeds, proceeds of the issuance of Equity or regular monthly Hedging Contract settlement payments.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future Treasury regulations with respect thereto or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (together with the relevant portions of any law implementing such intergovernmental agreements).

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions as determined by Administrative Agent.

“Financial Officer” means, for any Person, the Chief Financial Officer or equivalent officer. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrowers.

“First Offer” has the meaning assigned to such term in Section 2.7(i).

12	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

“Fiscal Quarter” means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

“Fiscal Year” means a twelve-month period ending on December 31 of any year.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means those generally accepted accounting principles and practices that are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and that, in the case of RAAM and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to any Loan Party or with respect to RAAM and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender, and the Majority Lenders agree to such change insofar as it affects the accounting of RAAM and its Consolidated Subsidiaries.

“GE” means GE Commercial Finance Business Property Corporation, now known as Business Property Lending, Inc.

“GE Mortgage” means that certain Commercial Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated August 8, 2005 given by RAAM in favor of Jay C. Paxton, as trustee, for the benefit of GE, securing RAAM’s obligations under the GE Note.

“GE Mortgage Personal Property” means the personal property of RAAM that is encumbered by Liens pursuant to the GE Mortgage.

“GE Note” means that certain Promissory Note dated August 8, 2005 in favor of GE in the original principal amount of $3,485,000 given to finance the construction of RAAM’s Houston, Texas office building.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means each of RAAM and any other Person who has guaranteed some or all of the Secured Obligations and who has been accepted by the Administrative Agent as a Guarantor, or any Subsidiary of RAAM that now or hereafter executes and delivers a guaranty to Administrative Agent pursuant to Section 6.20.

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“Hazardous Materials” means any substances, materials, or wastes regulated, or for which liability or standards of conduct may be imposed, under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise, and including Hydrocarbons, including petroleum (including crude oil or any fraction thereof) or petroleum byproducts, asbestos, polychlorinated biphenyls, noise, odor, mold, and urea-formaldehyde insulation.

“Hedging Contract” means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

“Hedging Criteria” has the meaning given to such term in Section 7.4.

“Highest Lawful Rate” means, with respect to each Lender Party to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the Highest Lawful Rate applicable to such Lender Party.

“Hydrocarbon Interests” means all rights, options, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, mineral servitudes or mineral rights of any kind, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, farmout interests, net profits interests, oil payment interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indebtedness” of any Person means Liabilities in any of the following categories:

(a) Liabilities for borrowed money;

(b) Liabilities constituting an obligation to pay the deferred purchase price of property or services (including, without limitation, any earn-out obligations or purchase price adjustments under purchase agreements);

(c) Liabilities evidenced by a bond, debenture, note or similar instrument;

(d) Liabilities constituting Attributable Debt or principal under Capital Leases;

(e) Liabilities arising under conditional sales or other title retention agreements;

14	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

(f) Liabilities owing under direct or indirect guaranties of Indebtedness of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Indebtedness of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Indebtedness, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection;

(g) Liabilities (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase or redeem securities, Equity or other property, if such Liabilities arise out of or in connection with the sale or issuance of the same or similar securities, Equity or property and Liabilities with respect to Disqualified Equity Interests;

(h) Liabilities with respect to letters of credit, applications or reimbursement agreements therefor, surety bonds and similar credit transactions for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or drafts (in each case, calculated as the face amount thereof);

(i) Liabilities with respect to banker’s acceptances (calculated as the face amount thereof);

(j) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under “take-or-pay” contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment);

(k) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

(l) Liabilities secured by any Lien on any property or asset owned or held by such Person regardless of whether the Liabilities secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person; and

(m) Liabilities of any partnership or joint venture in which such Person is a general partner or joint venturer, unless such Liabilities are expressly non-recourse to such Person.

provided, however, that the “Indebtedness” of any Person shall not include (x) Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date thereof; provided, further, that any such Liabilities described in this clause (x) that are outstanding for more than 90 days past the original invoice or billing date thereof shall not constitute “Indebtedness” to the extent they are being contested in good faith and with respect to which adequate reserves have been made in accordance with GAAP and (y) Liabilities of RAAM in respect of advance payments received from Persons that are not Affiliates under joint operating agreements that are applied to such Persons’ obligations under such joint operating agreements in the ordinary course of business in accordance with normal industry practice.

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.4(b).

“Initial Engineering Report” means the engineering reports concerning Oil and Gas Properties of the Loan Parties as of June 30, 2014, prepared by petroleum engineers who are employees of a Borrower in accordance with the guidelines of the U.S. Securities and Exchange Commission.

“Initial Financial Statements” means (a) the audited annual Consolidated financial statements of RAAM dated as of December 31, 2013, and (b) the unaudited quarterly Consolidated financial statements of RAAM dated as of June 30, 2014.

“Insolvent” means with respect to any Person, that (a) such Person is insolvent (as such term is defined in the United States Bankruptcy Code, Title 11 U.S.C. (the “Bankruptcy Code”)) or any such similar term under applicable laws relating to fraudulent transfers and conveyances, (and with all terms used in this definition that are defined in the Bankruptcy Code having the meanings ascribed to those terms in the text and interpretive case law applicable to the Bankruptcy Code), (b) the sum of such Person’s debts and liabilities, including absolute and contingent liabilities, the Obligations or guarantees thereof, exceeds the value of such Person’s assets, at a fair valuation, (c) such Person’s capital is unreasonably small for the business in which such Person is engaged and intends to be engaged (and as reflected in the Budget) or with respect to any transaction contemplated or undertaken after the date hereof, or (d) such Person has incurred (whether under the Loan Documents or otherwise), or intends to incur or believes (or should reasonably believe) that it has or will incur debts and liabilities that will be beyond its ability to pay as such debts and liabilities mature (whether at maturity or otherwise). In determining whether a Person is “Insolvent” all rights of contribution of a Loan Party or Subsidiary thereof against another Loan Party or Subsidiary thereof under the guaranty of the Obligations, at law, in equity or otherwise shall be taken into account.

“Insolvency Proceeding” shall have the meaning given to such term in the Intercreditor Agreement.

“Intercompany Note” shall mean that certain intercompany note dated as of the date hereof by and among the Loan Parties and the Subsidiaries thereof, as amended from time to time in accordance with the terms thereof.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of September 24, 2010 by and among Union Bank, N.A., as administrative agent under the Existing Credit Agreement (as predecessor to the Administrative Agent), Second Lien Trustee, CNO, CEH, and RAAM, as from time to time supplemented, amended or restated.

“Interest Payment Date” means each March 31, June 30, September 30 and December 31(or in each case if such date is not a Business Day, the immediately preceding Business Day) to occur during any period in which Obligations are outstanding, commencing September 30, 2014, and the Maturity Date; provided that the last Business Day of each calendar month shall also be an Interest Payment Date for each such Loan so long as any Event of Default exists under Section 8.1(a) or (b).

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“Interest Period” means, the period commencing on the first day following any Interest Payment Date and ending on and including the immediately subsequent Interest Payment Date; provided that the first Interest Period commences on the Closing Date and ends on and includes the first Interest Payment Date.

“Investment” means any investment, made directly or indirectly, in any Person, whether by purchase or acquisition of Equity, Indebtedness, other obligations or securities or all or substantially all of the assets of a Person, division or line of business (or similar), or by extension of credit, loan, advance, capital contribution, guarantee or otherwise and whether made in Cash, by the transfer of property, or by any other means. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions (whether in Cash or property) thereto.

“IRS” means the United States Internal Revenue Service.

“Law” means any statute, law, regulation, ordinance, principle of common law, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof. Any reference to a Law includes any amendment or modification to such Law, and all regulations, rulings and other Laws promulgated under such Law.

“Lender Counterparty” means any Lender Party or any Affiliate of a Lender Party that is a counterparty to a Hedging Contract with any Loan Party.

“Lender Hedging Obligations” means all obligations arising from time to time under Hedging Contracts entered into from time to time between a Borrower and a Lender Counterparty; provided that (a) if such Lender Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, Lender Hedging Obligations shall only include such obligations to the extent arising from transactions entered into at the time such counterparty was a Lender hereunder or an Affiliate of a Lender hereunder, and (b) for any of the forgoing to be included within “Lender Hedging Obligations” hereunder, the applicable counterparty must have provided Administrative Agent written notice of the existence thereof and such transaction must not otherwise be prohibited under this Agreement.

“Lender Parties” means Administrative Agent and all Lenders.

“Lenders” means each signatory hereto in its capacity as a Lender hereunder and the successors of each such party as Lender hereunder pursuant to Section 10.5.

“Lenders Schedule” means Schedule 3 hereto.

“Liabilities” means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

17	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

“Lien” means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor that provides for the payment of such Liabilities out of such property or assets or that allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset that arises without agreement in the ordinary course of business. “Lien” also means any filed financing statement or mortgage, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action that would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement or mortgage is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

“Loan Documents” means this Agreement, the Notes, the Security Documents and all other agreements, certificates, documents, fee letters, instruments and writings at any time delivered in connection herewith or therewith.

“Loan Party” means RAAM, the Borrowers and any other Guarantor from time to time.

“Loans” has the meaning given to such term in Section 2.1.

“Majority Lenders” means Lenders whose aggregate Percentage Shares exceed fifty percent (50.0%).

“Margin Stock” has the meaning given to such term in Regulation U promulgated by the Board of Governors of the Federal Reserve System.

“Material Adverse Change” means a material and adverse change from the state of affairs presented in the Initial Financial Statements, or as represented or warranted in any Loan Document, to (a) Borrowers’ Consolidated financial condition, (b) Borrowers’ Consolidated business, assets, operations, properties or prospects, considered as a whole, (c) any Borrower’s ability to timely pay the Obligations, (d) the enforceability of the material terms of any Loan Document, or (e) the Administrative Agent’s Liens (on behalf of itself and the Secured Parties) on the Collateral or the priority of such Liens or the remedies available to the Administrative Agent or the Majority Lenders under any Loan Document.

“Material Indebtedness” means any Indebtedness of any Loan Party in an aggregate outstanding principal amount exceeding $5,000,000 (including, without limitation, any Indebtedness arising with respect to the Second Lien Indenture).

“Maturity Date” means the earlier of (i) September 12, 2016 and (ii) the date that falls ninety-one (91) days prior to the maturity date (or any similar term) of any Loan Parties’ Material Indebtedness (or, if such date is not a Business Day, the immediately preceding Business Day).

“Multiemployer Plan” means any plan described in Section 4001(a)(3) of ERISA.

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“Net Disposition Proceeds” means, with respect to any Specified Disposition, an amount equal to: (a) the sum of Cash payments and Cash Equivalents received by any Loan Party or Subsidiary (or any Affiliate on behalf of any Loan Party or Subsidiary) from such Specified Disposition (including any Cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), minus (b) any bona fide direct costs incurred in connection with such Specified Disposition, including income or gains taxes paid or payable by the seller as a result of any gain recognized in connection with such Specified Disposition during the tax period in which the sale occurs (after taking into account any available tax credits or deductions and any tax-sharing arrangements), (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Specified Disposition undertaken by the applicable Loan Party or Subsidiary in connection with such Specified Disposition; provided that upon release of any such reserve, the amount released shall be considered Net Disposition Proceeds), and (d) reasonable and documented out-of-pocket fees, costs and expenses payable by the Loan Parties or any Subsidiary to any Person that is not an Affiliate in connection with such Specified Disposition.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash and Cash Equivalent payments or proceeds received by any Loan Party or Subsidiary (or any Affiliate on behalf of any Loan Party or Subsidiary) (i) under any casualty, property, business interruption, “key man” or any similar insurance policies in respect of any covered loss thereunder, or (ii) as a result of the taking of any assets of any Loan Party or Subsidiary by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual and reasonable costs incurred by any Loan Party or Subsidiary in connection with the adjustment, contest, or settlement of any claims of any Loan Party or Subsidiary in respect thereof, and (ii) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (a)(i) of this definition, including income taxes paid or payable as a result of any gain recognized in connection therewith (after taking into account any available tax credits or deductions and any tax-sharing arrangements).

“Notes” has the meaning given to such term in Section 2.1.

“NYMEX” means the New York Mercantile Exchange.

“NYMEX Pricing” shall mean, as of any date of determination with respect to any month (i) for crude oil, the closing settlement price for the applicable futures contract for each month, and (ii) for natural gas, the closing settlement price for the applicable futures contract for such month, in each case as published by NYMEX on its website currently located at www.cmegroup.com or any successor thereto (as such pricing may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations).

“Obligations” means all Liabilities of every nature of each Loan Party and its Subsidiaries from time to time owed to Administrative Agent (including any former Administrative Agent), the Lenders, any Indemnitee or any of them under any Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), fees, expenses, penalties, premiums (including any Applicable Premium),

19	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

reimbursements, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance). “Obligation” means any part of the Obligations.

“Oil and Gas Properties” means all (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (including all oil and gas gathering, treating, storage processing or handling) (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless the context otherwise requires, the term Oil and Gas Properties refers to Oil and Gas Properties of the Loan Parties.

“ORRI Plan” means (a) that certain After Payout Overriding Royalty Plan of RAAM Global Energy Company and Century Exploration New Orleans, Inc., effective date December 1, 2004, in the form attached as Schedule A to the officer’s certificate dated as of the Closing Date and delivered pursuant to Section 4.1(d)(ii), pursuant to which participants in such plan will be granted after payout overriding royalty interests in the wells of CEH and CNO and (b) that certain overriding royalty interest plan administered by the board of directors of RAAM and participated in by Howard Settle and Jonathan Rudney pursuant to which such participants will be granted an overriding royalty interest (not exceeding three percent (3.00%) in the aggregate for Howard Settle and Jonathan Rudney taken as a whole) in certain wells of Century Resources drilled in the existing acreage located in the California/Beer Nose leases and the California/Stevens leases and in acreage that may be acquired in the future in the California/Beer Nose leases and the California/Stevens leases (but not, for the avoidance of doubt, wells located in other areas) as approved by the board of directors.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing

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such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” has the meaning given to such term in Section 10.5(d).

“Participant Register” has the meaning given to such term in Section 10.5(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“PDP Asset Coverage Ratio” means, with respect to any Coverage Ratio Testing Date, the ratio of (a) the PV10 as of such date to (b) Consolidated First Lien Indebtedness as of such date.

“Percentage Share” means, with respect to any Lender (a) when used when no Loans are outstanding hereunder, the percentage set forth below such Lender’s name on the Lenders Schedule, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender’s Loans at the time in question, by (ii) the sum of aggregate unpaid principal balance of all Loans at such time.

“Permitted Charter IV Acquisition” has the meaning given to it in Section 7.8.

“Permitted Charter Dissolution” has the meaning given to it in the definition of “Subsidiary” in Section 1.1.

“Permitted Charter Liabilities” has the meaning given to it in Section 7.12(b).

“Permitted Distributions” means Distributions by any Borrower to RAAM (i) for the purpose of making an Investment in another Borrower (and RAAM so uses such proceeds promptly for such purpose), (ii) to pay federal, state or local income taxes directly attributable to the income of such Borrower in an amount not to exceed the income tax liabilities that would have been payable by such Borrower if such Borrower were treated as a corporation for tax purposes, reduced by any such income taxes paid or to be paid directly by such Borrower, (iii) in an amount to pay regularly scheduled interest and other payments under the Permitted Second Lien Debt (as in effect on the date hereof) to the extent in accordance with this Agreement and the Intercreditor Agreement as long as promptly used by RAAM for such purpose and (iv) to pay reasonable general, administrative or other operating expenses of RAAM in the ordinary course of business and consistent with past practice.

“Permitted Extended Restoration Conditions” shall have the meaning given to such term in the definition of “Permitted Restoration Amount”.

“Permitted Lien” has the meaning given to such term in Section 7.2.

21	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

“Permitted Reinvestment Amount” means

(a) with respect to any Net Disposition Proceeds, an amount of Net Disposition Proceeds received with respect to a Disposition or series of related Dispositions equal to the difference (to the extent positive) of (a) the amount of such Net Disposition Proceeds so received over (b) the Required Prepayment Amount for such Disposition or series of related Dispositions and any amounts not required to be prepaid pursuant to Section 2.7(a)(i);

(b) with respect to any Extraordinary Receipts, an amount of Extraordinary Receipts received equal to the difference (to the extent positive) of (a) the amount of such Extraordinary Receipts so received over (b) the Required Prepayment Amount for the receipt of such Extraordinary Receipts;

(c) with respect to any tax refunds received, an amount of tax refunds received (to the extent positive) of (a) the amount of tax refunds so received over (b) the Required Prepayment Amount for the receipt of such tax refunds;

(d) with respect to any Cash and Cash Equivalent proceeds from the issuance of Equity in connection with a Qualifying IPO of a Loan Party or a Subsidiary of Borrowers, an amount of Cash and Cash Equivalent proceeds received with respect to such issuance of Equity equal to the difference (to the extent positive) of (a) the amount of such Cash and Cash Equivalent proceeds so received over (b) the Required Prepayment Amount for such receipt of Cash and Cash Equivalent proceeds in connection with such issuance of Equity; and

(e) with respect to any Net Insurance/Condemnation Proceeds with respect to a Casualty Event that is a Total Loss, an amount of Net Insurance/Condemnation Proceeds received with respect to such Casualty Event equal to the difference (to the extent positive) of (a) the amount of such Net Insurance/Condemnation Proceeds so received over (b) the Required Prepayment Amount for such Casualty Event.

“Permitted Restoration Amount” means the amount of Net Insurance/Condemnation Proceeds received (other than proceeds of business interruption insurance) with respect to any Casualty Event equal to the difference (to the extent positive) of (a) the amount of such Net Insurance/Condemnation Proceeds so received over (b) the Required Prepayment Amount as calculated under clause (b)(i) of the definition thereof for such Casualty Event; provided, however, “Permitted Restoration Amount” shall be deemed to be zero unless both of the following are true at the time the applicable Loan Party elects to exercise its restoration and repair rights under Section 2.7(b) (the “Restoration Election Date”):

(i) the Borrowers reasonably expect the contemplated restoration or repair to be completed within ninety (90) days of receipt of the Net Insurance/Condemnation Proceeds (the “Restoration Deadline”) and

(ii) the Borrowers have, at such time and reasonably believe in good faith that they will continue to have, sufficient Available Cash (including from the Net Insurance/Condemnation Proceeds and Available Cash on the balance sheet of Borrowers) to complete the proposed restoration and/or repair in its entirety by the Restoration Deadline, in each of clauses (i) and (ii), as evidenced by a certification delivered to the Administrative Agent in the form of Exhibit F (such clauses (i) and (ii), the “Permitted Restoration Conditions”).

22	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

If the applicable Loan Party fails to complete the contemplated restoration or repair by the Restoration Deadline, then such Permitted Restoration Amount shall constitute “Required Prepayment Amount” and shall be due and payable under Section 2.7(b) on the Restoration Deadline unless all of the following are true at the time of such Restoration Deadline:

(i) the failure to complete the contemplated restoration or repair by the Restoration Deadline was due solely to the actions (or failure or delay in acting) by third parties that are not within the Loan Parties’ or its Affiliates’ control and, as of such time, the Loan Parties have used commercially reasonable efforts to cause such third parties to take all necessary actions to complete such contemplated restoration or repair,

(ii) the Borrowers have once again calculated the PDP Asset Coverage Ratio on a Pro Forma Basis in accordance with clause (b)(i) of “Required Prepayment Amount” and have repaid under Section 2.7(b) any amounts that would constitute a “Required Prepayment Amount” as of such time (determined without giving effect to the proviso in Section 1.6(a)),

(iii) the Borrowers have requested an extension of the Restoration Deadline and the Majority Lenders have agreed to an extension of the Restoration Deadline for a period of time acceptable to the Majority Lenders (such extended date, the “Extended Restoration Deadline”),

(iv) the Borrowers reasonably expect the contemplated restoration or repair to be completed by the Extended Restoration Deadline, and

(v) the Borrowers have, at such time and reasonably believe in good faith that they will continue to have, sufficient Available Cash (including from the Net Insurance/Condemnation Proceeds and Available Cash on the balance sheet of Borrowers) to complete the proposed restoration and/or repair in its entirety by the Extended Restoration Deadline, in each of clauses (i) through (v), as evidenced by a certification from the Borrowers delivered to the Administrative Agent and Highbridge in the form of Exhibit F (such clauses (i) through (v), the “Permitted Extended Restoration Conditions”).

If the Permitted Extended Restoration Conditions are satisfied as determined by the Majority Lenders, (a) the amount of such Net Insurance/Condemnation Proceeds so received over (b) the Required Prepayment Amount as calculated under clause (b)(i) of the definition thereof for such Casualty Event shall constitute the “Permitted Restoration Amount”. For the avoidance of doubt, to the extent the Borrowers at any time elect to cease exercising their restoration and repair rights under Section 2.7(b) with respect to all or any part of such Permitted Restoration Amount, such Permitted Restoration Amount shall constitute “Required Prepayment Amount” for all purposes hereunder.

“Permitted Restoration Conditions” shall have the meaning given to such term in the definition of “Permitted Restoration Amount”.

“Permitted Second Lien Debt” means Indebtedness (including any guaranty thereof) issued pursuant to the Second Lien Indenture that complies with all of the following requirements:

(a) such Indebtedness and any Lien securing such Indebtedness is subject to the provisions of the Intercreditor Agreement;

23	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

(b) no scheduled payment of principal, scheduled mandatory redemption or scheduled sinking fund payment of such Indebtedness is due on or before September 30, 2015; provided that such Indebtedness may be prepaid in connection with a refinancing thereof with other Indebtedness which is permitted by this Agreement;

(c) the covenants (including financial covenants) and events of default are no more restrictive than the covenants and Events of Default under this Agreement; provided that the inclusion in such covenants of any covenant that is customary with respect to senior secured notes and that is not found in this Agreement shall not be deemed to cause such covenants to be more restrictive for purposes of this clause;

(d) on each date on which such Indebtedness is issued (in this definition defined as a “Date of Issuance”) and immediately after giving effect to such Indebtedness, RAAM and Borrowers are in compliance on a Pro Forma Basis with Sections 7.13 and 7.14 of this Agreement, calculated for the most recent four consecutive Fiscal Quarters for which the financial statements described in Sections 6.2(a) or (b) are available to Lenders;

(e) such Indebtedness is not guaranteed by any Person which is not a Borrower or Guarantor of all of the Secured Obligations;

(f) such Indebtedness shall bear interest at a per annum rate of interest not to exceed 13% (excluding default interest) at any time;

(g) such Indebtedness shall be subject to terms that would be permitted pursuant to Section 6.2 of the Intercreditor Agreement for Permitted Second Lien Debt outstanding on the date hereof;

(h) the principal amount of such Indebtedness does not exceed $250,000,000; and

(i) Borrowers shall have delivered to Administrative Agent a certificate in reasonable detail reflecting compliance with the foregoing requirements.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” any employee benefit plan (as defined in Section 3(3) of ERISA) maintained or contributed to by any Loan Party or Subsidiary thereof and any ERISA Plan.

“Premium Financing Indebtedness” means Indebtedness in respect of the financing of insurance premiums of the Loan Parties and any Subsidiary thereof in the ordinary course of business.

“Pro Forma Basis” or “Pro Forma Effect” means, with respect to compliance with any test or covenant or calculation hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.6.

24	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

“Projected Oil and Gas Production” means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any of the Loan Parties or any of their respective Subsidiaries that are located in or offshore of the United States and that have attributable to their proved oil or gas reserves, as such production is projected in the Engineering Report most recently delivered, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental report meeting the requirements of Section 6.2(c) and otherwise are reasonably satisfactory to the Majority Lenders.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Cash, securities, accounts and contract rights.

“Proved Reserves” means “Proved Reserves” as defined in the Petroleum Resources Management System as in effect at the time in question (in this definition, the “PRMS”) prepared by the Oil and Gas Reserves Committee of the Society of Petroleum Engineers and reviewed and jointly sponsored by the World Petroleum Council, the American Association of Petroleum Geologists and the Society of Petroleum Evaluation Engineers (or any generally recognized successor organizations). “Proved Developed Producing Reserves” means Proved Reserves that are categorized as “Developed Producing Reserves” in the PRMS, “Proved Developed Nonproducing Reserves” means Proved Reserves that are categorized as “Developed Nonproducing Reserves” in the PRMS, and “Proved Undeveloped Reserves” means Proved Reserves that are categorized as “Undeveloped Reserves” in the PRMS.

“PV10” means, in respect of the Proved Developed Producing Reserves (or, to the extent provided in Section 1.6(a), any Proved Developed Nonproducing Reserves or Proved Undeveloped Reserves specifically required thereunder) of any Loan Party’s Oil and Gas Properties, the net present value of future cash flows (discounted at ten percent (10%) per annum) calculated by the Borrowers based on the information from the most recent Engineering Report delivered by the Borrowers pursuant to Section 4.1(h), Section 6.2(c) or Section 6.2(d) and taking into account all other factors which are reasonably deemed to be material, but provided that each calculation of such expected future cash flow shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (i) appropriate deductions shall be made for severance and ad valorem taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such reserves, (ii) the pricing assumptions used in determining PV10 for any particular reserves shall be based upon the Strip Price and (iii) the cash-flows derived from the pricing assumptions set forth in clause (ii) above shall be further adjusted to account for the historical basis differential, in each case, in a manner and in substance acceptable to the Majority Lenders in their reasonable discretion. The Borrowers shall certify to the Administrative Agent and the Lenders the accuracy of each calculation of PV10 in the certificate in the form of Exhibit F delivered from time to time hereunder and any other certificate containing a certification with respect to the applicable PDP Asset Coverage Ratio from time to time delivered hereunder.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other

25	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interest” means any Equity other than Disqualified Equity Interests.

“Qualifying IPO” means the issuance by RAAM or any direct or indirect parent of RAAM of its common Qualified Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“RAAM” means RAAM Global Energy Company, a Delaware corporation.

“Rating Agency” means either Standard & Poor’s Ratings Group (a division of McGraw Hill, Inc.) or Moody’s Investors Service, Inc., or their respective successors.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

“Regulation U” means Regulation U as promulgated by the Board of Governors of the Federal Reserve System.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, equityholders, members, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Required Hedging Contracts” has the meaning given to such term in Section 6.21.

“Required Prepayment Amount” means:

(a) with respect to any Disposition or series of related Dispositions, the minimum amount of Net Disposition Proceeds that would be required for the Borrowers to achieve a PDP Asset Coverage Ratio calculated on a Pro Forma Basis as of the Coverage Ratio Testing Date immediately prior to the receipt of the relevant Net Disposition Proceeds and with respect to which an Engineering Report has been received (or was required to have been received) under Section 4.1(h), Section 6.2(c) or Section 6.2(d), of no less than 1.10:1.00, upon giving Pro Forma Effect to such prepayment and any such Disposition or series of related Dispositions and any other Specified Transactions since such immediately preceding Coverage Ratio Testing Date. For the avoidance of doubt, (i) to the extent the Borrowers do not elect to exercise their reinvestment right under Section 2.7(a)(ii) with respect to all or any part of the Permitted Reinvestment Amount, all or such part of the Permitted Reinvestment Amount shall constitute “Required Prepayment Amount” for all purposes hereunder and (ii) any Net Disposition Proceeds not required to be applied to prepay the Loans pursuant to Section 2.7(a)(i) shall not constitute “Required Prepayment Amount” for any purpose hereunder; and

26	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

(b)

(i) with respect to any Casualty Event other than a Total Loss, the minimum amount of Net Insurance/Condemnation Proceeds that would be required for the Borrowers to achieve a PDP Asset Coverage Ratio calculated on a Pro Forma Basis, as of the Coverage Ratio Testing Date immediately prior to the receipt of the relevant Net Insurance/Condemnation Proceeds and with respect to which an Engineering Report has been received (or was required to have been received) under Section 4.1, Section 6.2(c) or Section 6.2(d), of no less than 1.10:1.00, upon giving Pro Forma Effect to such prepayment, any such Casualty Event and any other Specified Transactions since such immediately preceding Coverage Ratio Testing Date; provided, however, the “Required Prepayment Amount” under this clause (b)(i) shall be deemed to be the full amount of Net Insurance/Condemnation Proceeds (other than from business interruption insurance) received with respect to such Casualty Event if the Permitted Restoration Conditions are not satisfied as of the Restoration Election Date or, if applicable, the Permitted Extended Restoration Conditions are not satisfied as of the Restoration Deadline. For the avoidance of doubt, to the extent the Borrowers do not elect to exercise their restoration and repair right under Section 2.7(b) with respect to all or any part of such Permitted Restoration Amount, all or such part of the Permitted Restoration Amount shall constitute “Required Prepayment Amount” for all purposes hereunder; and

(ii) with respect to any Casualty Event that is a Total Loss, the minimum amount of Net Insurance/Condemnation Proceeds that would be required for the Borrowers to achieve a PDP Asset Coverage Ratio calculated on a Pro Forma Basis, as of the Coverage Ratio Testing Date immediately prior to the receipt of the relevant Net Insurance/Condemnation Proceeds and with respect to which an Engineering Report has been received (or was required to have been received) under Section 4.1(h), Section 6.2(c) or Section 6.2(d), of no less than 1.10:1.00, upon giving Pro Forma Effect to such prepayment, any such Casualty Event and any other Specified Transactions since such immediately preceding Coverage Ratio Testing Date. For the avoidance of doubt, to the extent the Borrowers do not elect to exercise their reinvestment right under Section 2.7(b) with respect to all or any part of such Permitted Reinvestment Amount, all or such part of the Permitted Reinvestment Amount shall constitute “Required Prepayment Amount” for all purposes hereunder.

(c) with respect to any Extraordinary Receipts, the minimum amount of Extraordinary Receipts that would be required for the Borrowers to achieve a PDP Asset Coverage Ratio calculated on a Pro Forma Basis, as of the Coverage Ratio Testing Date immediately prior to the receipt of the relevant Extraordinary Receipts and with respect to which an Engineering Report has been received (or was required to have been received) under Section 4.1(h), Section 6.2(c) or Section 6.2(d), of no less than 1.10:1.00, upon giving Pro Forma Effect to such prepayment and any Specified Transactions since the immediately preceding Coverage Ratio Testing Date. For the avoidance of doubt, to the extent the Borrowers do not elect to exercise their reinvestment right under Section 2.7(d) with respect to all or any part of the Permitted Reinvestment Amount, all or such part of the Permitted Reinvestment Amount shall constitute “Required Prepayment Amount” for all purposes hereunder;

(d) with respect to any tax refunds received, the minimum amount of tax refunds that would be required for the Borrowers to achieve a PDP Asset Coverage Ratio calculated on a Pro

27	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

Forma Basis, as of the Coverage Ratio Testing Date immediately prior to the receipt of the relevant tax refunds and with respect to which an Engineering Report has been received (or was required to have been received) under Section 4.1(h), Section 6.2(c) or Section 6.2(d), of no less than 1.10:1.00, upon giving Pro Forma Effect to such prepayment and any Specified Transactions since the immediately preceding Coverage Ratio Testing Date. For the avoidance of doubt, (i) to the extent the Borrowers do not elect to exercise their reinvestment right under Section 2.7(e) with respect to all or any part of the Permitted Reinvestment Amount, all or such part of the Permitted Reinvestment Amount shall constitute “Required Prepayment Amount” for all purposes hereunder and (ii) any tax refunds not required to be applied to prepay the Loans pursuant to Section 2.7(e) shall not constitute “Required Prepayment Amount” for any purpose hereunder; and

(e) with respect to any Cash and Cash Equivalent proceeds from the issuance of Equity in connection with a Qualifying IPO of a Loan Party or Subsidiary of the Borrowers (or any direct or indirect parent company thereof), the minimum amount of Cash and Cash Equivalent proceeds that would be required for the Borrowers to achieve a PDP Asset Coverage Ratio calculated on a Pro Forma Basis, as of the Coverage Ratio Testing Date immediately prior to the receipt of the relevant Cash and Cash Equivalent proceeds and with respect to which an Engineering Report has been received (or was required to have been received) under Section 4.1(h), Section 6.2(c) or Section 6.2(d), of no less than 1.10:1.00, upon giving Pro Forma Effect to such prepayment and any Specified Transactions since the immediately preceding Coverage Ratio Testing Date. For the avoidance of doubt, to the extent the Borrowers do not elect to exercise their reinvestment right under Section 2.7(f) with respect to all or any part of the Permitted Reinvestment Amount, all or such part of the Permitted Reinvestment Amount shall constitute “Required Prepayment Amount” for all purposes hereunder;

No later than the fifth Business Day after the date of receipt of the applicable Net Disposition Proceeds for any Disposition or Net Insurance/Condemnation Proceeds for any Casualty Event, Extraordinary Receipts, tax refunds or Cash and Cash Equivalent proceeds from the issuance of Equity in connection with a Qualifying IPO of a Loan Party or Subsidiary (or any direct or indirect parent company thereof), the Borrowers shall deliver to the Administrative Agent (for distribution to the Lenders) a certificate setting forth the calculation of the Required Prepayment Amount, along with reasonably detailed calculations and evidence supporting the same (in each case, in form and substance reasonably satisfactory to the Administrative Agent), and a certification in the form of Exhibit F, certifying, among other things, to the Borrowers’ compliance with a PDP Asset Coverage Ratio of no less than 1.10 to 1.00 calculated on a Pro Forma Basis upon giving effect to the prepayment of the applicable Required Prepayment Amount.

“Required Threshold” shall have the meaning given to such term in Section 6.21.

“Reserve Requirement” means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities that includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets that include Eurodollar Loans.

28	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

“Restoration Deadline” shall have the meaning given to such term in the definition of “Permitted Restoration Amount”.

“Restoration Election Date” shall have the meaning given to such term in the definition of “Permitted Restoration Amount”.

“Second Lien Holders” means the holders of notes issued from time to time pursuant to the Second Lien Indenture.

“Second Lien Indenture” means that certain Indenture dated as of September 24, 2010 among RAAM, Borrowers, the other guarantors party thereto, and Second Lien Trustee as amended, supplemented, restated or otherwise modified from time to time in accordance with the Intercreditor Agreement.

“Second Lien Trustee” means The Bank of New York Mellon Trust Company, N.A., together with its successors and assigns in such capacity under the Second Lien Indenture.

“Second Offer” has the meaning assigned to such term in Section 2.7(i).

“Secured Obligations” means all Obligations and all Lender Hedging Obligations, other than Excluded Swap Obligations.

“Secured Party” means any Lender Party or any Affiliate of a Lender from time to time owed any Secured Obligation.

“Security Documents” means the instruments listed in the Security Schedule, the Intercreditor Agreement and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements, subordination agreements, intercreditor agreements, and other agreements or instruments now, heretofore, or hereafter delivered by any Loan Party or Subsidiary thereof to the Administrative Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Secured Obligations or the performance of any Loan Party’s or Subsidiary’s other duties and obligations under the Loan Documents.

“Security Schedule” means Schedule 2A hereto.

“Ship Shoal 150 Well” means any wells to be drilled downdip of the J3 oil sand producing in the C3 well in Ship Shoal Block 150.

“Specified Disposition” means any Disposition or series of related Dispositions (other than a Disposition or series of related Dispositions permitted under Section 7.6(a) through Section 7.6(d)).

“Specified Transaction” means any Investment permitted under Section 7.8(iii) or otherwise consented to by the Majority Lenders, any Specified Disposition, any Casualty Event or any incurrence or repayment of Indebtedness.

29	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

“Strip Price” shall mean, at any time, (a) for the remainder of the current calendar year (in the event of an Engineering Report delivered pursuant to Section 6.2(d)) or immediately upcoming calendar year (in the event of a year-end Engineering Report delivered pursuant to Section 6.2(c)), the average NYMEX Pricing for the contracts in such calendar year, (b) for each of the succeeding three calendar years, the average NYMEX Pricing for the twelve months in each such calendar year, and (c) for the succeeding calendar year, and for each calendar year thereafter, the average NYMEX Pricing for the twelve months in such succeeding calendar year.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization that is directly or indirectly (through one or more intermediaries) controlled by or with respect to which fifty percent or more of the voting stock therein having ordinary voting power for the election of directors or other governing body (other than Equity having such power only by reason of the happening of a contingency) is directly, indirectly or beneficially owned or controlled by such Person or one or more of the Subsidiaries of such Person or a combination thereof or the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, provided that associations, joint ventures or other relationships (a) that are established pursuant to a standard form operating agreement or similar agreement or that are partnerships for purposes of federal income taxation only, (b) that are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be “Subsidiaries” of such Person; and provided, further, that (i) Charter IV shall not be deemed to be a Subsidiary of RAAM by virtue of its being consolidated with RAAM or, when its stock is acquired by RAAM, by virtue of RAAM’s acquisition of its stock as long as (A) all necessary filings for its dissolution in Delaware (and for the approval of such dissolution in Delaware from the relevant taxing authorities and regulatory authorities) shall have been made within 60 days of such acquisition (provided that such 60-day period shall be subject to extension at the approval of the Majority Lenders (not to be unreasonably withheld or delayed) and (B) Charter IV carries out no other activities after such filings are made other than filings for Charter IV’s dissolution in any jurisdictions other than Delaware in which it is qualified to do business (and Charter IV shall promptly make such filings in due course) and the requirements set forth in Section 7.5(ii) (a “Permitted Charter Dissolution”) and (ii) each of Champion and Champion UK shall not be deemed to be a Subsidiary of RAAM.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Section 4043(c)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(c) of ERISA other than such a reportable event for which the 30-day notice requirement has been waived, or (b) the withdrawal by any ERISA Affiliate from

30	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

an ERISA Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the PBGC under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan, or (f) any failure by any ERISA Plan to satisfy the ERISA Plan Funding Rules, whether or not waived, or (g) a determination that any ERISA Plan is an at-risk plan (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA) and the funding target attainment percentage (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA) for such plan is less than 60 percent, or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any ERISA Affiliate.

“Total Loss” means a Casualty Event with respect to which the relevant Loan Party’s or Subsidiary’s insurance claim is for recovery on a “total loss” basis as determined in accordance with the applicable insurance policy, provided, however, such Casualty Event shall only be deemed a “Total Loss” for purposes hereunder if the Loan Parties have reasonably and in good faith determined, subject to the Majority Lenders’ reasonable approval, that the restoration or repair of the Property affected by such Casualty Event is not required for the conduct of the Loan Parties’ business (it being agreed and understood that if any Casualty Event (a) does satisfy the requirements of a Total Loss, such Casualty Event shall be subject to a mandatory prepayment calculated in accordance with clause (b)(ii) of the defined term “Required Prepayment Amount” or (ii) does not satisfy the requirements of a Total Loss, such Casualty Event shall be subject to a mandatory prepayment calculated in accordance with clause (b)(i) of the defined term “Required Prepayment Amount”).

“Tribunal” means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

“Upstream Brokers Bond Proposal” shall have the meaning assigned to such term in the definition of “Bonding Arrangements”.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.5(e).

“Voting Power” has the meaning given to such term in the definition of “Change of Control”.

“Withholding Agent” means the any Loan Party and the Administrative Agent.

Section 1.2 Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

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Section 1.3 Terms Generally; References and Titles. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to a Person’s “discretion” means its sole and absolute discretion. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. References to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, and (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word “or” is not exclusive. Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer. References to “days” shall mean calendar days, unless the term “Business Day” is used. Unless otherwise specified, references herein to any particular Person also refer to its successors and permitted assigns. Any references herein or in any other Loan Document to the Majority Lenders acting “reasonably”, making a determination or request in their “reasonable discretion”, or deeming a matter, deliverable, document or other item or circumstance to be “reasonably acceptable” or “reasonably satisfactory” or any similar reference shall be construed as a determination made by such Majority Lenders, in the exercise of their reasonable (from the perspective of a secured lender) business judgment.

Section 1.4 Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first-day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Lender Party of amounts to be paid under Article III or any other matters that are to be determined hereunder by a Lender Party (such as any Business Day, Eurodollar Rate, Adjusted Eurodollar Rate, Reserve Requirement or Interest Period) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise

32	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

expressly provided herein or unless Majority Lenders otherwise consent, all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP. Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under ASC Topic 825, Financial Instruments, permitting a Person to value its financial liabilities at the fair value thereof.

Section 1.5 Joint Preparation; Construction of Indemnities and Releases. This Agreement and the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction shall apply hereto or thereto that would require or allow any Loan Document to be construed against any party because of its role in drafting such Loan Document. All indemnification and release provisions of this Agreement shall be construed broadly (and not narrowly) in favor of the Persons receiving indemnification or being released.

Section 1.6 Pro Forma Compliance. Notwithstanding anything to the contrary contained herein, to the extent the PDP Asset Coverage Ratio or the ratios set forth in Sections 7.13 or 7.14 are required to be measured on a “Pro Forma Basis” or giving “Pro Forma Effect” to any Specified Transaction, such ratios shall be calculated as set forth in this Section 1.6.

(a) The PDP Asset Coverage Ratio as of the previous Coverage Ratio Testing Date shall be determined by (i) adjusting the PV10 as of such Coverage Ratio Testing Date for the effect of all Specified Transactions that have occurred since such Coverage Ratio Testing Date as if such Specified Transactions occurred on such Coverage Ratio Testing Date and (ii) calculating the outstanding Loans as of the date of occurrence of the transaction or event requiring such Pro Forma Basis test (including, without limitation, the date of receipt of Net Disposition Proceeds or Net Insurance/Condemnation Proceeds) (after giving effect to any payments of Loans to occur (and that do occur) on such date); provided, however, for purposes of calculating the PDP Asset Coverage Ratio on a Pro Forma Basis to determine the Required Prepayment Amount under clause (b)(i) of the definition of “Required Prepayment Amount”, the PV10 shall be adjusted to continue to include in the numerator any Property affected by the applicable Casualty Event that has changed status from a Proved Developed Producing Reserve to a Proved Developed Nonproducing Reserve or a Proved Undeveloped Reserve on account of such Casualty Event (except to the extent that (i) the Restoration Deadline or Extended Restoration Deadline, as applicable, has passed, (ii) such reserves could not reasonably be expected to be restored to Proved Developed Producing status by the application of the Net Insurance/Condemnation Proceeds, together with other Available Cash of the Loan Parties, by the Restoration Deadline or Extended Restoration Deadline, as applicable, or (iii) the Loan Parties do not elect to restore the affected Property).

(b) The ratio set forth in Section 7.13 shall be determined by adjusting the calculation of Consolidated current assets and Consolidated current Liabilities as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 6.2(a) or Section 6.2(b) herein for the effect of all such Specified Transactions as if such Specified Transactions had occurred on the first day of the applicable period.

(c) The ratio set forth in Section 7.14 shall be determined by: (i) adjusting the calculation of Consolidated EBITDA as of the last day of the most recent Fiscal Quarter for

33	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

which financial statements have been delivered pursuant to Section 6.2(a) or Section 6.2(b) herein for the effect of all such Specified Transactions as if such Specified Transactions had occurred on the last day of the preceding Fiscal Quarter and (ii) calculating the outstanding Loans as of the date of occurrence of the transaction or event requiring such Pro Forma Basis test (including, without limitation, the date of issuance of Permitted Second Lien Debt) (after giving effect to any payments of Loans to occur (and that do occur) on such date).

(d) Whenever Pro Forma Effect is to be given to a Specified Transaction or a calculation is to be made on a Pro Forma Basis, the pro forma calculations shall be made in good faith by a Financial Officer of Borrower and shall be reasonably acceptable to the Majority Lenders.

ARTICLE II- Loans

Section 2.1 Extension of Loans

(a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make term loans to Borrowers (herein called such Lender’s “Loans”) on the Closing Date in the principal amount not to exceed its respective Commitment. Amounts paid or prepaid in respect of the Loans may not be reborrowed.

(b) Termination of Commitment. All outstanding Commitments shall terminate on the Closing Date (after giving effect to any Borrowing occurring on such date).

(c) Notes. The joint and several obligation of Borrowers to repay to each Lender the aggregate amount of all Loans made by such Lender, together with interest and all other Obligations accruing or incurred in connection therewith or otherwise under any Loan Document shall, to the extent requested by the applicable Lender, be evidenced by a single promissory note (herein called such Lender’s “Note”) made by Borrowers payable to such Lender (or its registered assigns) in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender’s Note at any given time shall be the aggregate amount of all Loans theretofore made by such Lender (before giving effect to any original issue discount or payments in kind thereon) minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein. Each Note shall be due and payable as provided herein, and shall be due and payable in full on the Maturity Date.

Section 2.2 Request for Borrowing. Borrowers must deliver to Administrative Agent written or electronic notice (or telephonic notice promptly confirmed in writing) of the requested Borrowing to be advanced by Lenders on the Closing Date. Such notice constitutes a “Borrowing Notice” hereunder and must:

(a) specify the aggregate amount of such Borrowing and the date on which such Loans are to be advanced (which date shall be the first day of the Interest Period that is to apply thereto); and

(b) be received by Administrative Agent not later than 11:00 a.m., New York City, New York, time, on the fifth Business Day preceding the day on which any such Loans are to be made.

34	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

Such written request or confirmation must be made in the form and substance of the “Borrowing Notice” attached hereto as Exhibit B, duly completed. A telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrowers as to the matters that are required to be set out in such written confirmation. Upon receipt of such Borrowing Notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such Loans have been met, each Lender will on the date requested promptly remit to Administrative Agent at Administrative Agent’s office referenced on the signature pages hereto, the amount of such Lender’s Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loan have been neither met nor waived as provided herein, Administrative Agent shall promptly make such Loans available to Borrowers. Unless Administrative Agent shall have received prompt notice from a Lender prior to the proposed date of the Borrowing that such Lender will not make available to Administrative Agent such Lender’s share of the Borrowing, Administrative Agent may in its discretion assume that such Lender has made its share available to Administrative Agent on such date in accordance with this section and Administrative Agent may in reliance upon such assumption, make available to Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrowers severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers to but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by Borrowers, the interest rate applicable to Eurodollar Loans. If Borrowers and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrowers the amount of such interest paid by Borrowers for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender that shall have failed to make such payment to Administrative Agent.

Section 2.3 [Reserved].

Section 2.4 Use of Proceeds. Borrowers shall use the Loans to (a) repay any expenses, fees or indemnitees (if any) outstanding under the Existing Credit Agreement on the Closing Date, (b) finance capital expenditures associated with the Loan Parties’ Oil and Gas Properties, (c) provide working capital for the Loan Parties’ operations (but not, in each case, and for the avoidance of doubt, to finance acquisitions or other Investments other than to the extent expressly permitted hereunder) and (d) pay transaction fees and expenses incurred in connection with the transactions contemplated hereunder to occur on the Closing Date. In no event shall the funds from any Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” (as such term is defined in

35	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Each Borrower represents and warrants that such Borrower is not engaged principally, or as one of such Borrower’s important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

Section 2.5 Interest Rates and Fees; Payment Dates.

(a) Interest Rates. Subject to subsection (b) below, each Loan shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day; provided, however, to the extent any Base Rate Loans are outstanding pursuant to Section 3.3 or 3.6 below, such Base Rate Loans shall bear interest on each date during the related Interest Period at the related Adjusted Base Rate in effect on such day.

(b) Default Rate. Without duplication of any amounts paid under Section 6.10 herein, if an Event of Default shall have occurred and be continuing, all outstanding Obligations shall immediately and automatically bear interest at the applicable Default Rate, beginning on the date on which any such Event of Default shall have first occurred and until the first date thereafter upon which there shall be no Event of Default continuing. Any interest accruing at the Default Rate shall be due and payable in Cash on the earlier of the next applicable Interest Payment Date and upon demand by the Administrative Agent. Payment or acceptance of the increased rates of interest provided for in this Section 2.5(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

(f) Payment Dates. On each Interest Payment Date, Borrowers shall pay to the Administrative Agent, on account of each Lender, all unpaid interest that has accrued on such Loan to and including such Interest Payment Date.

Section 2.6 Optional Prepayments. Borrowers may, from time to time and without premium or penalty other than the Applicable Premium (which Applicable Premium shall be due and payable at the time of any such repayment), prepay the Loans, in whole or in part, provided that (i) the aggregate amounts of all partial prepayments of principal on the Loans equals $100,000 or any higher integral multiple of $100,000 and (ii) if Borrowers prepay any Eurodollar Loan on any day other than the last day of the Interest Period applicable thereto, they shall pay to Lenders any amounts due under Section 3.4. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid and the Applicable Premium. Any principal or interest prepaid and any Applicable Premium paid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

All such optional prepayments shall be made upon not less than three (3) Business Days’ prior written or telephonic notice, in each case given to Administrative Agent by 12:00 p.m.

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(New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent. Upon the giving of any such notice, the principal amount of the Loans specified in such notice, along with any accrued but unpaid interest thereon and any applicable Applicable Premium shall become due and payable on the prepayment date specified therein. For purposes of this Agreement (without duplication of amounts owed pursuant to the last two sentences of Section 8.1), any acceleration of the Loans, whether or not an Insolvency Proceeding has commenced, shall constitute, at such time, a repayment under this Section 2.6 (without the giving of notice otherwise required under this Section) for the purpose of determining whether an Applicable Premium is owed by the Borrowers and the amount thereof.

Section 2.7 Mandatory Prepayments; Payments on Maturity Date.

(a) Dispositions. On or before the fifth (5th) Business Day after the date of receipt by any Loan Party or Subsidiary thereof (or any Affiliate on behalf of such Loan Party or Subsidiary) of any Net Disposition Proceeds, the Borrowers shall prepay the Loans in an aggregate amount equal to the Required Prepayment Amount; provided that:

(i) so long as (a) no Default or Event of Default shall have occurred and be continuing and (b) the aggregate Net Disposition Proceeds received with respect to such Disposition or series of related Dispositions together with all other Dispositions during such twelve (12) month period then ending do not exceed $5,000,000 in the aggregate, then no such prepayment shall be required under this Section 2.7(a); and/or

(ii) as long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the option to, within one hundred eighty (180) days of receipt thereof, invest such Net Disposition Proceeds in an amount up to the Permitted Reinvestment Amount in the exploration or development of the Borrowers’ Oil and Gas Properties existing as of the date hereof; provided, further, that Borrowers shall notify the Administrative Agent of such reinvestment election on or prior to the fifth Business Day after the date such Net Disposition Proceeds are received by such Loan Party or Subsidiary (or any Affiliate on behalf of such Loan Party or Subsidiary); provided, further, to the extent such Net Disposition Proceeds are not so reinvested within such one hundred eighty (180) day period, the Borrowers shall immediately use such remaining amount to prepay the Loans in accordance with the terms of this Section 2.7(a).

Any principal amount required to be prepaid under this Section 2.7(a) shall be subject to and accompanied by the Applicable Premium.

(b) Insurance/Condemnation Proceeds. Subject to Section 6.8(c), no later than the fifth (5th) Business Day following receipt by (i) any Loan Party or Subsidiary thereof (or any Affiliate on behalf of such Loan Party or Subsidiary) or (ii) the Administrative Agent as loss payee or mortgagee (or similar), of any Net Insurance/Condemnation Proceeds, as such date may be extended in accordance with Section 2.7(i) below, the Borrowers shall prepay the Loans in an aggregate amount equal to the Required Prepayment Amount; provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the option to (1) with respect to Net Insurance/Condemnation Proceeds from a Casualty Event that is not a Total Loss, other than proceeds of business interruption insurance, within the period ending on the Restoration Deadline (or, if applicable, the Extended Restoration Deadline), reinvest such

37	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

Net Insurance/Condemnation Proceeds in an amount up to the Permitted Restoration Amount in the repair and restoration of the Properties damaged or taken in such Casualty Event or (2) with respect to Net Insurance/Condemnation Proceeds from a Casualty Event that is a Total Loss, within one hundred eighty (180) days of receipt thereof, reinvest such Net Insurance/Condemnation Proceeds in an amount up to the Permitted Reinvestment Amount in the exploration or development of the Borrowers’ Oil and Gas Properties existing as of the date hereof; provided, further, that, in each case, Borrowers shall notify the Administrative Agent of such repair and restoration or reinvestment election on or prior to the date such Net Insurance/Condemnation Proceeds are received by such Loan Party or Subsidiary (or any Affiliate on behalf of such Loan Party or Subsidiary); provided, further, to the extent such Net Insurance/Condemnation Proceeds are not so reinvested by the end of such one hundred eighty (180) day period, the Restoration Deadline or the Extended Restoration Deadline, as applicable, the Borrowers shall immediately use such remaining amount to prepay the Loans in accordance with the terms of this Section 2.7(b). So long as no Default or Event of Default has occurred and is continuing, Net Insurance/Condemnation Proceeds of business interruption insurance in excess of the applicable Required Prepayment Amount can be used by the Borrowers for general corporate and working capital purposes permitted hereunder.

(c) Issuance of Indebtedness. On the date of receipt by any Loan Party or Subsidiary (or any Affiliate on behalf of such Loan Party or Subsidiary) of any Cash and Cash Equivalent proceeds from the incurrence of any Indebtedness (other than Indebtedness that is permitted hereunder) of such Loan Party or Subsidiary, the Borrowers shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of such Cash and Cash Equivalent proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses. Any prepayment of principal required under this Section 2.7(c) shall be subject to and accompanied by the Applicable Premium. Notwithstanding the foregoing, prepayment of the Loans provided for in this Section 2.7(c) is not a permitted alternative to complying with Section 7.1 herein and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

(d) Extraordinary Receipts. No later than the fifth (5th) Business Day following the date of receipt by any Loan Party or Subsidiary (or any Affiliate on behalf of such Loan Party or Subsidiary) of any Extraordinary Receipts (as such date may be extended in accordance with Section 2.7(i) below), the Borrowers shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of such Extraordinary Receipts; provided that as long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the option to, within 180 days of receipt thereof, invest such Extraordinary Receipts in an amount up to the Permitted Reinvestment Amount in the exploration or development of the Borrowers’ Oil and Gas Properties existing as of the date hereof; provided, further, that Borrowers shall notify the Administrative Agent of such reinvestment election on or prior to fifth Business Day after the date such Extraordinary Receipts are received by such Loan Party or Subsidiary (or any Affiliate on behalf of such Loan Party or Subsidiary); provided, further, to the extent such Extraordinary Receipts are not so reinvested within such 180-day period, the Borrowers shall immediately use such remaining amount to prepay the Loans in accordance with the terms of this Section 2.7(d).

(e) Tax Refunds. No later than the fifth (5th) Business Day following receipt by any Loan Party or Subsidiary for its account (or any Affiliate on behalf of such Loan Party or

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Subsidiary) of any tax refunds in excess of $500,000 in the aggregate in any Fiscal Year (other than the approximately $1,200,000 tax refund under RAAM’s pending 2013 tax return) (as such date may be extended in accordance with Section 2.7(i) below), the Borrowers shall prepay the Loans in an aggregate amount equal to the amount of such tax refunds; provided that as long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the option to, within 180 days of receipt thereof, invest such tax refunds in an amount up to the Permitted Reinvestment Amount in the exploration or development of the Borrowers’ Oil and Gas Properties existing as of the date hereof; provided, further, that Borrowers shall notify the Administrative Agent of such reinvestment election on or prior to fifth Business Day after the date such tax refunds are received by such Loan Party or Subsidiary (or any Affiliate on behalf of such Loan Party or Subsidiary); provided, further, to the extent such tax refunds are not so reinvested within such 180-day period, the Borrowers shall immediately use such remaining amount to prepay the Loans in accordance with the terms of this Section 2.7(e).

(f) Equity Contribution from Qualifying IPO. On the date of receipt by any Loan Party or Subsidiary (or any Affiliate on behalf of such Loan Party or Subsidiary) of any Cash and Cash Equivalent proceeds from the issuance of Equity in connection with a Qualifying IPO of such Loan Party or Subsidiary (or direct or indirect parent thereof) the Borrowers shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of such Cash and Cash Equivalent proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; provided, that as long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the option to, within 180 days of receipt thereof, invest such Cash and Cash Equivalent proceeds in an amount up to the Permitted Reinvestment Amount in the exploration or development of the Borrowers’ Oil and Gas Properties existing as of the date hereof; provided, further, that Borrowers shall notify the Administrative Agent of such reinvestment election on or prior to fifth Business Day after the date such Cash and Cash Equivalent proceeds are received by such Loan Party or Subsidiary (or any Affiliate on behalf of such Loan Party or Subsidiary); provided, further, to the extent such Cash and Cash Equivalent proceeds are not so reinvested within such 180-day, the Borrowers shall immediately use such remaining amount to prepay the Loans in accordance with the terms of this Section 2.7(f). Any prepayment of principal required under this Section 2.7(f) shall be subject to and accompanied by the Applicable Premium.

(g) Change of Control. On or before the date of the occurrence of a Change of Control, the Borrowers shall prepay one hundred percent (100%) of the outstanding Obligations hereunder (including, without limitation, any and all outstanding principal and earned but unpaid interest, fees, expenses, reimbursements and indemnities). Any prepayment of principal required under this Section 2.7(g) shall be subject to and accompanied by the Applicable Premium.

(h) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.7(a), (c), (f) and (g) and on the date of any required prepayment (determined without giving effect to any extension under Section 2.7(i)) pursuant to Sections 2.7(b), (d) and (e), the Borrowers shall deliver to Administrative Agent a certificate of a Financial Officer demonstrating the calculation of the amount of the applicable proceeds giving rise to the prepayment. In the event that the Borrowers shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrowers shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and the Borrowers shall concurrently therewith deliver to Administrative Agent a certificate of a Financial Officer demonstrating the calculation of such excess.

39	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

(i) Lender Right to Waive. Notwithstanding anything in this Agreement to the contrary, each Lender, in its sole discretion, may, but is not obligated to, waive the Borrowers’ requirements to make any prepayments pursuant to Sections 2.7(b), (d) or (e) with respect to such Lender’s Percentage Share of such prepayment. Upon the dates set forth in Section 2.7(b), (d) or (e), as applicable, for any such prepayment, the Borrowers shall notify the Administrative Agent of the amount that is available to prepay the Loans. Promptly after the date of receipt of such notice, the Administrative Agent shall provide written notice (the “First Offer”) to the Lenders of the amount available to prepay the Loans. Any Lender declining such prepayment (a “Declining Lender”) shall give written notice thereof to the Administrative Agent by 11:00 a.m. New York time no later than two (2) Business Days after the date of such notice from the Administrative Agent. On such date the Administrative Agent shall then provide written notice (the “Second Offer”) to the Lenders other than the Declining Lenders (such Lenders being the “Accepting Lenders”) of the additional amount available (due to such Declining Lenders’ declining such prepayment) to prepay Loans owing to such Accepting Lenders, such available amount to be allocated on a pro rata basis among the Accepting Lenders that accept the Second Offer. Any Lenders declining prepayment pursuant to such Second Offer shall give written notice thereof to the Administrative Agent by 11:00 a.m. New York time no later than one (1) Business Day after the date of such notice of a Second Offer. The Borrowers shall prepay the Loans within one Business Day after its receipt of notice from the Administrative Agent of the aggregate amount of such prepayment. Amounts remaining after the allocation of accepted amounts with respect to the First Offer and the Second Offer to Accepting Lenders shall be retained by the Borrowers.

(j) Maturity Date. The Borrowers severally and jointly promise to repay one hundred percent (100%) of the unpaid principal amount of the Loans and all other unpaid Obligations on the Maturity Date. Any payment of principal required under this Section 2.7(j) shall be subject to and accompanied by the Applicable Premium.

(k) Application of Payments. Any payment of any Loan made pursuant to Sections 2.6 or 2.7 (and any other payments received by Administrative Agent hereunder (other than as provided in Section 8.3)) shall be applied as follows:

first, to pay all unpaid expenses, fees and actual, incurred indemnities of Administrative Agent and Highbridge due hereunder to the full extent thereof;

second, ratably to pay all unpaid expenses, fees and actual, incurred indemnities due hereunder to the full extent thereof;

third, ratably to pay any accrued unpaid interest (including interest at the Default Rate, if any) until paid in full;

fourth, ratably to pay the Applicable Premium, if any, until paid in full (including, for the avoidance of doubt, any Applicable Premium resulting from the prepayment of principal under clause fifth below);

40	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

fifth, to prepay the principal amount of all Loans then outstanding until paid in full;

sixth, ratably to pay any other Obligations then due and payable; and

seventh, to the Borrowers.

(l) Each prepayment of principal under this Section 2.7 shall be accompanied by all interest then accrued and unpaid on the principal so prepaid and, if applicable, the Applicable Premium. Any principal or interest prepaid pursuant to this Section 2.7 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

(m) All distributions of amounts described in any of the third, fourth or fifth tiers above shall (other than as provided in Section 2.7(i)) be made by Administrative Agent pro rata to each Lender Party then owed Obligations described in such subsection in proportion to all amounts owed to all Lender Parties that are described in such subsection; provided that if any Lender then owes payment to Administrative Agent under Section 10.4, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to Administrative Agent to the extent of such unpaid payments, and Administrative Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

Section 2.8 [Reserved].

Section 2.9 [Reserved].

Section 2.10 [Reserved].

Section 2.11 [Reserved].

Section 2.12 [Reserved].

Section 2.13 [Reserved].

Section 2.14 [Reserved].

Section 2.15 [Reserved].

Section 2.16 [Reserved].

Section 2.17 [Reserved].

Section 2.18 Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments under Section 10.4(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.4(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.4(c).

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Section 2.19 Unconditional Obligations.

(a) Each Borrower will pay all Secured Obligations strictly in accordance with the terms of the Loan Documents.

(b) Each Borrower agrees that it is jointly and severally, directly, and primarily liable to the Secured Parties for payment in full of the Indebtedness and that such liability is independent of the duties, obligations and liabilities of each Borrower. This Agreement, the Notes and each other Loan Document are a primary and original obligation of each Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the Loan Documents.

(c) The liability of each Borrower under this Agreement and each other Loan Document to which such Borrower is a party shall not be affected by: (i) any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Loan Party or any Subsidiary thereof; (ii) any other proceeding involving any Loan Party or any Subsidiary thereof or any asset of any Loan Party or any Subsidiary thereof under any Debtor Relief Law; or (iii) any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceeding against, any Loan Party or any Subsidiary thereof or any property of any Loan Party or any Subsidiary thereof, or the estate in bankruptcy of any Loan Party or any Subsidiary thereof in the course of or resulting from any such proceeding.

(d) No action that Administrative Agent or any other Secured Party may take or omit to take in connection with any Loan Document, any Secured Obligation (or any other Indebtedness owing by any Borrower to any Secured Party), or any collateral security, and no course of dealing between any Secured Party and any Borrower or any other Person, shall release or diminish Borrower’s Secured Obligations, liabilities, agreements or duties hereunder, affect this Agreement or any other Loan Document to which such Borrower is a party, or afford any Borrower any recourse against any Secured Party, regardless of whether any such action or inaction may increase any risk to or liability of any Secured Party, the Borrowers, any other Loan Party or any Subsidiary thereof or increase any risk to or diminish any safeguard of any collateral security.

(e) The Administrative Agent may enforce this Agreement, the Notes and the other Loan Documents independently as to each Borrower and it shall not be necessary for Administrative Agent to marshal assets in favor of any Borrower or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement, the Notes and the other Loan Documents. Each Borrower expressly waives any right to require Administrative Agent to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any Collateral provided by any Person, and agrees that Administrative Agent, on behalf of the Secured Parties, may proceed against Borrowers or any Collateral in such order as it shall determine in its sole and absolute discretion.

Section 2.20 Waivers. The liability of each Loan Party under this Agreement and each other Loan Document to which such Loan Party is a party shall be irrevocable, absolute and unconditional irrespective of, and each Loan Party irrevocably waives, for purposes of this Agreement and each other Loan Document to which such Loan Party is a party, any defense that

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it may now have or hereafter acquire relating to any or all of the following (and each Loan Party acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth below and otherwise in this Agreement and the other Loan Documents are knowingly made in contemplation of such benefits): (i) any lack of validity or enforceability of any Loan Document, any agreement or instrument relating thereto, any defense arising by reason of any disability or other defense of any other Person or the cessation from any cause whatsoever of the liability of any other Person; (ii) any change in the time, manner or place of payment of, or in any other term of, any Secured Obligation or any Secured Obligation of any Loan Party or any Subsidiary thereof in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Secured Obligations resulting from the extension of additional credit to any Loan Party or any Subsidiary thereof or otherwise; (iii) any taking, exchange, release or non-perfection of any collateral security, or any taking, release or amendment or waiver of, or consent to departure from any guaranty of any Secured Obligation; (iv) any manner of application of collateral security, or proceeds thereof, to any Secured Obligation, or any manner of sale or other disposition of any collateral security securing any Secured Obligation or any other obligation of any Loan Party or any Subsidiary thereof under the Loan Documents or any other asset of any any Loan Party or any Subsidiary thereof, and any other obligation to marshall assets; (v) any right to require any Secured Party to proceed against any other Person, to exhaust any collateral security for the Secured Obligations, to have any other Person joined with such Loan Party in any suit arising out of the Secured Obligations or this Agreement or to pursue any other remedy in any Secured Party’s power; (vi) any change or restructuring of the corporate structure or termination of the existence of any Loan Party or any Subsidiary thereof; (vii) any failure of any Secured Party to disclose to any Loan Party or any Subsidiary thereof any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any Subsidiary thereof now or hereafter known to such Secured Party (each Loan Party waiving any duty on the part of the Secured Parties to disclose such information); (viii) any failure of any other Person to execute or deliver a guaranty of the Secured Obligations, any supplement thereto or any other guaranty or agreement; (ix) any release or reduction of the liability of any other Loan Party or other guarantor or surety with respect to the Secured Obligations or any other compromise or settlement of the Secured Obligations; (x) promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and, to the extent permitted by Law, any other notice with respect to any Secured Obligation and this Agreement, including notice of acceptance of this Agreement and all rights of such Loan Party under §43.002 of the Texas Civil Practice and Remedies Code or any similar State of New York or United States federal law with respect to the Secured Obligations; (xi) any requirement that any Secured Party create or perfect any Lien or protect or insure any property subject thereto; (xii) any right to revoke this Agreement except as explicitly provided herein; (xiii) any election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects any collateral security or any subrogation, reimbursement, exoneration, contribution or indemnification right of such Loan Party or other right of such Loan Party to proceed against any of its Subsidiaries or any other Loan Party or their respective Subsidiaries, any other guarantor, any other Person or any collateral security; (xiv) any right of set-off or counterclaim against or in respect of the Secured Obligations of such Loan Party hereunder; (xv) any neglect, failure or refusal to take any action: (A) for the collection or enforcement of any Secured Obligation, (B) to realize on any collateral security, (C) to enforce any Loan Document, (D) to file or enforce a claim in any proceeding described in Section

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2.19(c), (E) in connection with the administration of any Loan Document, or (F) otherwise concerning the Secured Obligations or the Loan Documents, or any delay in taking any such action; (xvi) the fact that such Loan Party may have incurred directly any Secured Obligation or is otherwise primarily liable therefor; (xvii) any duty of any Secured Party to disclose to such Loan Party any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or Subsidiary thereof now or hereafter known; (xviii) any defense to the recovery by any Secured Party against such Loan Party of any deficiency after a non-judicial sale and any defense or benefit that may be afforded by applicable Law (and in that connection such Loan Party acknowledges that Administrative Agent may, without notice to or demand upon such Loan Party and without affecting the liability of such Loan Party under this Agreement, foreclose under any mortgage by non-judicial sale); (xix) any statute of limitations applicable to the Secured Obligations; or (xx) to the extent permitted by Law, any other circumstance or any existence of or reliance on any representation by any Secured Party, except for indefeasible payment in full in Cash and performance in full of the Secured Obligations, that might otherwise constitute a defense available to, or a discharge of, Guarantor, any Loan Party, any Subsidiary thereof or any other guarantor or surety.

Section 2.21 Exercise of Remedies. Without limiting the provisions of Section 10.5(g), the Administrative Agent may and, at the direction of the Majority Lenders, shall enforce, from time to time, in any order and at the Administrative Agent’s discretion, any right, power or remedy that the Administrative Agent, as Secured Party, may have under the Loan Documents or otherwise, including judicial foreclosure, the exercise of a right of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rentals, oil or gas production or other property or right, whether real or personal, tangible or intangible. Each Borrower shall be liable to each Secured Party for any deficiency resulting from the exercise by the Administrative Agent, as Secured Party, of any right or remedy, even though any right that such Borrower may have against any other Borrower, Loan Party, their respective Subsidiaries or others may be eliminated or diminished by the exercise of any such right or remedy. No failure on the part of Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right under this Agreement or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 2.22 Subordination. Each Loan Party subordinates all debts, liabilities and other obligations owed to such Loan Party by each Loan Party and their respective Subsidiaries (the “Subordinated Obligations”) to the Secured Obligations as follows:

(a) Except during the continuance of a Default (including the commencement and continuation of any proceeding under any bankruptcy law relating to any Loan Party or any Subsidiary thereof), such Loan Party may receive regularly scheduled payments from any Loan Party or any Subsidiary thereof on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any Loan Party or any Subsidiary thereof), unless the Majority Lenders otherwise agree, such Loan Party shall not demand, accept or take any action to collect any payment on account of any Subordinated Obligation.

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(b) In any proceeding under any Debtor Relief Law relating to any Loan Party or any Subsidiary thereof, the Lender Parties shall be entitled to receive payment in full in Cash of all Secured Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before such Loan Party receives payment of any Subordinated Obligation.

(c) After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any Loan Party or any Subsidiary thereof), such Loan Party shall, if the Majority Lenders so request, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lender Parties and deliver such payments to Administrative Agent for application to the Secured Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Loan Party under the other provisions of this Agreement (except to the extent such amounts are applied to the Secured Obligations).

Section 2.23 Limited Right of Subrogation.

(a) Until all Secured Obligations have been indefeasibly paid in full in Cash and otherwise performed in full, and all obligations under each other Loan Document to which any Loan Party is a party have been paid and performed in full, each Loan Party shall have no right of subrogation, reimbursement, indemnity, exoneration, or contribution or any other similar claim against any Loan Party or any Subsidiary thereof or any collateral security in connection with this Agreement. Until such time, each Loan Party waives any right to enforce any remedy that such Loan Party may have against any Loan Party or any Subsidiary thereof in respect of any such right or claim and any right to participate in any collateral security.

(b) If any amount shall be paid to any Loan Party on account of any subrogation, reimbursement, indemnity, exoneration, contribution or similar claim or right, or any collateral security at any time when all of the Secured Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Secured Parties, shall be segregated from the other funds of such Loan Party and shall forthwith be paid over to Administrative Agent to be held by Administrative Agent for the benefit of the Secured Parties as collateral security for, or then or at any time thereafter applied in whole or in part by Administrative Agent against, any Secured Obligation, whether matured or unmatured, in such order as Administrative Agent shall elect.

(c) If any Loan Party shall have paid off any Secured Obligation and if all of the Secured Obligations shall have been indefeasibly paid in full in Cash, Administrative Agent will, at such Loan Party’s expense and reasonable request, execute and deliver to such Loan Party (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer, without representation or warranty, by subrogation to such Loan Party of an interest in the Secured Obligations resulting from such payment by such Loan Party; provided that without the consent of the Majority Lenders (which may be withheld in their respective discretion) such Loan Party shall not have the right to be subrogated to any claim or right against any Loan Party or any Subsidiary thereof that has become owned by any Secured Party, whose ownership has otherwise changed in the course of enforcement of the Loan Documents, or that Administrative Agent otherwise has released or wishes to release from its Secured Obligations.

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Section 2.24 Limit on Secured Obligations and Collateral. Borrowers, Administrative Agent and the Secured Parties hereby acknowledge and agree that, notwithstanding any other provision of this Agreement or any other Loan Document, with respect to any Borrower and the liability of such Borrower for all Secured Obligations under this Agreement and any other Loan Document to which it is a party, liability shall be limited to the maximum liability that can be incurred by such Borrower without rendering such liability subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any Debtor Relief Law.

ARTICLE III- Payments to Lenders

Section 3.1 General Procedures. Borrowers will make each payment that they owe under the Loan Documents to Administrative Agent for the account of the Lender Party to whom such payment is owed in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Each such payment must be received by Administrative Agent not later than 11:00 a.m., New York City, New York, time, on the date such payment becomes due and payable. Any payment received by Administrative Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be shortened to the immediately preceding Business Day. Each payment under a Loan Document shall be due and payable at the place set forth for Administrative Agent on the Lenders Schedule. When Administrative Agent collects or receives money on account of the Obligations, Administrative Agent shall promptly distribute all money so collected or received to the applicable Lender Party in accordance with the provisions hereof, including, without limitation, Sections 2.7 and 8.3.

Section 3.2 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any Reserve Requirement reflected in the Adjusted Eurodollar Rate);

(ii) subject any Lender to any Taxes (except for (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender,

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Borrowers will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lenders or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrowers shall be conclusive absent manifest error. Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, as the case may be, notifies Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.3 Illegality. If any Change in Law shall make it unlawful for any Lender Party to fund or maintain Eurodollar Loans, then, upon notice by such Lender Party to Borrowers and Administrative Agent, all Eurodollar Loans of such Lender Party shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by Law and shall remain Base Rate Loans until the first day of the first Interest Period following such conversion on which the basis for converting to Base Rate Loans pursuant to this Section 3.3 ceases to exist or is otherwise waived in accordance with the provisions herein and, on such date, the Base Rate Loans shall be converted to Eurodollar Loans. If any such conversion of a Eurodollar Loan occurs on a day that is not the last day of the then current Interest Period with respect thereto, Borrowers shall pay to such Lender Party such amounts, if any, as may be required pursuant to Section 3.4.

Section 3.4 Funding Losses. In addition to its other obligations hereunder, Borrowers will indemnify each Lender Party against, and reimburse each Lender Party on demand for, any loss or expense incurred or sustained by such Lender Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender Party to fund or maintain Eurodollar Loans), as a result of (a) any payment or

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prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) [reserved], (c) the failure of any Loan to be made due to any condition precedent not being satisfied or due to any other action or inaction of any Loan Party or any Subsidiary thereof, (d) [reserved], or (e) any assignment of a Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 3.7(b). Such indemnification shall be on an after-tax basis.

Section 3.5 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrowers hereunder or under any other Loan Document shall be made without reduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrowers. Borrowers shall indemnify the Administrative Agent and each Lender within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Administrative Agent or such Lender, as the case may be, or required to be withheld or deducted from a payment to the Administrative Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrowers to a Governmental Authority pursuant to this Section 3.5, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(e) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested

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by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the previous two sentences, the completion, execution, and submission of such documentation (other than such documentation set forth in Section 3.5(e)(ii)(A), (ii)(B), and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty,

(ii) executed originals of IRS Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of a Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable,

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(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or any successor forms) of the Lender, accompanied by IRS Form W-8ECI, W-8BEN, W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, or any other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent (in the number of copies as shall be requested by the recipient) at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent, in each case, as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so. Notwithstanding any other provisions of this clause (e), a Lender shall not be required to deliver any documentation or information that such Lender is not legally eligible to deliver.

(f) Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section, it shall pay to Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid,

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by Borrowers under this section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to Borrowers pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender, in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrowers or any other Person.

(g) Administrative Agent Tax Documentation. On or before the date that Wilmington Trust (or any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower two duly executed originals of either (i) IRS Form W-9, or (ii) such other documentation as will establish that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States, including Taxes imposed under FATCA.

Section 3.6 Alternative Rate of Interest. If prior to the commencement of any Interest Period for a Borrowing of Eurodollar Loans:

(a) Administrative Agent determines that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period (any such determination shall be conclusive absent manifest error); or

(b) Administrative Agent is advised by Majority Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then Administrative Agent shall give notice thereof to Borrowers and Lenders by telephone or telecopy as promptly as practicable thereafter and, until Administrative Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist, all Eurodollar Loans of such Lender Party shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans until the first day of the first Interest Period following such conversion on which the basis for converting to Base Rate Loans pursuant to this Section 3.6 ceases to exist or is otherwise waived in accordance with the provisions herein and, on such date, the Base Rate Loans shall be converted to Eurodollar Loans.

Section 3.7 Mitigation Obligations.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.2, or requires Borrowers to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.2 or 3.5, as the case may be,

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in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) [Reserved].

Section 3.8 Payments by Borrowers; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrowers prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrowers will not make such payment, Administrative Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

ARTICLE IV- Conditions Precedent to Lending

Section 4.1 Closing Date Deliverables. No Lender has any obligation to extend its Loans hereunder unless Administrative Agent shall have received all of the following (or, with respect to clauses (n) through (q), the conditions set forth therein shall have been satisfied), at Administrative Agent’s office referenced on the signature pages hereto, duly executed and delivered and in form, substance and date reasonably satisfactory to the Majority Lenders:

(a) (i) This Agreement, (ii) any other documents that Lenders are to execute in connection herewith, and (iii) a Loan Sale Agreement which shall contain, among other things, a resignation by Existing Administrative Agent and an appointment of Wilmington Trust as administrative agent.

(b) Each Note.

(c) Each Security Document and related assignment documentation listed in the Security Schedule.

(d) Certain certificates of each Borrower including:

(i) An “Omnibus Certificate” of the Secretary and the President of such Borrower, which shall contain a certification as to the names and specimen signatures of the officers of such Borrower authorized to execute Loan Documents on behalf of such Borrower and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Managers of such Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of such Borrower and all amendments thereto, certified by the

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appropriate official of such Borrower’s state of organization, (3) a copy of the limited liability company agreement of such Borrower and (4) an incumbency certificate and specimen signature of each officer or authorized person executing any Loan Document or any other document delivered in connection herewith on behalf of such Borrower (together with a certificate of another officer or authorized person as to the incumbency and specimen signature of the officer or authorized person executing the certificate in this clause (i)); and

(ii) An officers certificate of the Borrowers, of even date herewith, in which such officers certify (i) to the satisfaction of the conditions set forth in this Section 4.1 as of the date hereof and (ii) that attached thereto are true, correct and complete copies of all documentation with respect to the Charter IV Incentive Plan, ORRI Plan and any other employee or executive overriding royalty plans, equity incentive or other incentive plans as in effect on the date hereof.

(e) A certificate (or certificates) of the due formation, valid existence and good standing of each Borrower and each Loan Party in their respective states of organization, issued by the appropriate authorities of such jurisdiction, and certificates of each Borrower’s good standing and due qualification to do business, issued by appropriate officials in any states in which such Borrower owns property subject to Security Documents.

(f) Documents similar to those specified in subsection (d)(i) of this section with respect to each other Loan Party.

(g) A favorable opinion of counsel for the Loan Parties opining as to such matters as Majority Lenders may have reasonably requested, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Majority Lenders (each Loan Party hereby instructs such counsel to deliver such opinions to Administrative Agent and Lenders) and such other favorable opinions of local counsel as the Majority Lenders may reasonably require.

(h) The Initial Engineering Report (it being agreed and understood that such condition has been satisfied as of the date hereof).

(i) (x) The Initial Financial Statements, (y) a pro forma Consolidated balance sheet of RAAM dated as of June 30, 2014 prepared as if the transactions to occur on the Closing Date had occurred as of such date and (z) a certificate of a Financial Officer of the Borrowers demonstrating compliance with Sections 7.13, 7.14, 7.16 and 7.17 on a Pro Forma Basis as if the transactions to occur on the Closing Date had occurred on the date of the Initial Engineering Report or June 30, 2014, as applicable.

(j) Title reports and title opinions in form, substance and authorship reasonably satisfactory to Majority Lenders with respect to the Loan Parties’ and each of their respective Subsidiaries’ Oil and Gas Properties representing at least eighty-five percent (85%) of the aggregate PV10 of Proved Developed Producing Reserves and at least eighty percent (80%) of the aggregate PV10 of Proved Reserves.

(k) Certificates or binders evidencing the Loan Parties’ and each of their respective Subsidiaries’ insurance in effect on the date hereof (including, without limitation, windstorm insurance) and endorsements naming the Administrative Agent as mortgagee (in the case of

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property insurance), additional insured on behalf of the Secured Parties (in the case of liability insurance) and lender loss payee (in the case of property insurance), as applicable (and, including, without limitation, with respect to any windstorm insurance).

(l) Payment of all commitment, facility, agency, closing and other fees required to be paid to Administrative Agent or any Lender pursuant to any Loan Documents.

(m) All representations and warranties made by any Loan Party or any of their respective Subsidiaries in any Loan Document shall be true and correct in all respects on and as of the Closing Date as if such representations and warranties had been made as of such date, except to the extent that any such representation or warranty is required to be made as of an earlier date, in which case, such representation and warranty shall have been true and correct in all respects as of such earlier date.

(n) No Default shall exist at the date of such Loan (after giving effect to Section 10.16 hereunder).

(o) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could reasonably be expected to cause a Material Adverse Change to, Borrowers’ or RAAM’s financial condition or businesses since the date of the Initial Financial Statements.

(p) The making of such Loan shall not be prohibited by any Law and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such Law.

(q) All legal diligence shall have been completed as determined in the Majority Lenders’ reasonable discretion.

(r) At least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under, or requested by Administrative Agent at least five (5) Business Days prior to the Closing Date in respect of, applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001).

(s) All documents and instruments that Administrative Agent or the Majority Lenders have then reasonably requested, including, without limitation, those set forth on the closing checklist delivered in connection herewith, in each case, in form, substance and date satisfactory to the Majority Lenders in their reasonable discretion.

(t) At least five (5) Business Days prior to the Closing Date, a Borrowing Notice in accordance with Section 2.2.

ARTICLE V- Representations and Warranties

To confirm each Lender’s understanding concerning the Loan Parties and each of their respective Subsidiaries and all such parties’ respective businesses, properties and obligations and to induce Administrative Agent and each Lender to enter into this Agreement and to extend credit hereunder, each Loan Party jointly and severally represents and warrants to Administrative Agent and each Lender as of the date hereof and as of any other date on which the Borrowers make such representations and warranties, that:

Section 5.1 No Default. After giving effect to Section 10.16, no Loan Party nor any of its respective Subsidiaries is in default in the performance of any of its covenants and agreements contained in any Loan Document. After giving effect to Section 10.16, no event has occurred and is continuing that constitutes a Default.

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Section 5.2 Organization and Good Standing. Each Loan Party and each of its respective Subsidiaries are duly organized, validly existing and, as applicable, in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Except as disclosed on Section 5.2 of the Disclosure Schedule, each Loan Party and each of its respective Subsidiaries are duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Loan Party and each of its respective Subsidiaries has taken all actions and procedures customarily taken in order to become and remain duly qualified and in good standing (or equivalent concepts under applicable local law) for the purpose of conducting business or owning property in each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

Section 5.3 Authorization. Each Loan Party and each of its respective Subsidiaries has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrowers are duly authorized to borrow funds hereunder.

Section 5.4 No Conflicts or Consents. The execution and delivery by each Loan Party and each of its respective Subsidiaries of the Loan Documents to which it is a party, the performance by such Loan Party or Subsidiary of its obligations thereunder, and the consummation of the transactions contemplated thereby, do not (a) conflict with, violate or result in a breach of, any provision of (i) any Law, (ii) the organizational documents of such Loan Party or Subsidiary, or (iii) any material agreement, judgment, license, order or permit applicable to or binding upon such Loan Party or Subsidiary, (b) result in the acceleration of any Indebtedness owed by any Loan Party or any of its respective Subsidiaries, or (c) result in or require the creation of any Lien upon any assets or properties of any Loan Party or any of its respective Subsidiaries except as expressly contemplated or permitted in the Loan Documents. Except (i) as expressly contemplated in the Loan Documents and (ii) such as have been obtained or made and are in full force and effect, no permit, consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Loan Party or any of its respective Subsidiaries of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

Section 5.5 Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Loan Party and each of its respective Subsidiaries to the extent it is a party hereto or thereto, enforceable against such Loan Party or Subsidiary in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights.

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Section 5.6 Initial Financial Statements. The Loan Parties and each of their respective Subsidiaries have heretofore delivered to each Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present RAAM’s financial position at the respective dates thereof and the Consolidated results of RAAM’s operations and RAAM’s Consolidated cash flows for the respective periods thereof. Since the date of the annual Initial Financial Statements, except as set forth in Section 5.6 of the Disclosure Schedule, no Material Adverse Change has occurred. All Initial Financial Statements were prepared in accordance with GAAP.

Section 5.7 Other Obligations and Restrictions. As of the date hereof, no Loan Party nor any of its respective Subsidiaries have any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Borrowers or material with respect to RAAM’s Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in Section 5.7 of the Disclosure Schedule. Except as disclosed in Section 5.7 of the Disclosure Schedule, no Loan Party nor any of its respective Subsidiaries is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction that could reasonably be expected to cause a Material Adverse Change.

Section 5.8 Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Loan Party or any of its respective Subsidiaries to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Loan Party or any of its respective Subsidiaries (other than industry-wide risks normally associated with the types of businesses conducted by the Loan Parties and each of their respective Subsidiaries) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Loan Party or any of its respective Subsidiaries (other than industry-wide risks normally associated with the types of businesses conducted by the Loan Parties and each of their respective Subsidiaries) that has not been disclosed to each Lender in writing that could reasonably be expected to cause a Material Adverse Change. There are no statements or conclusions in any Engineering Report that are based upon or include materially misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrowers do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrowers have heretofore delivered to each Lender true, correct and complete copies of the Initial Engineering Report.

Section 5.9 Litigation. Except as disclosed in Section 5.9 of the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Loan Party or any of its respective Subsidiaries threatened, that involve any Loan Document or any of the transactions contemplated to occur in connection herewith, (ii) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Loan Party or any of its respective Subsidiaries threatened, against any Loan Party or any of its respective Subsidiaries or affecting any Collateral (including any which challenge or otherwise pertain to any Loan Party’s or any of its

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respective Subsidiaries’ title to any Collateral) before any Tribunal which could reasonably be expected to cause a Material Adverse Change, and (iii) there are no outstanding judgments, injunctions, writs, rulings or orders by any Tribunal against any Loan Party or any of its respective Subsidiaries or any such party’s stockholders, partners, members, directors or officers or affecting any Collateral or any of its material assets or property that could reasonably be expected to cause a Material Adverse Change.

Section 5.10 Labor Disputes and Acts of God. Except as disclosed in Section 5.10 of the Disclosure Schedule, neither the business nor the properties of any Loan Party or any of its respective Subsidiaries has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), that could reasonably be expected to cause a Material Adverse Change.

Section 5.11 ERISA Plans and Liabilities. All ERISA Plans existing as of the date hereof are listed in Section 5.11 of the Disclosure Schedule. Except as disclosed in the Initial Financial Statements or in Section 5.11 of the Disclosure Schedule, no Termination Event has occurred with respect to any ERISA Plan. All ERISA Affiliates are in compliance in all material respects with ERISA, the Internal Revenue Code and other applicable Laws with respect to each ERISA Plan. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any Multiemployer Plan or any ERISA Plan subject to Section 4064 of ERISA. There are no pending or, to the best knowledge of any Borrower, threatened claims, actions or lawsuits with respect to any Plan that could reasonably be expected to have a Material Adverse Change, and there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Change. Except as set forth in Section 5.11 of the Disclosure Schedule: (a) the current value of each ERISA Plan’s benefits does not exceed the current value of such ERISA Plan’s assets available for the payment of such benefits by more than $500,000 and (b) none of the Borrowers nor any other ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.

Section 5.12 Environmental and Other Laws. Except as disclosed in Section 5.12 of the Disclosure Schedule: (a) the Loan Parties and each of their respective Subsidiaries are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have obtained, maintain and are in compliance in all material respects with all licenses and permits required under any such Laws; (b) none of the operations or properties, including the Oil and Gas Properties, of any Loan Party or any of its respective Subsidiaries is currently or has in the past been the subject of federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal by any Loan Party or Subsidiary thereof at offsite locations) of any Hazardous Materials, which in each case remedial action could reasonably be expected to result in Liability of the Loan Parties or any of their respective Subsidiaries with respect thereto in excess of the Environmental Threshold Amount; (c) no Loan Party nor any of its respective Subsidiaries has received or filed any notice, report, order, directive or other information indicating that any Loan Party or any of its respective Subsidiaries has violated any Environmental Law, has any Liability or potential Liability arising under Environmental Law, or is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any

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Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Loan Party or any of its respective Subsidiaries, which in each case violation, Liability or potential Liability, or improper release, storage or disposal could reasonably be expected to result in Liability of the Loan Parties or any of their respective Subsidiaries with respect thereto in excess of the Environmental Threshold Amount; (d) no Loan Party nor any of its respective Subsidiaries otherwise has any Liability under any Environmental Laws or in connection with the release into the environment, or the treatment, transportation, handling, storage, disposal or arranging for the disposal of, or exposure of any Person to, any Hazardous Materials, or the ownership or operation of any facility or property which is or has been contaminated by any Hazardous Materials, which in each case Liability could, individually or in the aggregate, reasonably be expected to result in Liability of the Loan Parties or any of their respective Subsidiaries with respect thereto in excess of the Environmental Threshold Amount; (e) no Lien in favor of any Governmental Authority securing, in whole or in part, any Liability under Environmental Law has attached to any property of any Loan Party or any of its respective Subsidiaries (including the Oil and Gas Properties), and no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to such properties, which could have a material impact on operations or result in Liability of the Loan Parties or their respective Subsidiaries with respect thereto in excess of the Environmental Threshold Amount; and (f) the Loan Parties and each of their respective Subsidiaries have furnished to Administrative Agent copies of all environmental audits, reports, and other documents materially bearing on environmental, health or safety Liabilities relating to the past or current operations or facilities of the Loan Parties and each of their respective Subsidiaries, including Subsidiaries formed in the future (including without limitation the Oil and Gas Properties), in each case which are in their possession. Each Loan Party and each of its respective Subsidiaries acknowledge and agree that Administrative Agent and Lenders are not now, and have not ever been, in control of any of the properties or affairs of any Loan Party or any of its respective Subsidiaries, and do not have the capacity through the provisions of the Loan Documents or otherwise to influence any Loan Party’s or any of its respective Subsidiaries’ conduct with respect to the ownership, operation or management of any of their properties or compliance with Environmental Laws.

Section 5.13 Names and Places of Business. No Loan Party nor any of its respective Subsidiaries has, during the five years preceding the date hereof, had, been known by, is known by, or used or uses any other trade or fictitious name, except as disclosed in Section 5.13 of the Disclosure Schedule.

Section 5.14 Borrower’s Subsidiaries. Except as disclosed in Section 5.14 of the Disclosure Schedule, no Borrower has any Subsidiary or owns any Equity in any other corporation, limited liability company, association or other Person. No Loan Party nor any of its respective Subsidiaries is a member of any general or limited partnership, joint venture or association of any type whatsoever except (a) associations, joint ventures or other relationships (i) that are established pursuant to a standard form operating agreement or similar agreement or that are partnerships for purposes of federal income taxation only, (ii) that are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and (iii) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, and (b) those listed in Section 5.14 of the Disclosure Schedule.

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Section 5.15 Government Regulation. No Loan Party nor any of its respective Subsidiaries owing Obligations is (a) required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to regulation under the Federal Power Act, as amended, or any other Law that regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

Section 5.16 Taxes. Each Loan Party and each of its respective Subsidiaries have filed all United States Federal income Tax returns and all other material Tax returns that are required to be filed by it and have paid all Taxes due pursuant to such returns or pursuant to any material assessment received by any Loan Party or any of its respective Subsidiaries and all other penalties or charges, except to the extent such Taxes, penalties, or charges are being contested in accordance with Section 6.7 and adequate reserves have been set aside in accordance with GAAP. The charges, accruals and reserves on the books of each Loan Party and its respective Subsidiaries in respect of Taxes and other governmental charges are, in the opinion of Borrower, adequate. As of the date hereof, no Loan Party nor any of its respective Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any federal or other Taxes.

Section 5.17 Solvency. Upon giving effect to the making of the Loans, the execution and delivery of the Loan Documents by Borrowers and each Guarantor and the consummation of the transactions contemplated hereby, and thereby, no Borrower or Guarantor will be Insolvent.

Section 5.18 Title to Properties; Licenses. Except as disclosed on the Disclosure Schedule, each Loan Party and each of its respective Subsidiaries has good and defensible title to, or valid leasehold interests in all of the Collateral owned or leased by such Loan Party or Subsidiary and all of its material properties and assets necessary or used in the ordinary conduct of its business, free and clear of all Liens other than Permitted Liens and of all material impediments to the use of such properties and assets in such Loan Party’s or Subsidiary’s business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. Other than Liens permitted under Section 7.2 and other Dispositions permitted by Section 7.6, each Loan Party and each of its respective Subsidiaries owns in the aggregate, in all material respects, the net interests in production attributable to the wells and units evaluated in the Initial Engineering Reports. The ownership of such Properties does not in the aggregate in any material respect obligate such Loan Party or Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of such Properties in an amount materially in excess of the working interest of such Properties set forth in the Initial Engineering Reports, except as a result of the acquisition of a proportionate net revenue interest. Each Loan Party and each of its respective Subsidiaries have paid all royalties payable under the oil and gas leases to which it is operator, except those contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith by appropriate proceedings. To the extent the representations and warranties set forth in this Section 5.18 are made after the date hereof, upon delivery of each Engineering Report furnished to Lenders pursuant to Section 6.2, the statements made in the preceding sentences of this Section 5.18 shall be true with respect to such Engineering Reports. Each Loan Party and all of its respective Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual

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property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out their business as presently conducted and as presently proposed to be conducted hereafter, and no Loan Party or any of its respective Subsidiaries is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property. No Loan Party nor any of its respective Subsidiaries has granted control over any Deposit Accounts to any Person, other than Administrative Agent, the Second Lien Agent (subject to the Intercreditor Agreement) and the bank with which any Deposit Account is maintained. As of the date hereof, no Loan Party nor any of its respective Subsidiaries has any “securities accounts” as defined and described in the UCC.

Section 5.19 Tax Shelter Regulations. Borrowers do not intend to treat the Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrowers determine to take any action inconsistent with such intention, it will promptly notify Administrative Agent thereof. If Borrowers so notify Administrative Agent, Borrowers acknowledge that one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

Section 5.20 Regulation U. None of the Borrowers or their Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans will be used for a purpose that violates Regulation U.

Section 5.21 Lease and Contracts; Performance of Obligations. The leases, contracts, servitudes and other agreements forming a part of the Oil and Gas Properties of the Loan Parties and each of their respective Subsidiaries covered by the most recent Engineering Report are in full force and effect, other than any thereof that have ceased to be in effect as permitted by Section 6.18 or have been Disposed of in accordance with Section 7.6. All rents, royalties and other material payments due and payable under such leases, contracts, servitudes and other agreements, or under any Permitted Liens, or otherwise attendant to the ownership or operation of any Oil and Gas Properties, have been properly and timely paid. No Loan Party nor any of its respective Subsidiaries is in default with respect to its obligations (and no Loan Party nor any of its respective Subsidiaries is aware of any default by any third party with respect to such third party’s obligations) under any such leases, contracts, servitudes and other agreements, or under any Permitted Liens, or otherwise attendant to the ownership or operation of any part of the Oil and Gas Properties, where such default could adversely affect the ownership or operation of any Oil and Gas Properties. No Loan Party nor any of its respective Subsidiaries is currently accounting for any royalties, or overriding royalties or other payments out of production, on a basis (other than delivery in kind) less favorable to such Loan Party or Subsidiary than proceeds received by such Loan Party or Subsidiary (calculated at the well) from sale of production, and no Loan Party nor any of its respective Subsidiaries has any liability (or alleged liability) to account for the same on any such less favorable basis.

Section 5.22 Sale of Production. Except as set forth in Section 5.22 of the Disclosure Schedule, no Oil and Gas Property of the Loan Parties or any of their respective Subsidiaries covered by the most recent Engineering Report is subject to any contractual or other arrangement (i) whereby payment for production is or can be deferred for a substantial period after the month in which such production is delivered (in the case of oil, not in excess of 60 days, and in the case

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of gas, not in excess of 90 days) or (ii) whereby payments are made to a Loan Party or any Subsidiary other than by checks, drafts, wire transfer advises or other similar writings, instruments or communications for the immediate payment of money. Except for production sales contracts, processing agreements, transportation agreements and other agreements relating to the marketing of production that are listed in Section 5.22 of the Disclosure Schedule in connection with the Oil and Gas Properties covered by the most recent Engineering Report to which such contract or agreement relates (as supplemented by Borrowers from time to time in writing to the Lenders (with a copy to the Administrative Agent)): (i) no Oil and Gas Property of the Loan Parties or any of their respective Subsidiaries is subject to any contractual or other arrangement for the sale, processing or transportation of production (or otherwise related to the marketing of production) that cannot be canceled on 180 days’ (or less) notice and (ii) all contractual or other arrangements for the sale, processing or transportation of production (or otherwise related to the marketing of production) are bona fide arm’s length transactions made on reasonable market terms with third parties not affiliated with the Loan Parties or any of their respective Subsidiaries. Except as set forth in Section 5.22 of the Disclosure Schedule (as supplemented by Borrowers from time to time in writing to the Lenders (with a copy to the Administrative Agent)), each Loan Party and each of their its Subsidiaries is presently receiving a price for all production from (or attributable to) each Oil and Gas Property of the Loan Parties and each of their respective Subsidiaries covered by the most recent Engineering Report that is subject to a production sales contract or marketing contract listed on the Disclosure Schedule that is computed in all material respects in accordance with the terms of such contract, and no Loan Party nor any of its respective Subsidiaries is having deliveries of production from such Oil and Gas Property of the Loan Parties or any of their respective Subsidiaries curtailed substantially below such property’s delivery capacity. Except as set forth in Section 5.22 of the Disclosure Schedule, no Loan Party nor any of its Subsidiaries (or predecessors in title), has received prepayments (including payments for gas not taken pursuant to “take or pay” or other similar arrangements) for any oil, gas or other hydrocarbons produced or to be produced from any Oil and Gas Properties of the Loan Parties or any of their respective Subsidiaries covered by the most recent Engineering Report after the date hereof. Except as set forth in Section 5.22 of the Disclosure Schedule, no Oil and Gas Property of any Loan Party or any of its respective Subsidiaries covered by the most recent Engineering Report is subject to any “take or pay” or other similar arrangement (i) which can be satisfied in whole or in part by the production or transportation of gas from other properties or (ii) as a result of which production from any such Oil and Gas Property may be required to be delivered to one or more third parties without payment (or without full payment) therefor as a result of payments made, or other actions taken, with respect to other properties. Except as set forth in Section 5.22 of the Disclosure Schedule, there are no imbalances with respect to the gas production from the Oil and Gas Properties of the Loan Parties or any of their respective Subsidiaries covered by the most recent Engineering Report that would require the Loan Parties and each of their respective Subsidiaries in the aggregate to deliver production in excess of 50,000 MMbtu without receiving payment in full therefor. Except as set forth in Section 5.22 of the Disclosure Schedule or as provided for by joint operating agreements entered into in by a Loan Party or any of its Subsidiaries in the ordinary course of its business, no Oil and Gas Property of any Loan Party or any of their respective Subsidiaries covered by the most recent Engineering Report is subject to a gas balancing arrangement under which one or more third parties may take a portion of the production attributable to such Oil and Gas Property without payment (or without full payment) therefor as a result of production having been taken from, or as a result of other actions or inactions with respect to, other properties. No Oil and Gas Property of any Loan Party or any of

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its respective Subsidiaries covered by the most recent Engineering Report is subject at the present time to any regulatory refund obligation and, to the best of such Loan Party’s or Subsidiary’s knowledge, no facts exist which might cause the same to be imposed.

Section 5.23 Operation of Oil and Gas Properties of the Loan Parties. The Oil and Gas Properties of the Loan Parties and each of their respective Subsidiaries (and all properties unitized therewith) are being (and, to the extent the same could adversely affect the ownership or operation of the Oil and Gas Properties of the Loan Parties or any of their respective Subsidiaries after the date hereof, have in the past been) maintained, operated and developed in a good and workmanlike manner, in accordance with prudent industry standards and in conformity with all applicable Laws and in conformity with all oil, gas or other mineral leases and other contracts and agreements forming a part of the Oil and Gas Property of and in conformity with the Permitted Liens. No Oil and Gas Property of the Loan Parties or any of their respective Subsidiaries is subject to having allowable production after the date hereof reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the date hereof and none of the wells located on the Oil and Gas Properties of the Loan Parties or any of their respective Subsidiaries (or properties unitized therewith) are or are intended, expected or planned to be deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are bottomed under and producing from, with the well bores wholly within, the Oil and Gas Properties of the Loan Parties and each of their respective Subsidiaries, including Subsidiaries formed in the future (or, in the case of wells located on properties unitized therewith, such unitized properties). There are no dry holes, or otherwise inactive wells, located on the Oil and Gas Properties of the Loan Parties or any of their respective Subsidiaries or on lands pooled or unitized therewith, except for wells that have been properly plugged and abandoned or that are otherwise in compliance with applicable Law. Each Loan Party and each of its respective Subsidiaries has all governmental licenses and permits necessary or appropriate to own and operate their respective Oil and Gas Properties covered by the most recently delivered Engineering Report. Except as set forth in Section 5.23 of the Disclosure Schedule (as supplemented by Borrowers from time to time in writing to the Majority Lenders), no Loan Party nor any of its respective Subsidiaries has received notice of any violations in respect of any such licenses or permits in the preceding twelve-month period that would materially affect the Loan Parties’ or any of their respective Subsidiaries’ ability to own and operate their respective Oil and Gas Properties covered by the most recently delivered Engineering Report.

Section 5.24 Ad Valorem and Severance Taxes; Litigation. Each Loan Party and all of its respective Subsidiaries have paid and discharged all ad valorem taxes assessed against their respective Oil and Gas Property or any part thereof and all production, severance and other Taxes assessed against, or measured by, the production or the value, or proceeds, of the production therefrom other than any such Taxes that are being contested in good faith in accordance with Section 6.7 and for which, if necessary, adequate reserves have been set aside in accordance with GAAP. Except as set forth in Section 5.24 of the Disclosure Schedule, there are no suits, actions, claims, investigations, inquiries, proceedings or demands pending (or, to any Loan Party’s or any of its respective Subsidiaries’ knowledge, threatened) which challenge or otherwise pertain to any Loan Party’s or any of its respective Subsidiaries’ title to any of its Oil and Gas Properties covered by the most recently delivered Engineering Report or rights to produce and sell oil and gas therefrom.

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Section 5.25 Insurance. The Oil and Gas Properties of each Loan Party and each of its respective Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of such Loan Party or any such Subsidiary, in such amounts, with such deductibles and covering such risks as are required to comply with Section 6.8.

Section 5.26 Material Indebtedness. Indebtedness arising with respect to the Second Lien Indenture is the only Material Indebtedness as of the date hereof.

ARTICLE VI- Affirmative Covenants

To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrowers, and to induce each Lender to enter into this Agreement and extend credit hereunder, each Loan Party warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement (as determined without regard to unasserted indemnity claims), unless Majority Lenders have previously agreed otherwise:

Section 6.1 Payment and Performance. Each Loan Party and its respective Subsidiaries will pay all amounts due under the Loan Documents, to which it is a party, in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents to which it is a party. The Loan Parties will cause each of their respective Subsidiaries to observe, perform and comply with every such term, covenant and condition in any Loan Document.

Section 6.2 Books, Financial Statements and Reports. Each Loan Party and its respective Subsidiaries will at all times maintain full and accurate books of account and records. Loan Parties will maintain and will cause their Subsidiaries to maintain a standard system of accounting, will maintain their Fiscal Year, and will furnish the following statements and reports to each Lender (with a copy to the Administrative Agent) at Borrowers’ expense:

(a) As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year:

(i) complete Consolidated financial statements of RAAM and its Subsidiaries together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion (other than a “going concern” qualification with respect to pending maturities of the Loans and the Permitted Second Lien Debt), based on an audit using generally accepted auditing standards, by Ernst & Young or an independent certified public accounting firm of nationally or regionally recognized standing selected by RAAM and reasonably acceptable to the Majority Lenders, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners’ equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

(ii) a certificate in the form of Exhibit D stating that the chief financial officer has reviewed the Loan Documents and such certificate, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with each of

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the covenants set forth in the Loan Documents (including, without limitation, the requirements of Sections 6.21, 7.3, 7.4, 7.13, 7.14 and 7.15), stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default and containing such other certifications as required thereby.

(iii) a Consolidated lease operating statement for the Fiscal Year then ended (to be provided as a Schedule to Exhibit D) that will provide monthly production volumes by product, revenues by product, lease operating expenses, production taxes and capital expenditures with respect to the operated properties of the Loan Parties and their Subsidiaries; provided, however, in addition to the foregoing requirement, to the extent any of the Borrowers or their Subsidiaries enter into any lease in which none of the Borrowers or their Subsidiaries are the operators, Borrowers shall also deliver a lease operating statement in accordance with this clause (iii) within 15 days after receiving the information needed to produce such lease operating statement from the applicable operator (it being agreed and understood that Borrowers shall use best efforts to obtain such information as promptly as possible).

(iv) a certificate of a Financial Officer in the form of Exhibit D, in form reasonably satisfactory to the Administrative Agent, setting forth as of the end of such Fiscal Year, a true and complete list of all Hedging Contracts of the Loan Parties and Subsidiaries thereof and the material terms thereof (including the type, term, effective date, termination date, notional amounts or volumes, and strike price) and the counterparty to each such agreement.

(b) As soon as available, and in any event within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year:

(i) a balance sheet as of the end of such Fiscal Quarter and Consolidated statements of RAAM’s earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the absence of footnotes.

(ii) a certificate in the form of Exhibit D stating that the chief financial officer has reviewed the Loan Documents and such certificate, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with each of the covenants set forth in the Loan Documents (including, without limitation, the requirements of Sections 6.21, 7.3, 7.4, 7.13, 7.14 and 7.15), stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default and containing such other certifications as required thereby.

(iii) a Consolidated lease operating statement for the year-to-date period then ended (to be provided as a Schedule to Exhibit D) that will provide monthly production volumes by product, revenues by product, lease operating expenses, production taxes and capital expenditures with respect to the operated properties of the Loan Parties and their Subsidiaries; provided, however, in addition to the foregoing requirement, to the extent any of the Borrowers or their Subsidiaries enter into any lease in which none of

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the Borrowers or their Subsidiaries are the operators, Borrowers shall also deliver a lease operating statement in accordance with this clause (iii) within 15 days after receiving the information needed to produce such lease operating statement from the applicable operator (it being agreed and understood that Borrowers shall use best efforts to obtain such information as promptly as possible).

(iv) a certificate of a Financial Officer in the form of Exhibit D, in form reasonably satisfactory to the Administrative Agent, setting forth as the end of such Fiscal Quarter, a true and complete list of all Hedging Contracts of the Loan Parties and Subsidiaries thereof and the material terms thereof (including the type, term, effective date, termination date, notional amounts or volumes, and strike price) and the counterparty to each such agreement.

(c) By March 31st of each year, an engineering report prepared by Netherland Sewell & Associates, Inc. as of the preceding January 1st (or other nationally recognized first tier independent petroleum engineers chosen by Borrowers and reasonably acceptable to the Majority Lenders) concerning all Oil and Gas Properties and interests owned by any Loan Party or any of its respective Subsidiaries that are located in or offshore of the United States and that have attributable to them Proved Reserves. This report shall be reasonably satisfactory to the Majority Lenders, shall take into account any “over-produced” status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrowers that distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral. Concurrent with the delivery of each report delivered pursuant to this subsection, Borrowers will furnish a certification in the form of Exhibit F certifying, among other things, to the Borrowers’ compliance with Section 7.17.

(d) By June 30, 2015, September 30, 2015 and September 30, 2016, an engineering report prepared by petroleum engineers who are employees of a Borrower (or, at Borrowers’ option, the independent engineers referred to in subsection (c) of this Section) as of the preceding April 1, 2015, July 1, 2015 and July 1, 2016 as applicable, concerning all Oil and Gas Properties and interests owned by any Loan Party or any of its Subsidiaries that are located in or offshore of the United States and that have attributable to them Proved Reserves. This report shall be reasonably satisfactory to the Majority Lenders, shall take into account any “over-produced” status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrowers that distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral. Concurrent with the delivery of each report delivered pursuant to this subsection, Borrowers will furnish a certification in the form of Exhibit F certifying, among other things, to the Borrowers’ compliance with Section 7.17.

(e) Promptly upon their becoming available, copies of all registration statements, periodic reports and other statements and schedules filed by any Loan Party or any of its respective Subsidiaries with any securities exchange, the SEC or any similar Governmental Authority.

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(f) Within five (5) Business Days after any material changes in insurance coverage by any Loan Party or any of its respective Subsidiaries, a report describing such changes, and, within thirty (30) days after the end of each Fiscal Year, a report describing the insurance coverage of the Loan Parties and each of their respective Subsidiaries and certifying compliance with Section 6.8; provided, however, no reductions in insurance coverage by any Loan Party or any of its respective Subsidiaries shall be permitted hereunder without the Majority Lender’s prior written consent. In addition, the Loan Parties and each of their respective Subsidiaries will, together with each report describing any material changes in insurance coverage, provide a new insurance certificate and endorsement, each naming Administrative Agent as an additional insured, lender loss payee or mortgagee, as appropriate.

(g) As soon as available, and in any event within thirty (30) days prior to (i) June 30 of each Fiscal Year, a cash flow budget of Borrowers for the following eighteen (18) month period that will project monthly production volumes, revenues, expenses, taxes, budgeted capital expenditures, Consolidated EBITDA, change in Cash, Cash balances and Indebtedness balances in the form and with the level of detail consistent with such budget previously delivered to the Existing Lenders and approved by Majority Lenders prior to the date hereof (the “Budget”) and (ii) the beginning of each Fiscal Year, (beginning on December 1, 2014 for the Fiscal Year beginning January 1, 2015), a Budget for the following Fiscal Year.

Section 6.3 Other Information and Inspections. Each Loan Party and its respective Subsidiaries will furnish to each Lender any information that the Majority Lenders may from time to time reasonably request in writing concerning any provision of the Loan Documents, any Collateral or any matter in connection with the Loan Parties’ and each of their respective Subsidiaries’ businesses, properties, prospects, financial condition and operations, including all evidence that the Majority Lenders from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Loan Party or any of its respective Subsidiaries in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto. Each Loan Party and its respective Subsidiaries will permit representatives appointed by the Majority Lenders (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Loan Party’s or Subsidiary’s property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Loan Party and each of its respective Subsidiaries shall permit the Majority Lenders or their representatives to investigate and verify the accuracy of the information furnished to Administrative Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

Section 6.4 Notice of Material Events, Change of Address or Material Indebtedness. Borrowers will promptly, and in no event later than the third (3rd) Business Day after becoming aware thereof, notify each Lender (with a copy to the Administrative Agent) in writing, stating that such notice is being given pursuant to this Agreement, of:

(a) the occurrence of any Material Adverse Change,

(b) the occurrence of any Default,

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(c) the acceleration of the maturity of any Indebtedness or Hedging Contract owed by any Loan Party or any of its respective Subsidiaries or of any default by any Loan Party or any of its respective Subsidiaries under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could reasonably be expected to cause a Material Adverse Change,

(d) the occurrence of any Termination Event,

(e) (i) any claim of $100,000 or more, including any notice of potential liability of any Loan Party or any of its respective Subsidiaries under any Environmental Laws which might exceed such amount, (ii) the existence of any condition that could reasonably be expected to result in violations by any Loan Party or any of its respective Subsidiaries or their operations of, or Liabilities of any Loan Party or any of its respective Subsidiaries under, Environmental Laws in excess of the Environmental Threshold Amount, (iii) the receipt by any Loan Party or any of its respective Subsidiaries of notification that any property of any Loan Party or any of its respective Subsidiaries (including the Oil and Gas Properties) is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, any Liabilities under Environmental Law, or (iv) any other material adverse claim asserted against any Loan Party or any of its respective Subsidiaries or with respect to any Loan Party’s or any of its respective Subsidiaries’ properties (including the Oil and Gas Properties),

(f) the filing of any suit or proceeding against any Loan Party or any of its respective Subsidiaries in which an adverse decision could reasonably be expected to cause a Material Adverse Change,

(g) the occurrence of any “default” or “event of default” under the Second Lien Indenture,

(h) promptly upon receipt thereof, all demands or material notices in connection with the Permitted Second Lien Debt either received by Borrowers (or the issuer of such Permitted Second Lien Debt) or on their behalf,

(i) promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person (other than routine communications and notices, such as borrowing requests) pursuant to the Second Lien Indenture and not otherwise required to be furnished to Administrative Agent or Lenders pursuant to any other provision of the Loan Documents, and

(j) (i) any incurrence of Material Indebtedness, (ii) any change or amendment to any existing Indebtedness or Liabilities such that such Indebtedness or Liabilities have become Material Indebtedness or (iii) any change or amendment to any Indebtedness or Liabilities such that such Indebtedness or Liabilities have ceased to constitute Material Indebtedness together with, in the case of clauses (i) and (ii), the maturity and termination date thereof.

Upon the occurrence of any of the foregoing, the Loan Parties and each of their respective Subsidiaries will take all commercially reasonable and appropriate steps to seek to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, protect against any such adverse claim, defend any such suit or proceeding, and resolve all controversies on account of any of the foregoing. Each notice pursuant to this

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Section shall be accompanied by a statement of an executive officer of Borrowers setting forth details of the occurrence referred to therein and stating what action, if any, the applicable Loan Party or Subsidiary has taken or proposes to take with respect thereto.

Borrowers will also notify each Lender (with a copy to the Administrative Agent) in writing at least twenty (20) Business Days prior to the date that any Loan Party or any of its respective Subsidiaries intends to change its name, the location of its chief executive office, its jurisdiction of incorporation or formation, its corporate, company or partnership form or its location under the Uniform Commercial Code and, before making any such change, such Loan Party or Subsidiary shall have taken all steps determined by the Majority Lenders to be necessary or reasonably desirable to maintain and protect the perfection and first priority of the Administrative Agent’s Liens in the Collateral.

Section 6.5 Maintenance of Properties. Each Loan Party and its respective Subsidiaries will maintain, preserve, protect, and keep, or will cause to be maintained, preserved, protected and kept, all Collateral and all other property used or useful in the conduct of its business in good condition (ordinary wear and tear excepted) materially in accordance with prudent industry standards, in material compliance with all applicable Laws, in material conformity with all applicable contracts, servitudes, leases and agreements, and will from time to time make, or cause to be made, all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

Section 6.6 Maintenance of Existence and Qualifications. Except as would be permitted by Section 7.5, each Loan Party and its respective Subsidiaries will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except (other than in the case of its jurisdiction of incorporation or formation) where the failure so to qualify would not reasonably be expected to cause a Material Adverse Change.

Section 6.7 Payment of Trade Liabilities, Taxes, etc. Each Loan Party and its respective Subsidiaries will (a) timely file all required Tax returns including any extensions; (b) timely pay all Taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within ninety (90) days past the original invoice billing date therefor all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Loan Party and its respective Subsidiaries may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings, if necessary, and has set aside on its books adequate reserves therefor that are required by GAAP.

Section 6.8 Insurance.

(a) Each Loan Party and its respective Subsidiaries shall at all times maintain insurance with responsible and reputable insurance companies or associations (including comprehensive general liability, hazard, and business interruption insurance) with respect to its business and properties (including all real properties leased or owned by it), in such amounts and

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covering such risks as required by any Governmental Authority having jurisdiction with respect thereto and as carried generally in accordance with sound business practice by similarly situated companies in similar businesses (whichever standard requires greater coverage). If any Loan Party or any of its respective Subsidiaries fails to maintain such insurance, Administrative Agent may arrange for such insurance, but at Borrower’s expense and without any responsibility on the part of Administrative Agent for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the sole right (both in the name of Lenders and in the name of the Loan Parties and each of their respective Subsidiaries), to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(b) On or prior to the Closing Date and thereafter, upon reasonable request of the Majority Lenders, each Loan Party and each of its respective Subsidiaries will furnish or cause to be furnished to Administrative Agent from time to time a summary of the respective insurance coverage of such Loan Party or Subsidiary in form and substance reasonably satisfactory to the Majority Lenders, and, if requested, will furnish Administrative Agent copies of the applicable policies. Each Loan Party and its respective Subsidiaries will cause any insurance policies covering any Collateral to at all times be endorsed (i) to provide that such policies may not be cancelled, reduced or affected in any manner for any reason without 30 days prior notice to Administrative Agent, (ii) to name Administrative Agent as an additional insured (in the case of all liability insurance policies) and lender loss payee or mortgagee, as applicable, (in the case of all casualty and property insurance policies), and (iii) to provide for such other matters as any Lender Party may reasonably require.

(c) Upon the occurrence and during the continuance of an Event of Default, all insurance payments in respect of such Collateral shall be paid to Administrative Agent and shall be applied to the prepayment of the Obligations unless otherwise agreed to by the Majority Lenders and Borrower. Subject to Section 2.7(b), upon the request of the relevant Borrower, any other amounts received by Administrative Agent, as lender loss payee or mortgagee, shall be endorsed by Administrative Agent to such Borrower or delivered to such Borrower in the form received.

Section 6.9 Performance on Borrowers’ Behalf. If any Loan Party or any of its respective Subsidiaries fails to pay any taxes, insurance premiums, expenses, attorneys’ fees or other amounts it is required to pay under any Loan Document, Administrative Agent may pay the same. Borrowers shall reimburse Administrative Agent for any such payments and each amount paid by Administrative Agent shall constitute an Obligation owed hereunder which is due and payable within five days of Administrative Agent’s notice thereof to Borrowers.

Section 6.10 Interest. Borrowers hereby jointly and severally promise to each Lender Party to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify Administrative Agent or any Lender but excluding principal of, and interest on, any Loan, interest on which is covered by Section 2.5 and 2.13(a)) that Borrowers have in this Agreement promised to pay to Administrative Agent or such Lender Party and that are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

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Section 6.11 Compliance with Agreements and Law; Permits. Each Loan Party and its respective Subsidiaries will perform in all material respects all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Loan Party and its respective Subsidiaries will conduct its business and affairs in all material respects in compliance with all Laws applicable thereto. Each Loan Party and its respective Subsidiaries will cause all licenses and permits necessary or appropriate for the conduct of its business and the ownership and operation of its property used and useful in the conduct of its business to be at all times maintained in good standing and in full force and effect.

Section 6.12 Environmental Matters; Environmental Reviews.

(a) Each Loan Party and its respective Subsidiaries will comply in all material respects with, and will use commercially reasonable efforts to seek compliance in all material respects by any operator of its properties, if any, with, all applicable Environmental Laws, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain or use commercially reasonable efforts to require that any operator of its properties, if any, obtain, at or prior to the time required by applicable Environmental Laws, all material environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect as required by Environmental Law. No Loan Party nor any of its respective Subsidiaries will do anything or knowingly permit anything to be done that will subject any of its properties to any Lien or investigatory or remedial obligations under, or result in noncompliance with applicable permits and licenses issued under, any applicable Environmental Laws, in each case except as could not, individually or in the aggregate, reasonably be expected to result in Liability of the Loan Parties or any of their respective Subsidiaries with respect thereto in excess of the Environmental Threshold Amount. Upon the Majority Lenders’ reasonable request, at any time and from time to time, Borrowers will provide at their own expense an environmental inspection of any of the Loan Parties’ or any of their respective Subsidiaries’ material real properties and audit of their environmental compliance procedures and practices, in each case from an engineering or consulting firm approved by the Majority Lenders (such approval not to be unreasonably withheld or delayed).

(b) Borrowers will promptly furnish to Lenders (with a copy to the Administrative Agent) copies of all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Loan Party or any of its respective Subsidiaries, or of which they have notice, pending or threatened against any Loan Party or any of its respective Subsidiaries, by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with any Loan Party’s or any of its respective Subsidiaries’ ownership or use of its properties or the operation of its business, in each case, to the extent such notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings exceed $10,000.

(c) Borrowers will promptly furnish to Lenders (with a copy to the Administrative Agent) all requests for information, notices of claim, demand letters, and other notifications, received by any Loan Party or any of its respective Subsidiaries in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

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(d) Each Loan Party and its respective Subsidiaries shall conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and to avoid subjecting the Properties to any Lien and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws. If any Loan Party or any of its respective Subsidiaries shall fail to respond promptly to such matters, Administrative Agent or the Majority Lenders may, but without the obligation to do so, for the sole purpose of protecting Administrative Agent’s interest in the Collateral, enter onto the properties (or authorize third parties to enter onto the properties) and take such actions as Administrative Agent or the Majority Lenders (or such third parties as directed by Administrative Agent or Majority Lenders) deem reasonably necessary or advisable to clean up, remove, mitigate or otherwise remedy any such matter after providing Borrower with reasonable notice and opportunity to cure. All reasonable costs and expenses incurred by Administrative Agent or Majority Lenders (or such third parties) in the exercise of any such rights shall be paid upon demand by the Loan Parties.

(e) Without limiting the foregoing, if an Event of Default is continuing or if the Majority Lenders at any time reasonably believe that any violations of or Liabilities under any Environmental Laws exist with respect to any of the Loan Parties or any of their respective Subsidiaries, their business, or their properties that are not being adequately addressed by any Loan Party or any of its respective Subsidiaries in the reasonable judgment of the Majority Lenders, then each Loan Party and its respective Subsidiaries shall, promptly upon receipt of request from the Majority Lenders or their representatives, cause the performance of, and allow the Majority Lenders or their representatives access to the properties for the purpose of conducting, environmental audits and assessments reasonably related to the violation or Liability (including subsurface sampling of soil and groundwater if reasonably warranted), with a copy of any such audit, assessment or report provided to Borrower; and cause the preparation of such reports, in each case as the Majority Lenders may from time to time reasonably request, at the sole expense of Borrowers (which shall not exceed one per year unless there is an Event of Default that has occurred and is continuing or the Majority Lenders reasonably believe that any violations of or Liabilities under any Environmental Laws exist with respect to any Loan Party, Subsidiary thereof, their business, or their properties). Such audits, assessments and reports, to the extent not conducted by Administrative Agent, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to Majority Lenders and shall be in form and substance reasonably acceptable to Majority Lenders.

Section 6.13 Evidence of Compliance. Each Loan Party and its respective Subsidiaries will furnish to each Lender at the Borrowers’ expense all evidence that Administrative Agent or the Majority Lenders from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Loan Party or any of its respective Subsidiaries in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

Section 6.14 Agreement to Deliver Security Documents. Borrowers agree to deliver and to cause each of its Subsidiaries, each other Loan Party and each of such other Loan Party’s respective Subsidiaries to deliver, to further secure the Secured Obligations whenever requested by the Majority Lenders in their reasonable discretion, deeds of trust, mortgages, chattel

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mortgages, security agreements, financing statements and other Security Documents reasonably satisfactory to the Majority Lenders for the purpose of granting, confirming, and perfecting first and prior liens or security interests, subject to Permitted Liens, in any real or personal property which is at such time Collateral or which was intended to be Collateral pursuant to any Security Document previously executed and not then released by Administrative Agent; provided, however, that at any time that Indebtedness under Section 7.1(h) is outstanding, the GE Mortgage Personal Property shall not constitute Collateral. Without limiting the generality of the foregoing, each Subsidiary of RAAM now existing or created, acquired or coming into existence after the date hereof shall, promptly and in any event within ten (10) days after it has become a Subsidiary of RAAM, execute and deliver to Administrative Agent a security agreement or joinder to security agreement granting Administrative Agent for the benefit of the Secured Parties a security interest in its Collateral securing such timely repayment of the Obligations and due and punctual performance of the Obligations of Borrowers hereunder, which security agreement or joinder to security agreement shall be reasonably satisfactory to the Majority Lenders in form and substance. Each such Subsidiary shall take within ten (10) days of its formation or acquisition such other actions and deliver such other filings, certificates, instruments, agreements and other documents as is necessary to comply with Section 6.14, 6.15, 6.16 and 6.18 or any other security document or that the Administrative Agent or the Majority Lenders may reasonably request to establish and maintain the first priority lien status of its security interest in the Collateral (and any Property that is to become Collateral). RAAM will cause each of its Subsidiaries to deliver to Administrative Agent, simultaneously with its delivery of such security documentation, written evidence reasonably satisfactory to the Majority Lenders and their counsel that such Subsidiary has taken all company action necessary to duly approve and authorize its execution, delivery and performance of such security documentation and any other documents that it is required to execute.

Furthermore, the Loan Parties agree to deliver and to cause each of their respective Subsidiaries to deliver, whenever reasonably requested by the Majority Lenders, in their discretion, transfer orders or letters in lieu thereof with respect to the production and proceeds of production from the Collateral, in form and substance reasonably satisfactory to the Majority Lenders. Borrowers also agree to deliver, whenever reasonably requested by Majority Lenders in their discretion, title opinions from legal counsel acceptable to Majority Lenders with respect to any Loan Party’s or any of its respective Subsidiaries’ properties and interests designated by Majority Lenders, based upon abstract or record examinations to dates reasonably acceptable to Majority Lenders and stating that such Loan Party or Subsidiary has good and defensible title to such properties and interests, free and clear of all Liens other than Permitted Liens, confirming that such properties and interests are subject to Security Documents securing the Secured Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and covering such other matters as Majority Lenders may reasonably request.

Section 6.15 Liens on Oil and Gas Properties Acquired or Completed in the Future. Within thirty (30) days following the date of delivery of each Engineering Report and concurrently with the consummation of any Investment permitted under Section 7.8 (or as of such later date as the Majority Lenders may agree in their sole discretion), Borrowers will execute and deliver documentation in form and substance reasonably satisfactory to the Majority Lenders, granting to Administrative Agent, for the benefit of the Lender Parties, first perfected

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Liens on and in the oil, gas and mineral lease(s) covering each well acquired or completed since the prior Engineering Report was delivered or acquired as part of such Investment which is capable of production of oil, gas or other hydrocarbons in paying quantities, insofar as such lease(s) cover the proration unit assigned to such well. Concurrent with the granting of such Liens, Borrowers will furnish to Administrative Agent title opinions in form, substance and authorship satisfactory to the Majority Lenders concerning such properties as may be requested by Administrative Agent or the Majority Lenders and will furnish all other documents and information relating to such properties as Administrative Agent or Majority Lenders may reasonably request.

Section 6.16 Perfection and Protection of Security Interests and Liens. The Loan Parties will from time to time deliver, and will cause each of their respective Subsidiaries from time to time to deliver, to Administrative Agent any financing statements, continuation statements, extension agreements, amendments to Security Documents, and other documents, properly completed and executed (and acknowledged when required) by the Loan Parties and each of their respective Subsidiaries in form and substance reasonably satisfactory to the Majority Lenders, which is necessary in order to or which the Administrative Agent requests for the purpose of (i) perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Secured Obligations and (ii) maintaining compliance with all applicable Laws, including those of any applicable Indian tribe, the Bureau of Indian Affairs, and the U.S. Bureau of Land Management. Each Loan Party and all of their respective Subsidiaries hereby authorize Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the collateral describing the Collateral as “all assets” without the signature of any Loan Party or any of its respective Subsidiaries.

Section 6.17 Bank Accounts; Offset. To secure the repayment of the Secured Obligations, each Loan Party hereby grants to each Lender and each of their respective Affiliates a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender and each of their respective Affiliates at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of such Loan Party now or hereafter held or received by or in transit to any Lender or any of their respective Affiliates from or for the account of such Loan Party, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of such Loan Party with any Lender or any of their respective Affiliates, and (c) any other credits and claims of such Loan Party at any time existing against any Lender, including claims under certificates of deposit (in each case, other than cash collateral securing surety bonds in accordance with the Bonding Arrangements and Section 7.2(e) hereunder). At any time and from time to time after the occurrence of any Event of Default, each Lender and each of their respective Affiliates, is hereby authorized to foreclose upon, or to offset against the Secured Obligations then due and payable (in either case without notice to any Loan Party), any and all items hereinabove referred to.

Section 6.18 Mortgaged Property Covenants. As used in this section, the terms “Mortgaged Property”, “Production” and “Property” mean, respectively, all “Mortgaged Property”, “Production” and “Property” as defined in any Mortgage, and the term “Mortgagor” means each “Mortgagor” as defined in any Mortgage. Each Loan Party and its respective Subsidiaries will maintain in full force and effect all oil, gas or mineral leases, contracts,

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servitudes and other agreements forming a part of any Oil and Gas Property covered by the most recent Engineering Report or acquired hereafter, to the extent the same cover or otherwise relate to such Oil and Gas Property, and each Loan Party and its respective Subsidiaries will timely perform all of its obligations thereunder in all material respects. Each Loan Party and its respective Subsidiaries will properly and timely pay all rents, royalties and other payments due and payable under any such leases, contracts, servitudes and other agreements, or under the Permitted Liens, or otherwise attendant to its ownership or operation of any Oil and Gas Property. Each Loan Party and its respective Subsidiaries will promptly notify Administrative Agent of any claim (or any conclusion by such Loan Party or Subsidiary) that such Loan Party or Subsidiary is obligated to account for any royalties, or overriding royalties or other payments out of production, on a basis (other than delivery in kind) less favorable to such Loan Party or Subsidiary than proceeds received by the Loan Party or Subsidiary (calculated at the well) from sale of production. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

Section 6.19 Production Proceeds. Notwithstanding that, by the terms of the various Security Documents, the Loan Parties and each of its respective Subsidiaries are and will be assigning to Administrative Agent and Lenders all of the “Production Proceeds” (as defined therein) accruing to the property covered thereby, so long as no Event of Default has occurred, the Loan Parties and each of its respective Subsidiaries may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of an Event of Default, Administrative Agent may and, at the direction of the Majority Lenders, shall exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by the Loan Parties and each of their respective Subsidiaries or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Administrative Agent or Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Production Proceeds by Administrative Agent or Lenders to the Loan Parties and each of their respective Subsidiaries constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Administrative Agent to collect other Production Proceeds thereafter.

Section 6.20 Guaranties of Borrower’s Subsidiaries. Each Subsidiary of RAAM (other than the Borrowers) now existing or created, acquired or coming into existence after the date hereof shall, promptly and in any event within ten (10) days after it has become a Subsidiary of RAAM, execute and deliver to Administrative Agent an absolute and unconditional guaranty of the timely repayment of the Secured Obligations and the due and punctual performance of the obligations of Borrowers hereunder. Each Subsidiary of RAAM existing on the date hereof (other than the Borrowers) shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder. RAAM will cause each of its Subsidiaries (other than the Borrowers) to deliver to Administrative Agent, simultaneously with its delivery of such a guaranty, written evidence reasonably satisfactory to the Administrative Agent, the Majority Lenders and their respective counsel that such Subsidiary has taken all company action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents that it is required to execute.

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Section 6.21 Hedging Contracts. Beginning on the Closing Date and continuing thereafter, the Borrowers will maintain in full force and effect Hedging Contracts satisfying the Hedging Criteria and which hedge in the aggregate notional volumes of sixty-five percent (65%) (the “Required Threshold”) (measured on a twenty-four (24) month average) of the reasonably anticipated Projected Oil and Gas Production from Proved Developed Producing Reserves (as set forth on the Engineering Report most recently delivered pursuant to Section 4.1(h), Section 6.2(c) or Section 6.2(d)) for a 2-year period for each of crude oil and gas (the “Required Hedging Contracts”); provided, however, the Borrowers shall not be required to hedge any projected offshore production for the months of August, September or October of each year; provided, further, the failure of Borrowers to meet the Required Threshold shall not be a Default hereunder as long as the Borrowers satisfy the following milestones within the time periods set forth below:

(a) by the date that falls thirty (30) after the Closing Date, the Borrowers must maintain in full force and effect Hedging Contracts which hedge in the aggregate notional volumes of fifty-five percent (55%) (measured on a twenty-four (24) month average) of the reasonably anticipated Projected Oil and Gas Production from Proved Developed Producing Reserves at Oil and Gas Properties in the manner set forth and in accordance with this Section 6.21;

(b) by the date that falls forty-five (45) days after the Closing Date, the Borrowers must maintain in full force and effect Hedging Contracts which hedge in the aggregate notional volumes of sixty percent (60%) (measured on a twenty-four (24) month average) of the reasonably anticipated Projected Oil and Gas Production from Proved Developed Producing Reserves at Oil and Gas Properties in the manner set forth and in accordance with this Section 6.21; and

(c) by the date that falls sixty-five (65) after the Closing Date, the Borrowers must maintain in full force and effect Hedging Contracts which hedge in the aggregate notional volumes of sixty-five percent (65%) (measured on a twenty-four (24) month average) of the reasonably anticipated Projected Oil and Gas Production from Proved Developed Producing Reserves at Oil and Gas Properties in the manner set forth and in accordance with this Section 6.21.

Section 6.22 Non-Consolidation. Unless otherwise consented to by Administrative Agent or Majority Lenders , each Loan Party and its respective Subsidiaries shall: (a) maintain entity records and books of account separate from those of any other entity that is an Affiliate of such entity; (b) not commingle its funds or assets with those of any other entity that is an Affiliate of such entity; and (c) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of other entities.

Section 6.23 Operation and Maintenance of Properties. Each Loan Party, at its own expense, will, and will cause each of its Subsidiaries to:

(a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all applicable Law, including, without limitation, applicable

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pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Change;

(b) preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities;

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and obligations accruing under the leases or other agreements affecting or pertaining to its material Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder;

(d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its material Oil and Gas Properties and

(e) to the extent a Loan Party or its Subsidiary is not the operator of any Property, such Loan Party shall use commercially reasonable efforts to cause the operator to comply with this Section 6.23, but the failure of the operator to so comply (after the use by such Loan Party or Subsidiary of such commercially reasonable efforts) will not constitute a Default or Event of Default hereunder.

Section 6.24 Post-Closing Obligations. Each Loan Party shall execute and deliver the documents and complete the tasks set forth on Section 6.24 of the Disclosure Schedules, in each case within the time limits specified on such schedule (or by such later date as the Majority Lenders may agree in their sole discretion), in each case, unless waived by Majority Lenders in their sole discretion.

ARTICLE VII- Negative Covenants

To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrowers, and to induce each Lender to enter into this Agreement and make the Loans, each Loan Party warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement (as determined without regard to unasserted indemnity claims), unless Majority Lenders have previously agreed otherwise:

Section 7.1 Indebtedness. No Loan Party nor any of its respective Subsidiaries will in any manner owe or be liable for Indebtedness except:

(a) the Obligations.

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(b) Indebtedness of any Loan Party to another Loan Party, including guarantees by any Loan Party of Indebtedness of another Loan Party, to the extent the guaranteed Indebtedness is permitted under this Section 7.1 and evidenced by the Intercompany Note (or any other intercompany note in form and substance reasonably acceptable to the Majority Lenders) and pledged to the Administrative Agent.

(c) Indebtedness owed to any Person providing workers’ compensation claims, health, disability or other employee benefits, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business and not exceeding $100,000 in the aggregate at any time outstanding.

(d) Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business and acceptable to the Majority Lenders in their reasonable discretion (it being agreed and understood that any Indebtedness of any Loan Party in respect of Bonding Arrangements are acceptable to the Majority Lenders).

(e) Indebtedness of an Loan Party incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) (including any such Indebtedness assumed in connection with an acquisition that is of the type permitted under this Section 7.1(e)) shall not exceed $500,000 at any time outstanding.

(f) (i) Indebtedness in respect of expenses incurred in the ordinary course of business, not to exceed $1,000,000 in any Fiscal Year, (ii) Premium Financing Indebtedness and (iii) any other unsecured Indebtedness; provided, however, Indebtedness incurred under this clause (f) shall not exceed $5,000,000 in the aggregate at any time outstanding.

(g) [Reserved].

(h) Indebtedness pursuant to the GE Note and any refinancings, renewals or extensions thereof; provided that (i) the principal amount of such Indebtedness is not increased at the time of or in connection with such refinancing, renewal or extension, (ii) the maturity date of such refinancing or renewal Indebtedness is no earlier than the maturity date in effect for the GE Note on the date hereof, (iii) the weighted-average-life-to-maturity of such refinancing, renewal or extension Indebtedness is no shorter than the weighted-average-life-maturity of such GE Note as in effect on the date hereof and (iv) the collateral securing such refinancing, renewal or extension Indebtedness is the identical to the collateral securing the GE Note on the date hereof (and improvements, replacements, proceeds or accessions thereto).

(i) The Permitted Second Lien Debt which is issued in compliance with the terms hereof and the Intercreditor Agreement; provided that the maximum principal amount of Permitted Second Lien Debt outstanding at any time shall not exceed $250,000,000.

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Section 7.2 Limitation on Liens. No Loan Party nor any of its respective Subsidiaries will create, assume or permit to exist any Lien upon any of the properties or assets that it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents, the following (“Permitted Liens”):

(a) Liens which secure Secured Obligations only.

(b) (i) statutory Liens for taxes, statutory mechanics’ and materialmen’s Liens incurred in the ordinary course of business, and other similar statutory Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only Liabilities which are not delinquent or which are being contested as provided in Section 6.7 and for which adequate reserves have been set aside in accordance with GAAP and (ii) any Liens granted to landlords in the ordinary course of business on property located in or on the premises which such landlord is leasing or subleasing to such Loan Party or Subsidiary to the extent such lease or sublease is not prohibited by this Agreement or the other Security Documents.

(c) Liens on fixed or capital assets (including office equipment, data processing equipment and motor vehicles) acquired, constructed or improved by any Loan Party; provided that (i) such Liens secure Indebtedness permitted by clause (e) of Section 7.1, (ii) such Liens and the Indebtedness secured thereby are incurred within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other Property of the Loan Parties.

(d) Liens on Cash or Cash Equivalents pledged to secure payment of worker’s compensation insurance (or to participate in any fund in connection with worker’s compensation insurance), unemployment insurance, pensions or social security programs or similar legislation, in each case, in the ordinary course of business and to the extent such obligations are permitted hereunder.

(e) Liens on Cash or Cash Equivalents to secure the performance of bids, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and acceptable to the Majority Lenders in their reasonable discretion (it being agreed and understood that any Liens on cash collateral to secure surety bonds in accordance with any Bonding Arrangements under clause (ii) of the definition thereof is acceptable to the Majority Lenders).

(f) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, provided that (i) such items do not materially impair the use of such property for the purposes intended and (ii) none of which restrictions or easements are violated by existing or proposed structures or land use.

(g) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by any Loan Party in the ordinary course of business covering the Property under the lease.

(h) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by a Loan Party to provide collateral to the depository institution.

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(i) as to property which is Collateral, any Liens expressly permitted to encumber such Collateral under any Security Document covering such Collateral.

(j) Liens encumbering property securing the Indebtedness permitted under Section 7.1(f)(i).

(k) Customary liens created pursuant to operating agreements arising in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only Liabilities which are not delinquent or which are being contested as provided in Section 6.7.

(l) Liens created pursuant to the GE Mortgage as in effect on the date hereof or as refinanced in accordance with Section 7.1(h) that secure the GE Note.

(m) Liens securing the Permitted Second Lien Debt, which are subordinated to the Liens securing the Secured Obligations pursuant to the Intercreditor Agreement.

Section 7.3 Weighted-Average Payable Maturity. The weighted-average maturity of all obligations and liabilities of Borrowers incurred on ordinary terms to vendors, suppliers and other Persons providing goods and services used by Borrowers in the ordinary course of business shall not exceed 75 days at any time.

Section 7.4 Hedging Contracts. No Loan Party nor any of its respective Subsidiaries will be a party to or in any manner be liable on any Hedging Contract, except Hedging Contracts (including Required Hedging Contracts) entered into with the purpose and effect of fixing prices on crude oil or gas expected to be produced by the Loan Parties as long as (i) the counterparties thereto are Lenders or Affiliates of Lenders that are counterparties with respect to other Required Hedging Contracts or acceptable to the Majority Lenders in their reasonable discretion, in each case at the time the relevant Hedging Contract is entered into or at the time of any assignment or other transfer thereof, (ii) such Hedging Contracts are entered into in the ordinary course of business and not for speculative purposes, (iii) the aggregate notional amount of such Hedging Contracts does not exceed (i) eighty-five percent (85%) of the reasonably anticipated Projected Oil and Gas Production from the Loan Parties’ Proved Developed Producing Reserves (as set forth on the Engineering Report most recently delivered pursuant to Section 4.1(h), Section 6.2(c) or Section 6.2(d)) for each month for a 2-year period for each of crude oil and gas, calculated separately from the last day of each such month or (ii) seventy percent (70%) of the reasonably anticipated Projected Oil and Gas Production from the Loan Parties’ Proved Developed Producing Reserves (as set forth on the Engineering Report most recently delivered pursuant to Section 4.1(h), Section 6.2(c) or Section 6.2(d)) for each month for a 2-year period for each of crude oil and gas, calculated separately from the last day of each such month, commencing on the twenty-fifth (25th) month and ending on the forty-eighth (48th) month after such Hedging Contract is entered into, (iv) such Hedging Contracts do not have a term of more than forty-eight (48) months after the Hedging Contract is entered into and (v) such Hedging Contracts do not contain any requirement, obligation, agreement or covenant requiring any Loan Party or any of its respective Subsidiaries to post collateral, security or margin with respect thereto (other than pursuant to the Security Documents) (clauses (i) through (v), the “Hedging Criteria”).

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Section 7.5 Limitation on Mergers, Issuances of Securities. No Loan Party nor any of its respective Subsidiaries (which, for purposes of this Section 7.5 shall include Charter IV, Champion and Champion UK) will liquidate, dissolve, merge, consolidate or otherwise undergo a reorganization with or into any other Person (including any conveyance, transfer, lease or other Disposition (whether in one transaction or in a series of transactions) of all or substantially all of its assets to or in favor of any Person) (for purposes of this Section 7.5, a “fundamental transaction”), except that (i) a Borrower may undergo a fundamental transaction with or into another Borrower so long as (a) the Borrower that is the surviving entity expressly assumes the Obligations of the Borrower that does not survive pursuant to a supplement in form and substance reasonably acceptable to the Majority Lenders, (b) each other Loan Party shall confirm its guarantee of such surviving Borrower’s Obligation and the Liens that secure such guarantee, (c) the surviving Borrower shall deliver to the Administrative Agent an officer’s certificate and opinion of counsel, each stating that such fundamental transaction and such supplement to this Agreement or any Security Document preserves with respect to the Borrower the enforceability of this Agreement, the guaranty and the Security Documents and the perfection of the Loans under the Security Documents and (d) the Majority Lenders shall be satisfied in their reasonable discretion that such fundamental transaction will not result in any adverse tax consequences to the Loan Parties, the Administrative Agent or any Lender; provided, however, no such fundamental transaction shall be permitted hereunder unless Borrowers shall have delivered no less than five (5) Business Days prior written notice to the Administrative Agent and the Borrowers and Subsidiaries shall have taken all actions necessary or desirable to maintain the first lien perfected security interest of Administrative Agent in the Collateral affected by or subject to such fundamental transaction and (ii) Charter IV may be dissolved and liquidated into RAAM, as long as (a) the only liabilities of Charter IV at the time of the dissolution or liquidation are liabilities in favor of the Loan Parties, (b) no payments (Cash, Cash Equivalents or otherwise) are made to any Person (other than RAAM) in connection therewith and (c) the Majority Lenders shall be satisfied in their reasonable discretion that such fundamental transaction will not result in any adverse tax consequences to the Loan Parties, the Administrative Agent or any Lender. No Subsidiary of any Loan Party which is a partnership will allow any diminution of such Loan Party’s interest (direct or indirect) therein. No Borrower or Subsidiary will issue any Equity or any options, warrants or other rights to acquire such additional Equity. No Subsidiary of any Borrower which is a partnership will allow any diminution of such Borrower’s interest (direct or indirect) therein.

Section 7.6 Limitation on Dispositions. No Loan Party nor any of its respective Subsidiaries will, except as allowed in Section 7.2, Dispose of any of its assets or properties or any interest therein, or discount, sell, pledge or assign any notes payable to it, accounts receivable or future income or engage in any sale and leaseback transaction, except, to the extent not otherwise forbidden under the Security Documents:

(a) Dispositions of equipment that is worthless or obsolete or which is replaced by equipment of equal suitability and value;

(b) Dispositions of inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms;

(c) Dispositions of assets by Borrower to another Borrower for bona fide business reasons; provided, however, the security interest created in favor of the Administrative Agent for the benefit of the Secured Parties in any such assets shall not be released, impaired or affected

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thereby and, prior to making any such Disposition, the Borrowers shall have taken all actions necessary or desirable to establish and maintain the Administrative Agent’s first lien perfected security interest therein (including, without limitation, amending any mortgages to the extent applicable);

(d) Investments permitted in accordance with Section 7.8;

(e) Farm outs in the ordinary course of business of undeveloped acreage or undrilled depths not constituting Proved Reserves; provided, however, in the event of a farm out (whether in connection with a joint venture or otherwise) of at least twenty-five thousand (25,000) net acres or with respect to which any Loan Party or Subsidiary thereof (or any Affiliate on behalf of such Loan Party or Subsidiary) receives proceeds (whether in the form of Cash, Cash Equivalents, drilling carry or otherwise) in excess of ten million Dollars ($10,000,000), then such farm out shall be subject to the prior written approval of the Majority Lenders (not to be unreasonably withheld, conditioned or delayed) and which such approval shall be deemed given to the extent the Majority Lenders fail to confirm in writing any rejection within ten (10) Business Days of receiving a written request therefor from any Loan Party;

(f) Dispositions of up to 7.5% of the interests in the Ship Shoal 150 Well to Charter IV in accordance with the plan fully described on Schedule B to the officer’s certificate dated as of the Closing Date and delivered pursuant to Section 4.1(d)(ii) (the “Charter IV Incentive Plan”) and assignments of overriding royalty interests to certain key employees in accordance with the ORRI Plan (and the limitations set forth in the definition thereof) as in effect on the date hereof;

(g) Dispositions of any Oil and Gas Properties to which no Proved Reserves are attributed that are sold for fair market value for Cash consideration to a Person who is not an Affiliate; provided that no Default or Event of Default has occurred and is continuing on the date of such sale or would result from consummating such sale and the Net Disposition Proceeds therefrom are applied in accordance with Section 2.7(a); and

(h) Dispositions of any Oil and Gas Properties to which Proved Reserves are attributed that are sold for fair market value Cash consideration to a Person who is not an Affiliate not in the aggregate (taking into account all such sales of all Loan Parties and Subsidiaries) in excess of $10,000,000 for all such Dispositions or series of related Dispositions in any twelve (12) month period, the sale of which will not materially impair or diminish the value of the Collateral; provided that no Default or Event of Default has occurred and is continuing on the date of such sale or would result from consummating such sale and the Net Disposition Proceeds therefrom are applied in accordance with Section 2.7(a).

Section 7.7 Limitation on Dividends and Redemptions.

No Loan Party nor any of its respective Subsidiaries will declare or pay any dividends on, or make any other distribution in respect of, any class of its Equity, except for the Permitted Distributions, nor will any Loan Party or any of its respective Subsidiaries directly or indirectly purchase, redeem, acquire or retire any Equity in any Loan Party or any of its respective Subsidiaries (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the Equity of any Loan Party or any of its respective Subsidiaries.

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Section 7.8 Limitation on Investments and New Businesses. No Loan Party nor any of its respective Subsidiaries will (i) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its businesses and operations as an independent oil and gas exploration, development, and production company, (ii) repurchase, redeem or otherwise repay any notes or Indebtedness issued pursuant to the Second Lien Indenture except as expressly required under the Second Lien Indenture as in effect on the date hereof or (iii) make any acquisitions of or capital contributions to or other Investments in any Person that is not a Loan Party other than, in the case of clause (iii), (a) Investments of Cash Equivalents as permitted under Section 7.9, or (b) the acquisition of the stock of Charter IV as long as (x) the only Liabilities of Charter IV at the time of acquisition are Liabilities owed to the Loan Parties, and (y) (i) the purchase price for such stock does not exceed the fair market value (as determined by Netherland Sewell and Associates Inc.) of the interest in the Ship Shoal 150 Well owned by Charter IV, (ii) the purchase price is first applied to the payment of joint interest billings owed by Charter IV to the Loan Parties, with any remainder paid in Cash to the holders of such stock to the extent permitted by the following clause (iii), and (iii) the Majority Lenders, acting in their reasonable discretion, have approved the amount of the Cash payments made to the stockholders (which, for the avoidance of doubt, may be none) (a “Permitted Charter IV Acquisition”) or (c) any acquisitions of Oil and Gas Properties (other than any interest in the Equity or Properties of Charter IV) in an aggregate amount not to exceed $10,000,000 per twelve (12) month period; provided, however, that the following conditions are satisfied:

(a) no Default or Event of Default shall have occurred and be continuing immediately prior to or upon giving effect to such acquisition or upon entering into a binding commitment with respect thereto;

(b) the Borrowers shall have provided Administrative Agent (i) at least five (5) Business Days prior written notice of such acquisition, along with a term sheet or other reasonably detailed description thereof and (ii) concurrent with the consummation thereof, a certificate of an officer of RAAM, in form and substance reasonably satisfactory to the Majority Lenders, certifying that all of the requirements set forth in this Section 7.8(iii) have been satisfied;

(c) such acquisition must be of Oil and Gas Properties located in the lower forty-eight (48) states of the United States and must be located no deeper than the Gulf of Mexico Shelf (and, in any case, no deeper than 600 feet below sea level); and

(d) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and each applicable Loan Party and any newly created or acquired Subsidiary shall be Guarantors and shall have complied with the requirements of Article VI herein, within the times specified therein.

Section 7.9 Limitation on Credit Extensions. Except for Cash Equivalents, no Loan Party nor any of their respective Subsidiaries will extend credit, make advances or make loans other than normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

Section 7.10 Transactions with Affiliates. No Loan Party nor any of its Subsidiaries will (a) engage in any transaction with any of its Affiliates outside of the ordinary course of

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business or on terms that are less favorable to it than those that would have been obtainable at the time in arm’s-length dealing with Persons other than such Affiliates, (b) pay any management, consulting or similar fees or provide any other non-ordinary course compensation to any Affiliate or to any officer, director or employee of any Loan Party or Subsidiary thereof or any Affiliate other than (i) payment of reasonable compensation to officers and employees for actual services rendered to a Loan Party or any Subsidiary and (ii) payment of reasonable and customary directors’ fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending such meetings, in the case of clauses (i) and (ii), in the ordinary course of business and consistent with such payments and compensation as of immediately prior to the Closing Date and, in the case of any compensation paid pursuant to employee incentive plans, as fully described in the definition of “ORRI Plan”, “Charter IV Incentive Plan”, and the officer’s certificate dated as of the Closing Date and delivered pursuant to Section 4.1(d)(ii) (it being agreed and understood that the Loan Parties shall not amend, supplement or modify the Charter IV Incentive Plan, any ORRI Plan or any other plan described in the officer’s certificate dated as of the Closing Date and delivered pursuant to Section 4.1(d)(ii) (including, without limitation, the implementation of any changes to the calculations of, and time periods for, such payments and compensation) or enter into any other overriding royalty plans, equity incentive or other employee incentive plans without the prior written consent of the Majority Lenders) or (c) Dispose of any property to an Affiliate and/or repurchase any such property so Disposed, in each case, other than any such Disposition or repurchase solely amongst Loan Parties; provided, however, that, any Loan Party or any of its Subsidiaries shall be permitted to (x) make the Disposition permitted under Section 7.6(f) in accordance with the Charter IV Incentive Plan as in effect on the date hereof and as fully disclosed to the Lenders prior to the Closing Date, (y) acquire the stock of Charter IV in accordance with Section 7.8 and (z) carry Charter IV’s share of joint interest billings as in existence on the date hereof and as fully disclosed to the Majority Lenders prior to the Closing Date or as in existence after the date hereof pursuant to and in accordance with the Charter IV Incentive Plan as in effect on the date hereof and as fully disclosed to the Lenders prior to the Closing Date (provided, however, such Charter IV Incentive Plan shall not be amended, supplemented or otherwise modified without the prior written consent of the Majority Lenders).

Section 7.11 Prohibited Contracts. Except as expressly provided for in the Loan Documents or the Second Lien Indenture (other than with respect to clause (v)), no Loan Party nor any of its respective Subsidiaries will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Loan Party or its respective Subsidiaries to: (i) pay dividends or make other distributions to any Borrower, (ii) to redeem equity interests held in it by any Borrower, (iii) repay loans and other indebtedness owing by it to any Borrower, (iv) transfer any of its assets to any Borrower or (v) grant a Lien to the Administrative Agent for the benefit of the Secured Parties in any Property of a Loan Party other than customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business consistent with past practice (provided that such restrictions are limited to the property or assets subject to such leases, licenses or similar agreements, as the case may be). No Loan Party nor any of its respective Subsidiaries will enter into any “take-or-pay” contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Loan Party nor any of its respective Subsidiaries will enter into, create, allow to exist, amend or permit any amendment to any contract, consensual restriction or lease which releases, qualifies, limits, makes contingent or

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otherwise detrimentally affects the rights and benefits of Administrative Agent or any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any Multiemployer Plan or any plan subject to Section 4064 of ERISA.

Section 7.12 Subsidiaries.

(a) Borrowers shall not create or own any Subsidiary without the prior consent of Majority Lenders (such consent not to be unreasonably withheld or delayed). Other than the Subsidiaries set forth on Section 7.12 of the Disclosure Schedule, no Guarantor shall create or own any Subsidiary without the prior consent of Majority Lenders.

(b) The Loan Parties shall not permit Charter IV to engage in any business activities (including, without limitation, the issuance of any dividends or distribution or the consummation of any Investments) or have any Properties or Liabilities (including any Indebtedness), other than those Properties and Liabilities existing as of the date hereof that are set forth on Schedule 7.12(b) hereto and other Liabilities that are owed to RAAM from time to time and are otherwise permitted hereunder (the “Permitted Charter Liabilities”); provided, however, (i) Charter IV may be acquired by RAAM pursuant to a Permitted Charter IV Acquisition and (ii) Charter IV may be dissolved or liquidated into RAAM pursuant to a Permitted Charter Dissolution (it being agreed and understood that Charter IV shall be dissolved in accordance with and within the time periods required for a Permitted Charter Dissolution).

(c) The Loan Parties shall not permit either Champion or Champion UK to engage in any business activities (including, without limitation, the consummation of any Disposition with respect to the Equity therein or the Properties thereof) or have any Properties or Liabilities (including any Indebtedness), other than those Properties and Liabilities existing as of the date hereof that are set forth on Schedule 7.12(c) hereto; provided, however, the Equity in or Property of Champion and Champion UK may be Disposed of for consideration in the form of Cash or Cash Equivalents for no less than fair market value pursuant to an arm’s length transaction with a Person that is not an Affiliate of any Loan Party as long as the Net Disposition Proceeds thereof are applied pursuant to Section 2.7(a) (assuming for such purpose that such Net Disposition Proceeds have been received by a Loan Party).

Section 7.13 Current Ratio. The ratio of RAAM’s Consolidated current assets to RAAM’s Consolidated current Liabilities will never be less than 1.0 to 1.0, tested as of the end of each Fiscal Quarter, beginning with Fiscal Quarter ending September 30, 2014. For purposes of this Section, (i) any deferred tax obligations of the Loan Parties and each of their respective Subsidiaries and the current portion of the Liabilities of the Loan Parties and each of their respective Subsidiaries arising from the application of ASC Topic 815, Derivatives and Hedging, and ASC Topic 410, Asset Retirement and Environmental Obligations, shall be excluded from current Liabilities, (ii) the current maturities of the Loans and Permitted Second Lien Debt shall be excluded from current Liabilities and (iii) any deferred tax assets and any hedges (to the extent reflected as an asset on the balance sheet) shall be excluded from current assets.

Section 7.14 First Lien Leverage Ratio. As of the end of each Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2014, the Consolidated First Lien Indebtedness of the Loan Parties and their Subsidiaries as of such date to the Consolidated EBITDA of the Loan Parties and their Subsidiaries for the four immediately preceding consecutive Fiscal Quarters shall never be greater than 2.0 to 1.0.

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Section 7.15 General and Administrative Expenses. For any four-Fiscal Quarter period, the aggregate amount of general and administrative expenses incurred by Borrowers shall not exceed 20% of gross revenue for such four-Fiscal Quarter period.

Section 7.16 Permitted Second Lien Debt. No Loan Party nor any of its respective Subsidiaries will (a) permit the amendment, modification or other change in any manner of any of the provisions of the Permitted Second Lien Debt, the Second Lien Indenture or the documents related thereto except to the extent not prohibited by the Intercreditor Agreement, (b) incur Permitted Second Lien Debt, except to the extent not prohibited by the Intercreditor Agreement or Section 7.1, or (c) prepay any Permitted Second Lien Debt consisting of principal on any loan made pursuant to the Second Lien Indenture without the prior written consent of the Lenders.

Section 7.17 PDP Asset Coverage Ratio. The Borrowers shall not permit the PDP Asset Coverage Ratio, as of any Coverage Ratio Testing Date to be less than the ratio set forth below for the period in which the applicable Coverage Ratio Testing Date falls. The PDP Asset Coverage Ratio shall be tested as of (i) January 1, 2015 and January 1, 2016 based on the applicable Engineering Report required under Section 6.2(c) and (ii) April 1, 2015, July 1, 2015 and July 1, 2016 based on the applicable Engineering Report required under Section 6.2(d) (each such date, a “Coverage Ratio Testing Date”):

Each Fiscal Quarter Ending on the Following Dates	PDP Asset Coverage Ratio
Until (but excluding) March 31, 2015	1.0 to 1.0
On and after March 31, 2015	1.1 to 1.0

Notwithstanding anything to the contrary set forth above, with respect to the Coverage Ratio Testing Date occurring as of December 31, 2014, the parties hereto acknowledge and agree that if the PDP Asset Coverage Ratio is less than 1.00 to 1.00 as of such date, (A) the PDP Asset Coverage Ratio will be retested for December 31, 2014 to give effect to (i) any wells completed and producing and continuing to produce as of March 31, 2015 and which would have been given credit as Proved Developed Producing Reserves by Netherland Sewell & Associates, Inc. as of that date but for the fact such wells were not yet seasoned for credit in the applicable Engineering Report (as certified by the Borrowers and reasonably acceptable to the Majority Lenders) and (ii) the Gemini well as long as the Gemini well has been completed as of December 31, 2014 (regardless of whether such well is yet fully online at that date but only as long as such well is online and producing as of March 31, 2015 and would have been given credit as Proved Developed Producing Reserves by Netherland Sewell & Associates, Inc. as of that date but for the fact such well was not yet then fully online) (the “Additional Asset Coverage” and (B) if, after giving effect to the Additional Asset Coverage, the PDP Asset Coverage Ratio would have been more than 1.00 to 1.00 as of such date, then then the Borrowers shall be deemed in compliance with this Section 7.17 as of December 31, 2014 for all purposes hereunder.

Section 7.18 Anti-Layering Provisions. No Loan Party shall, nor shall it permit any of its Subsidiaries to, incur any Indebtedness that contain, or amend the terms of any Indebtedness to contain, any anti-layering provisions, including, without limitation, any provision that requires any Indebtedness that is subordinated to the Obligations hereunder to also be subordinated to the obligations under such other Indebtedness.

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Section 7.19 Take-or-Pay Arrangements. No Loan Party shall, nor shall it permit any of its Subsidiaries to, accept material prepayments (including payments for gas or other products not taken pursuant to “take or pay” or other similar arrangements) for any Hydrocarbons produced or to be produced from any Oil and Gas Property after the date hereof or any “take or pay”, gas imbalances or other similar arrangement that would require the Loan Parties or any of their Subsidiaries to deliver Hydrocarbons at some future time without receiving full payment therefor at the time of delivery.

Section 7.20 Amendments to Organizational Agreements. No Loan Party shall materially amend or permit any material amendments to any Loan Party’s Organizational Documents in each case in a manner adverse to the Lenders without the prior written consent of the Majority Lenders in their reasonable discretion (it being agreed and understood that (i) any amendment, modification, termination or rescission of or to the resolutions and consents attached to the officer’s certificates delivered pursuant to Section 4.1(d)(i) and Section 4.1(f) and (ii) any election by a Borrower (or the member or board of managers (or similar governing body) of a Borrower) to have such Borrower’s Equity governed by Article 8 of the UCC shall be prohibited hereunder).

ARTICLE VIII- Events of Default and Remedies

Section 8.1 Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

(a) Any Loan Party or Subsidiary fails to pay any principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

(b) Any Loan Party or Subsidiary fails to pay any Obligation (other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within five (5) Business Days after the same becomes due;

(c) Any “default” or “event of default” occurs under any Loan Document that defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

(d) Any Loan Party or Subsidiary fails to duly observe, perform or comply with any covenant, agreement or provision of (i) Section 6.4, Section 6.24 or Article VII or (ii) Section 6.2, 6.3, 6.8, 6.15, 6.20 or 6.21 and such failure continues for five (5) Business Days;

(e) Any Loan Party or Subsidiary fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document to which it is a party, and such failure remains unremedied for a period of thirty (30) days after the earlier of (i) notice of such failure is given by Administrative Agent to Borrowers, (ii) notice of such failure is given by an officer of Borrowers to Administrative Agent or (iii) the date on which any officer of RAAM or its Subsidiaries first becomes aware thereof;

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(f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Loan Party or Subsidiary in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Administrative Agent in accordance with the terms hereof;

(g) Any Loan Party or Subsidiary breaches or defaults in the performance, in any material respect, of (i) any agreement with any Person or (ii) any term or condition of any instrument, if such agreement or instrument is materially significant to Borrowers on a Consolidated basis, and such failure is not remedied or waived within the applicable period of grace (if any) provided in such agreement or instrument;

(h) (x) Any “event of default” shall occur under the Second Lien Indenture or (y) any Loan Party or Subsidiary (i) fails to pay any portion, when such portion is due, of any of its Indebtedness or obligations under its Hedging Contracts in excess of $1,000,000, or (ii) breaches or defaults in the performance of, or an early termination event occurs under, any such Hedging Contract or any agreement or instrument by which any such Indebtedness is issued or such Hedging Contract or Indebtedness is evidenced, governed, or secured, and, in the case of Indebtedness, any such failure, breach or default would entitle the holder of such Indebtedness (if such failure, breach or default were not waived) to accelerate the maturity of such Indebtedness and such failure, breach or default continues unwaived beyond any applicable period of grace provided therefor (it being agreed and understood that any such waiver shall not affect any acceleration of the Loans or Obligations hereunder that occurred prior to to time of such waiver). For purposes hereof, obligations of any Loan Party or Subsidiary in respect of any Hedging Contract at any time shall be determined as the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or Subsidiary would be required to pay if such Hedging Contract were terminated on the date of determination;

(i) A Termination Event occurs which, when taken together with all other Termination Events that have occurred, has resulted or would reasonably be expected to result in, liability of any Loan Party or Subsidiary in an aggregate amount in excess of $250,000 or (ii) any other event or condition shall occur or exist with respect to a Plan and such event or condition, together with all other such events or conditions and Termination Events, if any, would reasonably be expected to result in a Material Adverse Change;

(j) Any Loan Party or any Subsidiary:

(i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any Debtor Relief Law, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

(ii) commences a voluntary case under any Debtor Relief Law; or applies for or consents to the entry of an order for relief in an involuntary case under any such Debtor Relief Law; or makes a general assignment for the benefit of creditors; or is generally not paying (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action authorizing any of the foregoing; or

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(iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

(iv) suffers the entry against it of a final judgment for the payment of money in excess of $250,000 (not covered by insurance reasonably satisfactory to the Majority Lenders in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

(v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside; or

(vi) At any time after the execution and delivery thereof, (i) any guaranty granted by any Guarantor for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Security Document ceases to be (in whole or in part) in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have, or it shall be asserted in writing by any Loan Party not to have, a valid and perfected secured first priority security interest in any Collateral (subject only to Permitted Liens) purported to be covered by the Security Documents, in each case for any reason other than the failure of Administrative Agent to take any action within its control, (iii) any Loan Party, any Subsidiary or the Second Lien Trustee shall disavow or contest in writing (x) the effectiveness, validity or enforceability of the Intercreditor Agreement or (y) that the Intercreditor Agreement exists for the benefit of the Administrative Agent and the Lenders or (iv) any Loan Party or any of their respective Subsidiaries shall contest in writing the validity or enforceability of any Loan Document or any Lien on the Collateral or any purported Collateral in favor of Administrative Agent or deny in writing that it has any further liability under any Loan Document to which it is a party.

Upon the occurrence of an Event of Default described in subsection (j)(i), (j)(ii) or (j)(iii) of this section with respect to any Loan Party or any of its respective Subsidiaries, all of the Obligations shall thereupon be immediately and automatically due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrowers, each Loan Party and their

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respective Subsidiaries who at any time ratifies or approves this Agreement. During the continuance of any other Event of Default, Administrative Agent at any time and from time to time may, and upon written instructions from Majority Lenders, Administrative Agent shall, without notice to Borrowers, Loan Parties or any of their respective Subsidiaries, declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrowers, Loan Parties and their respective Subsidiaries who at any time ratifies or approves this Agreement. If the maturity of the Loans shall be accelerated under any provision of this paragraph of Section 8.1, a premium equal to the Applicable Premium (determined as if the Loans were repaid at the time of such acceleration at the option of the Borrowers pursuant to Section 2.6) shall become immediately due and payable, and the Borrowers will pay such premium, as compensation to the Lenders for the loss of their investment opportunity and not as a penalty, whether or not an Insolvency Proceeding has commenced, and (if an Insolvency Proceeding has commenced) without regard to whether such Insolvency Proceeding is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise. Without limiting the foregoing, any redemption, prepayment, repayment, or payment of the Obligations in or in connection with an Insolvency Proceeding shall constitute an optional prepayment thereof under the terms of Section 2.6 and require the immediate payment of the Applicable Premium.

Section 8.2 Remedies. If any Default shall occur and be continuing, the Administrative Agent may and, at the direction of the Majority Lenders, shall protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

Section 8.3 Application of Proceeds after Acceleration. After the exercise of remedies provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Secured Obligations shall be applied by Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and Majority Lenders (including fees and time charges for attorneys who may be employees of Administrative Agent or Majority Lenders) and amounts payable under Article III) payable to Administrative Agent in its capacity as such or Highbridge under any fee letter;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to Lenders and Lender Counterparties (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

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Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Lender Hedging Obligations, ratably among Lenders and the Lender Counterparties, in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and settlements under Hedging Contracts, ratably among Lenders and the Lender Counterparties in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

Administrative Agent shall have no responsibility to determine the existence or amount of Lender Hedging Obligations and may reserve from the application of amounts under this Section amounts distributable in respect of Lender Hedging Obligations until it has received evidence satisfactory to it of the existence and amount of such Lender Hedging Obligations.

ARTICLE IX- Administrative Agent

Section 9.1 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Wilmington Trust to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent and the Lenders, and neither the Loan Parties nor any of their respective Subsidiaries shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.2 Exculpatory Provisions. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

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Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to Administrative Agent by Borrowers or a Lender.

Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, therein or in any other Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). The Administrative Agent shall not be liable for interest on any money received by it except as the Administrative Agent may agree in writing with the Lenders and Borrower. Money held by the Agent hereunder need not be segregated from other funds except to the extent required by law.

Administrative Agent may, at any time, request instructions from the Lenders with respect to whether it should take or refrain from taking any action hereunder or under any other Loan Document (including after an Event of Default), or grant or withhold any approval or consent, and if such instructions are reasonably promptly requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval or consent and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval or consent under this Agreement or any other Loan Document until it shall have received such instructions from Majority Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Majority Lenders.

Administrative Agent shall have no responsibility or liability for any failure or delay in the performance of its obligations hereunder or under the other Loan Documents arising out of or

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caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

Administrative Agent shall not be responsible or liable for the environmental condition or any contamination of any property secured by any mortgage or deed of trust or for any diminution in value of any such property as a result of any contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant. Administrative Agent shall not be liable for any claims by or on behalf of the Lenders or any other person or entity arising from contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant, and the Administrative Agent shall have no duty or obligation to assess the environmental condition of any such property or with respect to compliance of any such property under state or federal laws pertaining to the transport, storage, treatment or disposal of, hazardous substances, hazardous materials, pollutants, or contaminants or regulations, permits or licenses issued under such laws.

Administrative Agent shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Borrower or any other debtor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

In executing and delivering any Loan Document or taking any action thereunder, the Administrative Agent shall enjoy all the rights, protections, immunities and indemnitees contained herein.

Section 9.3 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Administrative Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.4 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

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Section 9.5 Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.6 Sharing of Set-Offs and Other Payments. Each Lender Party agrees that if it shall, whether through the exercise of rights under Loan Documents or rights of banker’s lien, set off, or counterclaim against Borrowers or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Administrative Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Administrative Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Administrative Agent and all Lender Parties share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker’s lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrowers expressly consent to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker’s lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to Tribunal order to be paid on account of the possession of such funds prior to such recovery.

Section 9.7 Investments. Whenever Administrative Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds that it has received, or whenever Administrative Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, Administrative Agent may choose to defer distribution of the funds that are the subject of such uncertainty or dispute. If Administrative Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Administrative Agent is otherwise required to invest funds at the written direction of the Majority Lenders pending distribution to Lender Parties, Administrative Agent shall invest such funds pending distribution. In the absence of such written instruction from the Borrowers or Majority Lenders, the Administrative Agent shall have no duty to invest such funds. All interest on any such Investment shall be distributed upon resolution of the applicable dispute. All

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moneys received by Administrative Agent for distribution to Lender Parties (other than to the Person who is Administrative Agent in its separate capacity as a Lender Party) shall be held by Administrative Agent pending such distribution solely as Administrative Agent for such Lender Parties, and Administrative Agent shall have no equitable title to any portion thereof.

Section 9.8 Resignation of Administrative Agent. Administrative Agent may at any time give notice of its resignation to the Lenders and Borrowers. Upon receipt of any such notice of resignation, Majority Lenders shall have the right, in consultation with Borrowers, to appoint a successor. If no such successor shall have been so appointed by Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if Administrative Agent shall notify Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time as Majority Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.9 Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

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Section 9.10 [Reserved].

Section 9.11 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party or its respective Subsidiaries, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and their respective agents and counsel and all other amounts due Lenders and Administrative Agent under Sections 2.5 and 10.4) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.5 and 10.4. Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.12 Guaranty Matters. Each Lender hereby irrevocably authorizes Administrative Agent, at its option and in its discretion, to release any Guarantor from its guaranty of the Obligations (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder and (ii) upon payment in full of all Obligations (other than contingent indemnification obligations). Upon request by Administrative Agent at any time, each Lender will confirm in writing Administrative Agent’s authority to release any Guarantor from its obligations under such guaranty pursuant to this Section 9.12.

Section 9.13 Collateral Matters.

(a) Each Lender hereby irrevocably authorizes and directs Administrative Agent to enter into the Security Documents for the benefit of such Lender. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth in Section 10.1, any action taken by the Majority Lenders, in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Majority Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders.

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Administrative Agent is hereby authorized (but not obligated) on behalf of all of Lenders, without the necessity of any notice to or further consent from any Lender from time to time prior to, an Event of Default, to take any action with respect to any Collateral or Security Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

(b) Each Lender hereby irrevocably authorizes Administrative Agent, at its option and in its discretion,

(i) to release any Lien on any property granted to or held by Administrative Agent under any Loan Document (A) upon payment in full of all Obligations (other than contingent indemnification obligations), (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder, (C) subject to Section 10.1, if approved, authorized or ratified in writing by the Majority Lenders, or (D) in connection with any foreclosure sale or other disposition of Collateral by the Administrative Agent (or, to the extent permitted hereunder, any other Secured Party) after the occurrence of an Event of Default; and

(ii) to subordinate any Lien on any property granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement or any other Loan Document.

Upon request by Administrative Agent at any time, each Lender will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral pursuant to this Section 9.13.

(c) Subject to subsection (b) above, Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute such documents as may be necessary to evidence the release or subordination of the Liens granted to Administrative Agent for the benefit of Administrative Agent and Lenders herein or pursuant hereto upon the applicable Collateral; provided that (i) Administrative Agent shall not be required to execute any such document on terms that, in Administrative Agent’s opinion, would expose Administrative Agent to or create any liability or entail any consequence other than the release or subordination of such Liens without recourse or warranty and (ii) such release or subordination shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party or any of its respective Subsidiaries in respect of) all interests retained by any Loan Party or any of its respective Subsidiaries, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Administrative Agent shall be authorized to deduct all expenses reasonably incurred by Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(d) Administrative Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the Collateral exists or is owned by any Loan Party or any of its respective Subsidiaries or is cared for, protected or insured or that the Liens granted to Administrative Agent herein or in any of the Security Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted

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or available to Administrative Agent in this Section 9.13 or in any of the Security Documents. Beyond the exercise of reasonable care in the custody thereof of property held by it pursuant to the Loan Documents, the Administrative Agent shall have no duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Administrative Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Administrative Agent in good faith.

(e) Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders’ security interest in assets that, in accordance with Article 9 of the UCC, can be perfected only by possession. Should any Lender (other than Administrative Agent) obtain possession of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions.

Section 9.14 Agreement to Assignment of ISDA Master Agreement. Each Lender hereby agrees (on behalf of itself and any of its Affiliates party to Hedging Contract with any Loan Party) that the rights of the Loan Parties under Hedging Contracts with such Lender (or, if applicable, its Affiliate) may be included in the Collateral.

ARTICLE X- Miscellaneous

Section 10.1 Waivers and Amendments; Acknowledgements.

(a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Lender Party in exercising any right, power or remedy that such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Loan Party or its respective Subsidiaries shall in any case of itself entitle any Loan Party or its respective Subsidiaries to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is a Borrower, by such Borrower, (ii) if such party is Administrative Agent, by such party, and (iii) if such party is a Lender, by such Lender or by Administrative Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.9). Notwithstanding the foregoing or anything to the

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contrary herein, Administrative Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Administrative Agent may in its discretion withdraw any request it has made under Section 4.1), (2) increase the maximum amount that such Lender is committed hereunder to lend, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender’s Notes, (4) extend the Maturity Date or postpone any date fixed for any payment of any such fees, principal or interest, (5) amend the definition herein of “Majority Lenders” or otherwise change the aggregate amount of Percentage Shares which is required for Administrative Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrowers from their obligation to pay such Lender’s Obligations or any Guarantor from its Guaranty of such payment (except pursuant to Section 9.12), (7) release all or substantially all of the Collateral, (8) release any guaranty that guarantees the payment of any part of the Obligations or the Lender Hedging Obligations or the performance of any Loan Party’s or its respective Subsidiaries’ other duties and obligations under the Loan Documents, or (9) amend this Section 10.1(a).

(b) Acknowledgements and Admissions. RAAM and each Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Administrative Agent or any Lender Party, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender Party has any fiduciary obligation toward any Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrowers, the other Loan Parties and each of their respective Subsidiaries, on one hand, and each Lender Party, on the other hand, is and shall be solely that of debtor and creditor, respectively, provided that, solely for purposes of Section 10.5(c) Administrative Agent shall act as Administrative Agent of Borrower in maintaining the Register as set forth therein, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Loan Party or its respective Subsidiaries and any Lender Party, (vii) Administrative Agent is not Borrowers’ Administrative Agent, but Administrative Agent for Lender Parties, provided that, solely for purposes of Section 10.5(c) Administrative Agent shall act as Administrative Agent of Borrower in maintaining the Register as set forth therein, (viii) should an Event of Default or Default occur or exist, each Lender Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time (it being agreed and understood that, except with respect to rights of set-off or as otherwise expressly provided herein, such rights will be exercised by Majority Lenders), (ix) without limiting any of the foregoing, Borrowers are not relying upon any representation or covenant by any Lender Party, or any representative thereof, and no such representation or covenant has been made, that any Lender Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

(c) Joint Acknowledgment. This written Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

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THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 10.2 Survival of Agreements; Cumulative Nature. All of the Loan Parties’ and each of their respective Subsidiaries’ various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties’ obligations to Borrowers are terminated. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Loan Party or its respective Subsidiaries in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations that any Person may have to indemnify or compensate any Lender Party (including, without limitation, pursuant to Section 10.4) shall survive any termination of this Agreement or any other Loan Document. In addition, Articles VIII and IX shall survive until all of the Security Documents have been terminated. All statements and agreements contained in any certificate or other instrument delivered by any Loan Party or its respective Subsidiaries to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrowers or agreements and covenants of Borrowers under this Agreement. The representations, warranties, indemnities, and covenants made by the Loan Parties and each of their respective Subsidiaries in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

Section 10.3 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows (and, in all cases, accompanied by an email transmission substantially concurrent therewith) and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Loan Party or Administrative Agent; to the address, telecopier number, electronic mail address or telephone number specified for such person on the signature pages hereto;

(ii) if to any other Lender Party, to it at its address, telecopier number, electronic mail address or telephone number as specified on the signature pages hereto or the Assignment and Assumption with respect thereto.

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Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent and Majority Lenders, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent, any Loan Party and any Subsidiary may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Each Loan Party, its respective Subsidiaries and Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender Party may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrowers and the Administrative Agent.

Section 10.4 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. RAAM and Borrowers shall jointly and severally promptly pay (whether arising prior to, after or during an Insolvency Proceeding) (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document or transaction referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Administrative Agent and Lenders (including fees and expenses of attorneys, consultants, reserve engineers, accountants, and other advisors, travel costs and miscellaneous expenses) in connection with (1) the syndication or assignment (if any)

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of the credit facilities provided for herein, (2) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto (whether or not the transactions contemplated hereby or thereby shall be consummated), (3) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (4) any action reasonably required in the course of administration hereof, or (5) monitoring or confirming (or preparation or negotiation of any document related to) any Loan Party’s or any of its respective Subsidiaries’ compliance with any covenants or conditions contained in this Agreement or in any Loan Document, (iii) all reasonable administration fees of the Administrative Agent charged in connection with extraordinary or outside of the ordinary course administration matters, and (iv) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including fees and expenses of attorneys, consultants, reserve engineers, accountants, and other advisors, travel costs, court costs, and miscellaneous expenses) (A) in connection with the preservation of any rights under the Loan Documents, the exercise or enforcement of any rights or remedies under the Loan Documents (including this Section), or the defense of any such exercise or enforcement, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. Notwithstanding anything set forth herein to the contrary, the parties hereto agree that this Section 10.4(a) shall survive any termination of this Agreement

(b) Indemnification. RAAM and Borrowers shall jointly and severally indemnify Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) (whether arising prior to, after or during an Insolvency Proceeding), and shall jointly and severally indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party or any of its respective Subsidiaries arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by Borrowers or any of their Subsidiaries, or any environmental liability related in any way to Borrowers or any of their Subsidiaries or properties, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any of its respective Subsidiaries, and regardless of whether any Indemnitee is a party thereto. THE FOREGOING INDEMNIFICATION WILL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNITEE, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or

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willful misconduct of such Indemnitee or (y) result from a claim brought by any Loan Party or any of its respective Subsidiaries against an Indemnitee for a material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party or Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 10.4(b) shall not apply with respect to Indemnified Taxes or Other Taxes that are covered by Section 3.5 or to Excluded Taxes. Notwithstanding anything set forth herein to the contrary, the parties hereto agree that this Section 10.4(b) shall survive any termination of this Agreement.

(c) Reimbursement by Lenders. To the extent that Borrowers for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by them to Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Percentage Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) in its capacity as such or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) in connection with such capacity.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability (including under or related to Environmental Laws), for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

Section 10.5 Successors and Assigns; Joint and Several Liability.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrowers nor any Loan Party may assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto,

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their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $100,000, unless the Majority Lenders otherwise consent (such consent not to be unreasonably withheld or delayed);

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan assigned;

(iii) any assignment of a Loan must be approved by the Majority Lenders unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);

(iv) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with the Note subject to such assignment and pay to the Administrative Agent for its own account a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire; and

(v) no such assignment shall be made (x) to Borrower or any of Borrower’s Affiliates or Subsidiaries or (y) to a natural person.

Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits, and subject to the requirements, of Sections 3.2, 3.4, 3.5 and 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

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(c) Register. Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at its office referenced on the signature pages hereto a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrowers or Administrative Agent, sell participations to any Person (other than a natural person or Borrowers or any of Borrowers’ Affiliates or Subsidiaries), (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrowers, Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the fifth sentence of Section 10.1(a) that affects such Participant. Subject to subsection (e) of this Section, Borrowers agree that each Participant shall be entitled to the benefits, of Sections 3.2, 3.4 and 3.5 (subject to the requirements and limitations therein, including the requirements under Section 3.5(e) (it being understood that the documentation required under Section 3.5(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 6.14 as though it were a Lender, provided such Participant agrees to be subject to Section 9.6 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive

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absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.2 and 3.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.5 unless such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.5(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Joint and Several Liability. All Obligations that are incurred by two or more Borrowers, Loan Parties or Subsidiaries shall be their joint and several obligations and liabilities.

(h) [Reserved].

Section 10.6 Confidentiality. Each of Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, members, directors, officers, equityholders, employees, agents, leverage facility and loan providers, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section or otherwise customary, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrowers and their obligations, (g) with the consent of Borrowers, (h) to the extent such Information (x) is or becomes publicly available other than as a result of a breach of this Section or (y) is or becomes available to Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party or any Subsidiary thereof or (g) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from the Administrative Agent or such Lender). The parties hereto hereby acknowledge and agree that

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effective immediately and automatically upon the Closing Date, that certain (i) commitment letter dated as of August 15, 2014 by and among Borrowers, RAAM and Highbridge (other than with respect to the indemnification, expense reimbursement and confidentiality provisions therein and Sections 12 and 20 therein and any claims, breaches or causes of actions that have arisen thereunder on or prior to the Closing Date) and (ii) confidentiality letter dated as of July 10, 2014 by and among RAAM and Highbridge shall, in each case, be terminated and of no further force or effect.

For purposes of this Section, “Information” means all information received from Borrowers or any of their Subsidiaries relating to Borrowers or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Borrowers or any of their Subsidiaries or is demonstrated by the Administrative Agent, any Lender or any of their respective Affiliates to have been independently developed or derived without reliance on any such information, provided that, in the case of information received from Borrowers or any of their Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.7 Governing Law; Submission to Process; Waiver of Venue; Service of Process.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) SUBMISSION TO JURISDICTION. BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR THEMSELVES AND THEIR PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN OR, TO THE EXTENT PERMITTED BY LAW, OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWERS OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(c) WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.3. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.8 Limitation on Interest. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall jointly and severally pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans or be refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, characterize any payment that is not principal as an expense, fee, or premium rather than interest, exclude voluntary prepayments and the effects thereof, and amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

Section 10.9 Termination; Limited Survival. In their discretion Borrowers may at any time that no Secured Obligations (other than indemnity obligations and similar obligations that

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survive the termination of this Agreement for which no notice of a claim has been received by Borrowers) are outstanding or otherwise owing elect in a written notice delivered to Administrative Agent to terminate this Agreement. Upon receipt by Administrative Agent of such a notice, if no such Secured Obligations are then outstanding or owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Loan Party or any of its respective Subsidiaries in any Loan Document, any Obligations under Sections 3.2 through Section 3.6, any obligations which any Person may have to indemnify or compensate any Secured Party (including, without limitation, arising under Article IX or Section 10.4 herein) and any other provision which expressly survives termination hereof shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrowers, Administrative Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Administrative Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

Section 10.10 Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

Section 10.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.12 Waiver of Jury Trial, Punitive Damages, etc. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), AND (B) ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LEGAL PROCEEDING ANY “SPECIAL DAMAGES,” AS DEFINED BELOW. EACH PARTY HERETO (X) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (Y) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN

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DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS THAT ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

Section 10.13 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party and its respective Subsidiaries that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56) (signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party and each of its respective Subsidiaries, which information includes the name and address of each Loan Party and its respective Subsidiaries and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Loan Parties and such Subsidiaries in accordance with the Act.

Section 10.14 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by this Agreement, the Loan Parties and their respective Subsidiaries acknowledge and agree, and acknowledge their Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties and their respective Subsidiaries, on the one hand, and the Lenders and Administrative Agent, on the other hand, and the Loan Parties and each of their respective Subsidiaries is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Lenders and Administrative Agent are and have been acting solely as principals and is not the financial advisor, agent or fiduciary, for the Loan Parties, any of their respective Subsidiaries or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) Neither the Lenders nor the Administrative Agent have either assumed nor will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties or any of their respective Subsidiaries with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Lenders and Administrative Agent have advised or is currently advising the Loan Parties, any of their respective Subsidiaries or any of their respective Affiliates on other matters) and neither the Lenders nor Administrative Agent have any obligation to any Loan Party, any of its respective Subsidiaries or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Lenders and Administrative Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties, each of their respective Subsidiaries and their respective Affiliates, and Administrative Agent has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) Neither the Lenders nor Administrative Agent will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document)

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and each of the Loan Parties and each of their respective Subsidiaries has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Loan Party and each of their respective Subsidiaries hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Lenders and Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty.

Section 10.15 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, or any such Affiliate to or for the credit or the account of the Loan Parties or any of their Subsidiaries against any and all of the obligations of any Loan Party or Subsidiary now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party or Subsidiary may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify Borrowers and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.16 Amendment and Restatement. This Agreement amends and restates in its entirety the Existing Credit Agreement, and from and after the date hereof, the terms and provisions of the Existing Credit Agreement shall, subject to this Section 10.16, be superseded by the terms and provisions of this Agreement in all respects. All references to the “Credit Agreement” contained in the Loan Documents delivered in connection with the Existing Credit Agreement or this Agreement shall, and shall be deemed to, refer to this Agreement.

Notwithstanding the foregoing, the parties hereto hereby agree that (i) the Existing Indebtedness, all accrued and unpaid interest thereon, and all accrued and unpaid fees under the Existing Credit Documents shall be deemed to be Indebtedness of Borrowers continuing and outstanding under and governed by this Agreement, (ii) all Liens securing the Existing Indebtedness shall continue in full force and effect to secure the Secured Obligations and shall constitute continuing Secured Obligations and shall continue as such to be secured by the Collateral (it being agreed and understood that this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of such Secured Obligations and the Liens securing payment of the Secured Obligations under the Existing Credit Agreement, as amended and restated in the form of this Agreement, shall in all respects be continuing, securing the payment of all Secured Obligations) and (iii) any Default outstanding under the Existing Credit Agreement as in effect immediately prior to the effectiveness hereof, shall no longer be deemed outstanding upon giving effect to this Agreement (except for any event or occurrence that constitutes an Event of Default under Section 8.1 of this Agreement). For the avoidance of doubt, the parties hereto acknowledge and agree that effective pursuant to this Agreement, the revolving loans and revolving loan commitments outstanding and in effect immediately prior to giving effect to this Agreement (if any) have been converted into term loans and term loan

110	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

commitments, as applicable, having the terms agreed to herein and under no circumstances shall any such revolving loans or revolving loan commitments be deemed outstanding or in effect for any purpose hereunder.

Section 10.17 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under its guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.17 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.17, or otherwise under the applicable guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the payment in full of the Secured Obligations and termination of this Agreement. Each Qualified ECP Guarantor intends that this Section 10.17 constitute, and this Section 10.17 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Lender Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

111	[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

RAAM GLOBAL ENERGY COMPANY,
as a Guarantor

By:	/s/ Jeffrey T. Craycraft
Jeffrey T. Craycraft
Treasurer

CENTURY EXPLORATION NEW ORLEANS, LLC, Borrower

By:	/s/ Jeffrey T. Craycraft
Jeffrey T. Craycraft
Treasurer

CENTURY EXPLORATION HOUSTON, LLC, Borrower

By:	/s/ Jeffrey T. Craycraft
Jeffrey T. Craycraft
Treasurer

CENTURY EXPLORATION RESOURCES, LLC, Borrower

By:	/s/ Jeffrey T. Craycraft
Jeffrey T. Craycraft
Treasurer

Address:
1537 Bull Lea Road
Attention:	Jeffrey T. Craycraft
Lexington, Kentucky 40511
Telephone:	(859) 253-1300
Facsimile:	(859) 281-6066
Email:

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Jeffrey Rose
Name:	Jeffrey Rose
Title:	Vice President

50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: Century Exploration
Resources LLC Administrator
Facsimile: (612) 217-5651
Email: jrose@wilmingtontrust.com

HIGHBRIDGE PRINCIPAL STRATEGIES – SPECIALTY LOAN FUND III, L.P., as a Lender

By: Highbridge Principal Strategies, LLC, as Trading Manager

By:	/s/ Marcus Colwell
Name:	Marcus Colwell
Title:	Managing Director

Address:
40 West 57th Street, Floor 32
New York, NY 10019
Attn: Don Dimitrievich
Facsimile: (212) 520-3874
Email: Don.Dimitrievich@highbridge.com

and

40 West 57th Street, Floor 32
New York, NY 10019
Attn: Jeff Hostettler
Facsimile: (646) 746-8679
Email: jeff.hostettler@highbridge.com

with a copy to:

William Bos
Kirkland & Ellis LLP
600 Travis Street, Suite 2400
Houston, TX 77002
Facsimile: (713) 835-3601 Email: william.bos@kirkland.com

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

HIGHBRIDGE PRINCIPAL STRATEGIES – SPECIALTY LOANS INSTITUTIONAL FUND III, L.P., as a Lender

By: Highbridge Principal Strategies, LLC, as Trading Manager

By:	/s/ Marcus Colwell
Name:	Marcus Colwell
Title:	Managing Director

Address:
40 West 57th Street, Floor 32
New York, NY 10019
Attn: Don Dimitrievich
Facsimile: (212) 520-3874
Email: Don.Dimitrievich@highbridge.com

and

40 West 57th Street, Floor 32
New York, NY 10019
Attn: Jeff Hostettler
Facsimile: (646) 746-8679
Email: jeff.hostettler@highbridge.com

with a copy to:

William Bos
Kirkland & Ellis LLP
600 Travis Street, Suite 2400
Houston, TX 77002
Facsimile: (713) 835-3601
Email: william.bos@kirkland.com

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

HIGHBRIDGE SPECIALTY LOAN SECTOR A INVESTMENT FUND, L.P., as a Lender

By: Highbridge Principal Strategies, LLC, as Trading Manager

By:	/s/ Marcus Colwell
Name:	Marcus Colwell
Title:	Managing Director

Address:
40 West 57th Street, Floor 32
New York, NY 10019
Attn: Don Dimitrievich
Facsimile: (212) 520-3874
Email: Don.Dimitrievich@highbridge.com

and

40 West 57th Street, Floor 32
New York, NY 10019
Attn: Jeff Hostettler
Facsimile: (646) 746-8679
Email: jeff.hostettler@highbridge.com

with a copy to:

William Bos
Kirkland & Ellis LLP
600 Travis Street, Suite 2400
Houston, TX 77002
Facsimile: (713) 835-3601
Email: william.bos@kirkland.com

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

HIGHBRIDGE SPECIALTY LOAN INSTITUTIONAL HOLDINGS LIMITED, as a Lender

By: Highbridge Principal Strategies, LLC, its investment manager

By:	/s/ Marcus Colwell
Name:	Marcus Colwell
Title:	Managing Director

Address:
40 West 57th Street, Floor 32
New York, NY 10019
Attn: Don Dimitrievich
Facsimile: (212) 520-3874
Email: Don.Dimitrievich@highbridge.com

and

40 West 57th Street, Floor 32
New York, NY 10019
Attn: Jeff Hostettler
Facsimile: (646) 746-8679
Email: jeff.hostettler@highbridge.com

with a copy to:

William Bos
Kirkland & Ellis LLP
600 Travis Street, Suite 2400 Houston, TX 77002
Facsimile: (713) 835-3601
Email: william.bos@kirkland.com

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

HIGHBRIDGE PRINCIPAL STRATEGIES - SPECIALTY LOAN VG FUND, L.P., as a Lender

By: Highbridge Principal Strategies, LLC, its Manager

By:	/s/ Marcus Colwell
Name:	Marcus Colwell
Title:	Managing Director

Address:
40 West 57th Street, Floor 32
New York, NY 10019
Attn: Don Dimitrievich
Facsimile: (212) 520-3874
Email: Don.Dimitrievich@highbridge.com

and

40 West 57th Street, Floor 32
New York, NY 10019
Attn: Jeff Hostettler
Facsimile: (646) 746-8679
Email: jeff.hostettler@highbridge.com

with a copy to:

William Bos
Kirkland & Ellis LLP
600 Travis Street, Suite 2400
Houston, TX 77002
Facsimile: (713) 835-3601
Email: william.bos@kirkland.com

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

HIGHBRIDGE PRINCIPAL STRATEGIES - NDT SENIOR LOAN FUND, L.P., as a Lender

By: Highbridge Principal Strategies, LLC, its trading Manager

By:	/s/ Marcus Colwell
Name:	Marcus Colwell
Title:	Managing Director

Address:
40 West 57th Street, Floor 32
New York, NY 10019
Attn: Don Dimitrievich
Facsimile: (212) 520-3874
Email: Don.Dimitrievich@highbridge.com

and

40 West 57th Street, Floor 32
New York, NY 10019
Attn: Jeff Hostettler
Facsimile: (646) 746-8679
Email: jeff.hostettler@highbridge.com

with a copy to:

William Bos
Kirkland & Ellis LLP
600 Travis Street, Suite 2400
Houston, TX 77002
Facsimile: (713) 835-3601
Email: william.bos@kirkland.com

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

HIGHBRIDGE PRINCIPAL STRATEGIES - JADE REAL ASSETS FUND, L.P., as a Lender

By: Highbridge Principal Strategies, LLC, its investment manager

By:	/s/ Marcus Colwell
Name:	Marcus Colwell
Title:	Managing Director

Address:
40 West 57th Street, Floor 32
New York, NY 10019
Attn: Don Dimitrievich
Facsimile: (212) 520-3874
Email: Don.Dimitrievich@highbridge.com

and

40 West 57th Street, Floor 32
New York, NY 10019
Attn: Jeff Hostettler
Facsimile: (646) 746-8679
Email: jeff.hostettler@highbridge.com

with a copy to:

William Bos
Kirkland & Ellis LLP
600 Travis Street, Suite 2400
Houston, TX 77002 Facsimile: (713) 835-3601
Email: william.bos@kirkland.com

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

HIGHBRIDGE AIGUILLES ROUGES
SECTOR A INVESTMENT FUND, L.P., as a Lender

By: Highbridge Principal Strategies, LLC, as Manager

By:	/s/ Marcus Colwell
Name:	Marcus Colwell
Title:	Managing Director

Address:
40 West 57th Street, Floor 32
New York, NY 10019
Attn: Don Dimitrievich
Facsimile: (212) 520-3874
Email: Don.Dimitrievich@highbridge.com

and

40 West 57th Street, Floor 32
New York, NY 10019
Attn: Jeff Hostettler
Facsimile: (646) 746-8679
Email: jeff.hostettler@highbridge.com

with a copy to:

William Bos
Kirkland & Ellis LLP
600 Travis Street, Suite 2400
Houston, TX 77002
Facsimile: (713) 835-3601
Email: william.bos@kirkland.com

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

LINCOLN INVESTMENT SOLUTIONS, INC.,
as a Lender

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	/s/ Marcus Colwell
Name:	Marcus Colwell
Title:	Managing Director

Address:
40 West 57th Street, Floor 32
New York, NY 10019
Attn: Don Dimitrievich
Facsimile: (212) 520-3874
Email: Don.Dimitrievich@highbridge.com

and

40 West 57th Street, Floor 32
New York, NY 10019
Attn: Jeff Hostettler
Facsimile: (646) 746-8679
Email: jeff.hostettler@highbridge.com

with a copy to:

William Bos
Kirkland & Ellis LLP
600 Travis Street, Suite 2400
Houston, TX 77002
Facsimile: (713) 835-3601
Email: william.bos@kirkland.com

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

AMERICAN UNITED LIFE INSURANCE COMPANY, as a Lender

By: Highbridge Principal Strategies, LLC, its investment manager

By:	/s/ Marcus Colwell
Name:	Marcus Colwell
Title:	Managing Director

Address:
40 West 57th Street, Floor 32
New York, NY 10019
Attn: Don Dimitrievich
Facsimile: (212) 520-3874
Email: Don.Dimitrievich@highbridge.com

and

40 West 57th Street, Floor 32
New York, NY 10019
Attn: Jeff Hostettler
Facsimile: (646) 746-8679
Email: jeff.hostettler@highbridge.com

with a copy to:

William Bos
Kirkland & Ellis LLP
600 Travis Street, Suite 2400
Houston, TX 77002
Facsimile: (713) 835-3601
Email: william.bos@kirkland.com

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

BP ENERGY COMPANY, as a Lender

By:	/s/ Rob Gorski
Name:	Rob Gorski
Title:	VP BPEC

Address:
201 Helios Way
Houston, TX 77079
Attn: Russell Diamond
Fax: 713-354-0996
Email: Russell.Diamond@bp.com

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

CARGILL, INCORPORATED, as a Lender

By:	/s/ Marc D. Rubenstein
Name:	Marc D. Rubenstein
Title:	Credit Manager, Authorized

Address:
9350 Excelsior Blvd
Hopkins, MN 55343
Attn: ERM Credit
Facsimile: 952-367-0849
Email: Marc_rubenstein@cargill.com

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

Schedule 1

Disclosure Schedule

To supplement the following sections of the Agreement of which this Schedule is a part, Borrowers hereby make the disclosures set forth on the attached:

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

SECTION 5.2

ORGANIZATION AND GOOD STANDING

None.

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

SECTION 5.6

MATERIAL ADVERSE CHANGE TO INITIAL FINANCIAL STATEMENTS

None.

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

SECTION 5.7

OTHER OBLIGATIONS AND RESTRICTIONS

None.

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

SECTION 5.9

LITIGATION

None.

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

SECTION 5.10

LABOR DISPUTES AND ACTS OF GOD

None.

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

SECTION 5.11

ERISA PLANS AND LIABILITIES

None.

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

SECTION 5.12

ENVIRONMENTAL

1.	RAAM and three other operators in the Breton Sound Area are required to design and conduct a produced water study pursuant to a compliance order issued by the Louisiana Department of Environmental Quality (LDEQ) prohibiting the commercial discharge of produced water from facilities in coastal waters of Louisiana. The group has hired the appropriate consultants to assist with the study design. The group is currently waiting on the LDEQ to issue a revised Compliance Order, outlining the revised compliance schedule based on the agreed upon modifications. Once the program format has been approved by the LDEQ, we will implement the program by collecting samples of produced water ready for discharge and recording the analytical results of testing performed. The Company is awaiting a revised compliance order and new compliance schedule from LDEQ, so that the necessary sampling and analyses may be performed and the results evaluated to determine whether a waiver may be issued by the LDEQ that would allow similar type discharges from these coastal facilities on a going forward basis or if other, potentially more costly, remedial measures, such as the injection of generated produced water into offshore disposal wells, may be warranted. RAAM estimates its maximum exposure to be approximately $3,500,000 if required to convert an existing well to salt-water disposal well in order to comply with any LDEQ requirement that may be promulgated.

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

SECTION 5.13

NAMES AND PLACES OF BUSINESS

1.	RAAM Global Energy Company

1537 Bull Lea Road, Suite 200

Lexington, KY 40511

2.	Century Exploration Resources, LLC

10210 Grogan’s Mill Road, Suite 300

The Woodlands, TX 77380

3.	Century Exploration New Orleans, LLC

Three Lakeway Center,

3838 North Causeway Blvd., Suite 2800

Metairie, LA 70002

4.	Century Exploration Houston, LLC

10210 Grogan’s Mill Road, Suite 300

The Woodlands, TX 77380

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

SECTION 5.14

BORROWER’S SUBSIDIARIES

None.

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

SECTION 5.18

TITLE TO PROPERTIES; LIABILITIES

None.

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

SECTION 5.22

SALE OF PROPERTIES

Production Sales contracts or Marketing contracts which cannot be cancelled within 180 days:

1.	Enterprise GC LLC – gas gathering and processing agreement for wells located in Jasper County, Orange County and Hardin County, Texas, Meter # 034706, through October 1, 2015.

2.	Centana Intrastate Pipeline, LLC – gas purchaser and processor of a portion of the volumes from wells located in Jasper County, Orange County and Hardin County, Texas delivered at the inlet of Centana’s facilities in Newton County, Texas through March 1, 2015.

3.	Seneca Resources Corporation – gas purchaser for wells located in Kern County, California with a primary term of three years from the effective date of November 1, 2012.

4.	Osage Hills Pipeline Company, L.L.C. – gas purchaser for all acreage from Osage County, Oklahoma operated by Performance Energy Resources LLC for the life of the oil and gas leases committed under this contract

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

SECTION 5.23

OPERATIONS OF OIL AND GAS PROPERTIES OF RESTRICTED PERSONS

None.

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

SECTION 5.24

LITIGATION

1.	Borrowers and RAAM are aware of a recently-filed class action lawsuit, filed on behalf of surface landowners, challenging the validity of oil and gas leases granted by the Osage Nation on the grounds of noncompliance with environmental laws in connection with the leasing process. RAAM has not been named a party in such suit. The First Amended Complaint was filed on behalf of Martha Donelson and John Friend, on behalf of themselves and on behalf of all similarly situated persons, against the United States of America, Department of Interior, Bureau of Indian Affairs, et. al. Such complaint was filed August 11, 2014 in the Northern District of Oklahoma, with Case No. 14-CV-316-JHP-TLW. Litigation is in the early stages, and the time for answers to the complaint has not yet passed. As such, the potential impacts of such litigation on the Borrowers and RAAM is uncertain at this time.

2.	Ancelet, et al v Century Exploration Houston, LLC, et al, 15th Judicial District court, State of Louisiana, Case No. C2014353A: This case was originally filed by the Plaintiffs, Barry and Mary Ancelet, on July 11, 2014 against Condor Petroleum Corporation, ConocoPhillips Company, J.P. Owen and Company, Inc., Oxy USA, Inc., chevron USA, Inc., and Gas Transportation Corp., claiming contamination or otherwise damage to certain property in Lafayette Parish, Louisiana. The Plaintiffs claim to have various potential interests in the subject property as owners, successors in interest, lessors, etc. The Plaintiffs claim the contamination was caused by exploration or production activities of the various defendants, particularly in what is described as the North Ossun Oil and Gas Field. The Plaintiffs seek an unspecified amount for compensatory damages as the court may find as the cost of restore the property to its original condition, punitive and exemplary damages, and alleged diminution in value of the property. The complaint appears to relate to a well described as the Arceneaux #1 well. On August 12, 2014, the Plaintiffs filed a Second Supplemental and Amending Petition in which it names Century Exploration Houston, LLC (Century) as a defendant based on Century having held a lease on the subject property from March 17, 2005 to November 14, 2005. This was by virtue of an assignment of lease rights form Pride Oil and Gas to Century. A number of additional new defendants were also added to the case in the supplemental filing by the Plaintiffs. It appears that Century did drill a well in the area, but not on the property of the Plaintiffs, which is not the well described in the petitions. There are no other allegations of property damage particular to the Plaintiff’s property by Century other than Century having obtained an assignment of lease rights form Pride. The Plaintiffs have provided a list/history of operators of the subject Arceneaux #1 well and Century does not appear on that list. It does appear that Century drilled a well on a different property, other than that of the Plaintiffs, which was ultimately a dry hole and went through P&A. The suit has only recently been served on Century and an extension of time to investigate and respond has been filed with the court on behalf of Century. The matter is only now under investigation, however, the initial indications appear to show very little, if any, exposure to Century and it is anticipated that Century may be able to be dismissed on motion practice. Since the extent of any property contamination, if any, on the Plaintiff’s property is unknown and not described by the Plaintiffs in the petition, it is not possible at this point to designate any extent of even possible exposure to Century.

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

SECTION 6.24

POST-CLOSING OBLIGATIONS

1.	By no later than thirty (30) days following the Closing Date, each Loan Party shall have delivered account control agreements in favor of the Administrative Agent, for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Majority Lenders, with respect to each of its deposit accounts and securities accounts, if any, in existence on the Closing Date (other than any deposit accounts meeting any of the requirements set forth in the last sentence of Section 3.2(h) of the Fifth Amended and Restated Security Agreement dated as of even date herewith among the Loan Parties and the Administrative Agent) either by assignment of its existing deposit account control agreement(s) in favor of the Existing Administrative Agent or execution of a new account control agreement among such Loan Party, the Administrative Agent and the depositary bank or securities intermediary, as applicable.

2.	By no later than thirty (30) days following the Closing Date, each Loan Party shall have delivered endorsements to the Administrative Agent satisfying the requirements of Section 6.8 herein and, in each case, in form and substance reasonably satisfactory to the Majority Lenders.

3.	By no later than ten (10) Business Days following the Closing Date, each Loan Party shall have delivered to the Administrative Agent (i) evidence that the leases set forth below have been filed with the recording offices located in St. Mary’s Parish, Louisiana (the “St. Mary’s Recording Office”) and, in the case of the Block 153 Lease, Terrebonne, Louisiana (the “Terrebonne Recording Office”) and (ii) acts of correction or such other documentation as Majority Lenders may reasonably request in order to create a valid, perfected mortgage and security interest in the Property set forth below, which such documentation shall be in proper form for filing in the St. Mary’s Recording Office and, in the case of the Block 153 Lease, the Terrebonne Recording Office, in each case, in form and substance reasonably satisfactory to the Majority Lenders.

Original Lessor(s)	Original Lessee(s)	Serial No.	Lease date	Description
United States of America	Gulf Refining Company	OCS 0419	11/1/1954	Block 150, Ship Shoal Area, OCS Leasing Map, Louisiana, recorded under File 1462707, Conveyance Book 2391, page 872 of the Clerk of Court’s records of Terrebonne Parish Louisiana.

United States of America	Gulf Refining Company	OCS 0420	11/1/1954	Block 154, Ship Shoal Area, OCS Leasing Map, Louisiana recorded under File 1462706, Conveyance Book 2391, page 869 of the Clerk of court’s records of Terrebonne Parish, Louisiana.

United States of America	British-Borneo Exploration, Inc.	OCS-G 18011	7/1/1997	E/2 NE/4 NE/4 of Block 153, Ship Shoal Area, OCS Leasing Map, Louisiana Map No. 5. (the “Block 153 Lease”)

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

SECTION 7.12

GUARANTOR SUBSIDIARIES

None.

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

SECTION 7.12(b)

CHARTER IV – PROPERTIES AND LIABILITIES

Properties:

1.	Ship Shoal Block 150, exploratory wells to be drilled down dip of the J3 oil sand producing in the C-3 well with the first well named C-8 well – 7.5% WI

Liabilities, as of June 30, 2014:

1.	RAAM Global and subsidiaries – $3,128,347.

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

SECTION 7.12(c)

CHAMPION & CHAMPION UK – PROPERTIES AND LIABILITIES

Properties:

1.	Tax Asset from Historic Capital Spending in the North Sea*

*	The value of this tax asset cannot be quantified at this moment, and there is a possibility that the value may never be realized.

Liabilities:

None.

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

Schedule 2A

Security Schedule

Fifth Amended and Restated Security Agreement dated as of the date hereof delivered by the Loan Parties in favor of the Administrative Agent (the “Security Agreement”).

Fourth Amended and Restated Guaranty dated as of the date hereof delivered by Holdings in favor of the Administrative Agent.

The Third Amended and Restated Notice of Reinscription, Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of the date hereof delivered by each Loan Party to Don Dimitrievich, as Trustee, and the Administrative Agent.

The Amended and Restated Deed of Trust, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of the date hereof delivered by each Loan Party for the benefit of the Administrative Agent.

The Amended and Restated Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of the date hereof delivered by each Loan Party for the benefit of the Administrative Agent.

Intercompany Note and endorsement thereto.

Deposit account control agreements, securities account control agreements and assignments with respect thereto to the extent required by the Security Agreement and Section 6.24 herein.

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

Schedule 3

Lenders Schedule

Lenders	Commitment	Percentage Share

Highbridge Principal Strategies - Specialty Loan Fund III, L.P.	$21,100,118.00	24.82366824%
Highbridge Specialty Loan Sector A Investment Fund, L.P.	$29,417,310.00	34.60860000%
Highbridge Specialty Loan Institutional Holdings Limited	$4,889,234.00	5.75204000%
Highbridge Principal Strategies - Specialty Loan Institutional Fund III, L.P.	$6,047,868.00	7.11513882%
Highbridge Principal Strategies - Specialty Loan VG Fund, L.P.	$5,036,061.00	5.92477765%
Highbridge Principal Strategies - NDT Senior Loan Fund, L.P.	$3,125,314.00	3.67684000%
Highbridge Principal Strategies - Jade Real Assets Fund, L.P.	$2,933,541.00	3.45122471%
Highbridge Aiguilles Rouges Sector A Investment Fund, L.P.	$7,361,319.00	8.66037529%
Lincoln Investment Solutions, Inc.	$2,933,541.00	3.45122471%
American United Life Insurance Company	$1,955,694.00	2.30081647%
Cargill, Incorporated	$100,000.00	0.11764706%
BP Energy Company	$100,000.00	0.11764706%

TOTAL LENDERS	$85,000,000.00	100.00000000%

“Domestic Lending Office”

Highbridge Principal Strategies - Specialty Loan Fund III, L.P.

Highbridge Specialty Loan Sector A Investment Fund, L.P.

Highbridge Specialty Loan Institutional Holdings Limited

Highbridge Principal Strategies - Specialty Loan Institutional Fund III, L.P.

Highbridge Principal Strategies - Specialty Loan VG Fund, L.P.

Highbridge Principal Strategies - NDT Senior Loan Fund, L.P.

Highbridge Principal Strategies - Jade Real Assets Fund, L.P.

Highbridge Aiguilles Rouges Sector A Investment Fund, L.P.

Lincoln Investment Solutions, Inc.

American United Life Insurance Company

40 West 57th Street, Floor 32

New York, NY 10019

Cargill, Incorporated

9350 Excelsior Boulevard, MS #150

Hopkins, Minnesota 55343-9439

BP Energy Company

201 Helios Way

Houston, TX 77079

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]

“Eurodollar Lending Office”

Highbridge Principal Strategies - Specialty Loan Fund III, L.P.

Highbridge Specialty Loan Sector A Investment Fund, L.P.

Highbridge Specialty Loan Institutional Holdings Limited

Highbridge Principal Strategies - Specialty Loan Institutional Fund III, L.P.

Highbridge Principal Strategies - Specialty Loan VG Fund, L.P.

Highbridge Principal Strategies - NDT Senior Loan Fund, L.P.

Highbridge Principal Strategies - Jade Real Assets Fund, L.P.

Highbridge Aiguilles Rouges Sector A Investment Fund, L.P.

Lincoln Investment Solutions, Inc.

American United Life Insurance Company

40 West 57th Street, Floor 32

New York, NY 10019

Cargill, Incorporated

9350 Excelsior Boulevard, MS #150

Hopkins, Minnesota 55343-9439

BP Energy Company

201 Helios Way

Houston, TX 77079

[FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]